                                                                     Exhibit 4.1

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF MAY 29, 2002

                                      AMONG

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION,

                                   AS BORROWER

                         BANC ONE CAPITAL MARKETS, INC.,

                        AS SOLE LEAD ARRANGER/BOOK RUNNER

                                       AND

                                  BANK ONE, NA,
                             AS ADMINISTRATIVE AGENT

                                       AND

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT

                                       AND

                                   FLEET BANK,
                             WELLS FARGO BANK, N.A.,
                         DEUTSCHE BANK SECURITIES INC.,
                             AS DOCUMENTATION AGENTS

                                       AND

                                 COMMERZBANK AG,
                             AS DOCUMENTATION AGENT

                                       AND

                                WACHOVIA BANK, NA
                                AS MANAGING AGENT

                                       AND

                               FIRSTAR BANK, N.A.,
                                ING CAPITAL LLC,
                               J.P. MORGAN CHASE,
                                  AS CO-AGENTS

                                       AND

                               THE SEVERAL LENDERS
                                      FROM
                          TIME TO TIME PARTIES HERETO,
                                   AS LENDERS

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE I DEFINITIONS........................................................1

ARTICLE II THE CREDIT.......................................................21

   2.1    Commitments; Reduction or Increase in Aggregate Commitment........21
   2.2    Final Principal Payment...........................................21
   2.3    Ratable and Nonratable Loans......................................22
   2.4    Applicable Margins................................................22
   2.5    Facility Fee......................................................23
   2.6    Other Fees........................................................23
   2.7    Minimum Amount of Each Advance....................................23
   2.8    Optional Principal Payments.......................................23
   2.9    Method of Selecting Types and Interest Periods for New Advances...23
   2.10   Conversion and Continuation of Outstanding Advances...............24
   2.11   Changes in Interest Rate, Etc.....................................25
   2.12   Rates Applicable After Default....................................25
   2.13   Method of Payment.................................................25
   2.14   Notes; Telephonic Notices.........................................26
   2.15   Interest Payment Dates; Interest and Fee Basis....................26
   2.16   Notification of Advances, Interest Rates and Prepayments..........26
   2.17   Lending Installations.............................................27
   2.18   Non-Receipt of Funds by the Administrative Agent..................27
   2.19   Replacement of Lenders under Certain Circumstances................27
   2.20   Swingline Loans...................................................28
   2.21   Competitive Bid Loans.............................................29
   2.22   Agent Administered Competitive Bid Loans..........................30
   2.23   Competitive Bid Loans Administered by Borrower....................34
   2.24   Application of Moneys Received....................................37
   2.25   Usury.............................................................37
   2.25   Maximum Legal Rate................................................38

ARTICLE III CHANGE IN CIRCUMSTANCES.........................................44

   3.1    Yield Protection..................................................44
   3.2    Changes in Capital Adequacy Regulations...........................45
   3.3    Availability of Types of Advances.................................45
   3.4    Funding Indemnification...........................................46
   3.5    Taxes.............................................................46
   3.6    Lender Statements; Survival of Indemnity..........................48

ARTICLE IV CONDITIONS PRECEDENT.............................................49

   4.1    Initial Advance...................................................49
   4.2    Each Advance......................................................50

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................51

   5.1    Existence.........................................................51



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   5.2    Authorization and Validity..........................................51
   5.3    No Conflict; Government Consent.....................................51
   5.4    Financial Statements; Material Adverse Change.......................52
   5.5    Taxes...............................................................52
   5.6    Litigation and Guarantee Obligations................................52
   5.7    Subsidiaries........................................................52
   5.8    ERISA...............................................................53
   5.9    Accuracy of Information.............................................53
   5.10   Regulation U........................................................53
   5.11   Material Agreements.................................................53
   5.12   Compliance With Laws................................................53
   5.13   Ownership of Properties.............................................54
   5.14   Investment Company Act..............................................54
   5.15   Public Utility Holding Company Act..................................54
   5.16   Solvency............................................................54
   5.17   Insurance...........................................................54
   5.18   REIT Status.........................................................55
   5.19   Environmental Matters...............................................55

ARTICLE VI COVENANTS..........................................................56

   6.1    Financial Reporting.................................................56
   6.2    Use of Proceeds.....................................................58
   6.3    Notice of Default...................................................58
   6.4    Conduct of Business.................................................58
   6.5    Taxes...............................................................58
   6.6    Insurance...........................................................59
   6.7    Compliance with Laws................................................59
   6.8    Maintenance of Properties...........................................59
   6.9    Inspection..........................................................59
   6.10   Maintenance of Status...............................................59
   6.11   Dividends...........................................................59
   6.12   Merger; Sale of Assets..............................................59
   6.13   Delivery of Subsidiary Guaranties...................................60
   6.14   Sale and Leaseback..................................................60
   6.15   Acquisitions and Investments........................................60
   6.16   Liens...............................................................60
   6.17   Affiliates..........................................................61
   6.18   Financial Undertakings..............................................61
   6.19   Variable Interest Indebtedness......................................61
   6.20   Consolidated Net Worth..............................................62
   6.21   Indebtedness and Cash Flow Covenants................................62
   6.22   Environmental Matters...............................................62
   6.23   Permitted Investments...............................................63

ARTICLE VII DEFAULTS..........................................................64

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...................66


                                      S-3
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   8.1    Acceleration........................................................66
   8.2    Amendments..........................................................67
   8.3    Preservation of Rights..............................................68

ARTICLE IX GENERAL PROVISIONS.................................................68

   9.1    Survival of Representations.........................................68
   9.2    Governmental Regulation.............................................68
   9.3    Taxes...............................................................69
   9.4    Headings............................................................69
   9.5    Entire Agreement....................................................69
   9.6    Several Obligations; Benefits of this Agreement.....................69
   9.7    Expenses; Indemnification...........................................69
   9.8    Numbers of Documents................................................70
   9.9    Accounting..........................................................70
   9.10   Severability of Provisions..........................................70
   9.11   Nonliability of Lenders.............................................70
   9.12   CHOICE OF LAW.......................................................70
   9.13   CONSENT TO JURISDICTION.............................................70
   9.14   WAIVER OF JURY TRIAL................................................71
   9.15   No Bankruptcy Proceedings...........................................71

ARTICLE X THE ADMINISTRATIVE AGENT............................................71

   10.1   Appointment.........................................................71
   10.2   Powers..............................................................71
   10.3   General Immunity....................................................71
   10.4   No Responsibility for Loans, Recitals, etc..........................72
   10.5   Action on Instructions of Lenders...................................72
   10.6   Employment of Agents and Counsel....................................72
   10.7   Reliance on Documents; Counsel......................................72
   10.8   Administrative Agent's Reimbursement and Indemnification............73
   10.9   Rights as a Lender..................................................73
   10.10  Lender Credit Decision..............................................74
   10.11  Successor Administrative Agent......................................74

ARTICLE XI SETOFF; RATABLE PAYMENTS...........................................74

   11.1   Setoff..............................................................74
   11.2   Ratable Payments....................................................75

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.................75

   12.1   Successors and Assigns..............................................75
   12.2   Participations......................................................75
   12.3   Assignments.........................................................76
   12.4   Dissemination of Information........................................77
   12.5   Tax Treatment.......................................................77
   12.6   Confidentiality.....................................................77

ARTICLE XIII NOTICES..........................................................78



                                      S-4
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   13.1   Giving Notice.......................................................78
   13.2   Change of Address...................................................78

ARTICLE XIV COUNTERPARTS......................................................78

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

         This Fourth Amended and Restated Credit Agreement, dated as of May 29, 2002, is among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "BORROWER"), Bank One, NA, a national banking association, and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "LENDERS"), Bank One, NA, not individually, but as "Administrative Agent", Bank of America, N.A. not individually, but as "Syndication Agents", Commerzbank AG, Deutsche Bank Securities Inc., Fleet Bank, Wells Fargo Bank, N.A. not individually but as "Documentation Agents", Wachovia Bank, NA, not individually, but as Managing Agent, Firstar Bank, N.A., ING Capital LLC, JP Morgan Chase, not individually but as "Co-Agents."


                                    RECITALS
                                    --------

            A. The Borrower is primarily engaged in the business of purchasing, developing, owning, operating, leasing and managing retail, office and industrial properties. The Borrower is listed on the New York Stock Exchange and is qualified as a real estate investment trust under Section 856 of the Code.

            B. The Borrower, the Administrative Agent, and certain of the Lenders entered into a Third Amended and Restated Credit Agreement dated as of June 27, 2000 (the "PRIOR AGREEMENT"), pursuant to which the Lenders that are parties thereto agreed to make loans to the Borrower in the aggregate amount of up to $650,000,000.

            C. The Borrower has requested that the Lenders adjust the amount of loans that are available to the Borrower to the aggregate amount of $650,000,000, pursuant to the terms of this Agreement, and that the Administrative Agent act as administrative agent for the Lenders and that certain other changes be made to the Prior Agreement. The Administrative Agent and the Lenders have agreed to do so.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         As used in this Agreement:

         "ABR Applicable Margin" means, as of any date, the Applicable Margin in effect on such date with respect to Floating Rate Advances and Floating Rate Loans.

         "Absolute Interest Period" means, with respect to a Competitive Bid Loan made at an Absolute Rate, a period of up to 180 days as requested by Borrower and confirmed by a Lender but in no event extending beyond the Facility Termination Date. If an Absolute Interest Period would end on a day which is not a Business Day, such Absolute Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate" means a fixed rate of interest (rounded to the nearest 1/100 of 1%) for an Absolute Interest Period with respect to a Competitive Bid Loan offered by a Lender and accepted by the Borrower at such rate.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

         "Administrative Agent" means Bank One, NA in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to ARTICLE X.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans (including without limitation Competitive Bid Loans and Swingline Loans) made by one or more of the Lenders to the Borrower of the same Type and, in the case of Fixed Rate Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Aggregate Commitment" means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Agreement Execution Date, $650,000,000.

         "Agreement" means this Fourth Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Execution Date" means the date this Agreement has been fully executed and delivered by all parties hereto.

         "Allocated Facility Amount" means, at any time, the sum of all then outstanding Advances and the then Facility Letter of Credit Obligations.

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         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Margin" means the applicable margin set forth in the table in SECTION 2.4 used in calculating the interest rate applicable to the various Types of Advances, which shall vary from time to time in accordance with Borrower's long term unsecured debt ratings.

         "Arranger" means Banc One Capital Markets, Inc.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assets Under Development" means, as of any date of determination, all Projects and expansion areas of existing Projects owned by the Consolidated Group and the Investment Affiliates which are then treated as assets under development under GAAP and which have been designated by the Borrower as "Assets Under Development" in its most recent compliance certificate, both such land and improvements under construction to be valued for purposes of this Agreement at
(i) 100% of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by members of the Consolidated Group and (ii) the applicable Consolidated Group Pro Rata Share of then-current book value, as determined in accordance with GAAP, for each Asset Under Development owned by an Investment Affiliate; provided, however, in no event, except for purposes of calculating the covenant contained in Section 6.23(e), shall Assets Under Development include any Project or any expansion area of an existing Project for more than 540 days or any Project or expansion area of an existing Project which is encumbered by a First Mortgage Receivable as designated by the Borrower.

         "Authorized Officer" means any of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer or Vice President and General Counsel of the Borrower, acting singly.

         "Bank One" means Bank One, NA in its individual capacity, and its successors.

         "Borrower" means Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in SECTION 2.9.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

         "Capitalized Lease" of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" means, as of any date:

securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P, P-1 by Moody's and A by Fitch;

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, not less than P-1 by Moody's and F-1 by Fitch (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody's and which has a long term unsecured debt rating of not less than A1 by Moody's (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody's and having a long term debt rating of not less than A1 by Moody's issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

repurchase agreements issued by an entity rated not less than A-1+ by S&P, and not less than P-1 by Moody's which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody's maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody's and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody's.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Competitive Bid Borrowing Notice" is defined in SECTION 2.22(E).

         "Competitive Bid Lender" means a Lender which has a Competitive Bid Loan outstanding.

         "Competitive Bid Loan" is a Loan made pursuant to SECTION 2.21 hereof.

         "Competitive Bid Note" means the new or amended and restated promissory note payable to the order of each Lender in the form attached hereto as EXHIBIT A-2 to be used to evidence any Competitive Bid Loans which such Lender elects to make (collectively, the "Competitive Bid Notes").

         "Competitive Bid Quote" means a response submitted by a Lender to the Administrative Agent or the Borrower, as the case may be with respect to an Invitation for Competitive Bid Quotes in the form attached as EXHIBIT I-3 or J-2.

         "Competitive Bid Quote Request" means a written request from Borrower to Administrative Agent in the form attached as EXHIBIT I-1.

         "Competitive LIBOR Margin" means, with respect to any Competitive Bid Loan for a LIBOR Interest Period, the percentage established in the applicable Competitive Bid Quote which is to be used to determine the interest rate applicable to such Competitive Bid Loan.

         "Consolidated Capitalization Value" means, as of any date, an amount equal to the sum of (i) Consolidated Cash Flow for the most recent period of two consecutive fiscal quarters for which the Borrower has reported results (excluding any portion of Consolidated Cash Flow attributable to (A) Assets Under Development, (B) Projects owned by Investment Affiliates which are encumbered by First Mortgage Receivables, and (C) Projects acquired by the Borrower or its Subsidiaries during such period) MULTIPLIED BY 2, and DIVIDED BY
0.095 PLUS (ii)
with respect to each Project so acquired (or where development of such Project was completed) by the Borrower or its Subsidiaries during such period, the Borrower's estimated annual Net Operating Income for such Project based on leases in existence at the date of such acquisition, or development completion, as the case may be, DIVIDED BY 0.095.

         "Consolidated Cash Flow" means, for any period, an amount equal to (a) Funds From Operations for such period PLUS (b) Consolidated Interest Expense for such period.

         "Consolidated Debt Service" means, for any period, without duplication,
(a) Consolidated Interest Expense for such period PLUS (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group PLUS (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of
(x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "Consolidated Group" means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

         "Consolidated Group Pro Rata Share" means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

         "Consolidated Interest Expense" means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of the interest expense attributable to such consolidated Subsidiary which is included under clause (a) of this definition and which is not related to Indebtedness which is a Guarantee Obligation of the Borrower equal to the percentage ownership in such consolidated Subsidiary which is not held either (i) directly or indirectly by the Borrower, or (ii) by holders of operating partnership units in such consolidated Subsidiary which are convertible into stock of the Borrower.

         "Consolidated Market Value" means, as of any date, an amount equal to the sum of (a) the Consolidated Capitalization Value as of such date, PLUS (b) the value of Unrestricted Cash and Cash Equivalents, PLUS (c) the lesser of (i) the value of Assets Under Development, or (ii) ten percent

(10%) of the Consolidated Capitalization Value PLUS (d) the lesser of (i) 100% of the then-current value under GAAP of all First Mortgage Receivables or (ii) five percent (5%) of the Consolidated Capitalization Value, PLUS (e) the lesser of (i) 50% of the then-current book value, as determined in accordance with GAAP, of Developable Land, or (ii) $30,000,000.

         "Consolidated Net Income" means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP; PLUS that portion of any amount deducted as minority equity interest in calculating such consolidated net income which is attributable to minority interest holders holding operating partnership units in a member of the Consolidated Group which are convertible into stock in the Borrower, but PROVIDED that there shall be excluded (a) the income (or deficit) of any other Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries and (b) the undistributed earnings of any Subsidiary which has not furnished a Subsidiary Guaranty to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary.

         "Consolidated Net Worth" means, as of any date of determination, an amount equal to (a) Consolidated Market Value MINUS (b) Consolidated Outstanding Indebtedness as of such date.

         "Consolidated Outstanding Indebtedness" means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of the Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by the Borrower.

         "Consolidated Secured Indebtedness" means, as of any date of determination, without duplication, the sum of (a) the aggregate principal amount of that portion of the Consolidated Outstanding Indebtedness which is secured by any Lien on the Property of Borrower or its Subsidiaries, without regard to recourse, plus (b) the excess, if any, over $5,000,000, of the sum of
(x) the aggregate principal amount of all Senior Unsecured Indebtedness of the Subsidiaries of the Borrower which have not furnished Subsidiary Guaranties, determined on a consolidated basis in accordance with GAAP and (y) a percentage of the aggregate principal amount of all Indebtedness of each Investment Affiliate equal to the greater of (x) the percentage of such Indebtedness for which any member of the Consolidated Group is liable and (z) the Consolidated Group Pro Rata Share of such Investment Affiliate.

         "Consolidated Senior Unsecured Indebtedness" means, as of any date of determination, the aggregate principal amount of all Senior Unsecured Indebtedness of the Consolidated Group outstanding at such date, including without limitation all the outstanding Indebtedness under this Agreement as of such date, determined on a consolidated basis in accordance with GAAP.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in SECTION 2.10.

         "Default" means an event described in ARTICLE VII.

         "Defaulting Lender" means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation, or, if no time frame is specified, if such failure or refusal continues for a period of five Business Days after written notice from the Administrative Agent; provided that if such Lender cures such failure or refusal, such Lender shall cease to be a Defaulting Lender.

         "Default Rate" means the interest rate which may apply during the continuance of a Default pursuant to Section 2.12.

         "Designated Lender" means any Person who has been designated by a Lender to fund Competitive Bid Loans pursuant to a Designation Agreement in the form attached hereto as EXHIBIT L.

         "Developable Land" means land which is appropriately zoned, has access to all necessary utilities and has access to publicly dedicated streets.

         "Duff & Phelps" means Duff & Phelps, Inc. and its successors.

         "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiary or any of their respective assets or Projects.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Equity Value" means, with respect to a Subsidiary owned as of the Agreement Execution Date or owned and in operation for a period of two or more consecutive full fiscal quarters after the Agreement Execution Date, by the Borrower or one of its other Subsidiaries, an amount equal to (A) the product of
(i) the sum of net income (or loss) for the most recent two consecutive fiscal quarters without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate, and gains or losses on investments in marketable securities for such period, PLUS the amount of interest expense for such period on the aggregate principal amount of the Indebtedness of such Subsidiary, MULTIPLIED BY (ii) 2, DIVIDED BY (B) 0.095, and then MINUS (C) Indebtedness of the Subsidiary as of the date of determination. For any Subsidiary formed or purchased after the Agreement Execution Date, until it or its Properties have been owned and operated by the Borrower or one of its other Subsidiaries for two or more consecutive full fiscal quarters, "Equity Value" shall mean the Borrower's estimated annual Net Operating Income for the Projects owned by such Subsidiary based on leases in existence at the date such Subsidiary is formed or purchased DIVIDED BY 0.095, and then MINUS the Indebtedness of such Subsidiary as of the date of determination.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender.

         "Facility Fee" is defined in SECTION 2.5.

         "Facility Fee Rate" is, as of any date, the percentage established in accordance with the terms of SECTION 2.4.

         "Facility Letter of Credit" means a Letter of Credit issued hereunder in U.S. Dollars.

         "Facility Letter of Credit Fee" is defined in Section 2A.8.

         "Facility Letter of Credit Obligation" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit.

         "Facility Termination Date" means May 29, 2005.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Financeable Ground Lease" means, a ground lease satisfactory to the Required Lenders and the Administrative Agent's counsel in their reasonable discretion, which must provide protections for a potential leasehold mortgagee ("MORTGAGEE") which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years from the Agreement Execution Date, (ii) that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease on the same terms to the Mortgagee as tenant if the ground lease is terminated for any reason, (iv) non-merger of the fee and leasehold estates, (v) transferability of the tenant's interest under the ground lease without any requirement for consent of the ground lessor unless based on reasonable objective criteria as to the creditworthiness or line of business of the transferee or delivery of customary assignment and assumption agreements from the transferor and transferee, and (vi) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the applicable leasehold mortgage.

         "Financial Contract" of a Person means (i) any exchange - traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

         "Financial Undertaking" of a Person means (i) any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person, or (ii) any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

         "First Mortgage Receivable" means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a "First Mortgage Receivable" in its most recent compliance certificate.

         "Fitch" means Fitch Investor Services, Inc. and its successors.

         "Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense, (ii) all scheduled principal payments due on account of Consolidated Outstanding Indebtedness (excluding balloon payments), (iii) all dividends payable on account of preferred stock or preferred operating partnership units of the Borrower or any other Person in the Consolidated Group and (iv) all ground lease payments to the extent not deducted as an expense in calculating Consolidated Cash Flow.

         "Fixed Rate" means the Absolute Rate or the LIBOR Rate.

         "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "Funded Percentage" means, with respect to any Lender at any time, a percentage equal to a fraction the numerator of which is the amount actually disbursed and outstanding to Borrower by such Lender at such time (including Swingline Loans and Competitive Bid Loans), and the denominator of which is the total amount disbursed and outstanding to Borrower by all of the Lenders at such time (including Swingline Loans and Competitive Bid Loans).

         "Funds From Operations" means, for any period, the sum of (i) Consolidated Net Income for such period, excluding (A) gains (losses) on sales of property, (B) non-recurring charges and extraordinary items, and (C) non-cash charges (including, without limitation, depreciation and amortization, and equity gains (losses) from each Investment Affiliate included therein, but excluding any amortization of deferred finance costs), plus (ii) the applicable Consolidated Group Pro Rata Share of funds from operations of each Investment Affiliate that is due to the Consolidated Group for such period, all determined on a consistent basis. With regard to the foregoing sentence, for each consolidated Subsidiary of the Borrower in which the Borrower does not directly or indirectly hold a 100% ownership interest, each of clauses (A), (B) and (C) shall exclude the prorata share of such item attributable to minority interest holders which do not hold operating partnership units convertible to stock in the Borrower.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 6.1.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person (the "GUARANTEEING PERSON"), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), PROVIDED, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Indebtedness" of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Interest Period" means an Absolute Interest Period or a LIBOR Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

         "Investment Affiliate" means any Person in which the Consolidated Group, directly or indirectly, has an ownership interest, whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

         "Invitation for Competitive Bid Quotes" means a written notice to the Lenders from the Administrative Agent in the form attached as EXHIBIT I-2 for Competitive Bid Loans made pursuant to SECTION 2.22, and a written notice to the Lenders from the Borrower in the form of EXHIBIT J-1 for Competitive Bid Loans made pursuant to SECTION 2.23.

         "Issuance Date" is defined in Section 2A.4.

         "Issuance Notice" is defined in Section 2A.4.

         "Issuing Bank" means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to this Agreement and the Designated Lenders, if any, provided that the term "Lender" shall exclude each such Designated Lender when used in the reference to the Commitments or terms relating to the Commitments.

         "Lending Installation" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Letter of Credit Collateral Account" is defined in Section 2A.9.

         "Letter of Credit Request" is defined in Section 2A.4.

         "LIBOR Advance" means an Advance that bears interest at the LIBOR Rate, whether a ratable Advance based on the LIBOR Applicable Margin or a Competitive Bid Loan based on a Competitive LIBOR Margin.

         "LIBOR Applicable Margin" means, as of any date with respect to any LIBOR Interest Period, the Applicable Margin in effect for such LIBOR Interest Period as determined in accordance with SECTION 2.4 hereof.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, and having a maturity equal to such LIBOR Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable LIBOR Base Rate for the relevant LIBOR Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period, in the approximate amount of Bank One's relevant LIBOR Loan and having a maturity equal to such LIBOR Interest Period.

         "LIBOR Interest Period" means a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such LIBOR Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such LIBOR Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such LIBOR Interest Period shall end on the immediately preceding Business Day.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant LIBOR Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such LIBOR Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such LIBOR Interest Period, plus (ii) in the case of ratable LIBOR Advances, the LIBOR Applicable Margin in effect from time to time during such LIBOR Interest Period, or in the case of LIBOR Advances made as Competitive Bid Loans, the Competitive LIBOR Margin established in the Competitive Bid Quote applicable to such Competitive Bid Loan. The LIBOR Rate shall be rounded to the next higher 1/100 of 1% if the rate is not a multiple of 1/100 of 1%.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

         "Loan Documents" means this Agreement, the Notes, the Subsidiary Guaranty, and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

         "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maximum Legal Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

         "Net Operating Income" means, with respect to any Project for any period, "property rental and other income" (as determined by GAAP) attributable to such Project accruing for such period MINUS the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs. As used herein "MANAGEMENT FEES", means, with respect to each Project for any period, an amount equal to
(i) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with anchor tenants at such Project, PLUS (ii) three percent (3%) of the aggregate base rent and percentage rent due and payable under leases with tenants other than anchor tenants at such Project.

         "Non-U.S. Lender" is defined in SECTION 3.5(iv).

         "Note" means a new (in the case of Lenders not parties to the Prior Agreement) or an amended and restated (in the case of Lenders parties to the Prior Agreement) promissory note, in substantially the form of EXHIBIT A-1 hereto, duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in SECTION 12.3.2.

         "Obligations" means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents.

         "Other Taxes" is defined in SECTION 3.5(ii).

         "Participants" is defined in SECTION 12.2.1.

         "Passive Non-Real Estate Investments" means stock or other equity interests in or debt of entities not primarily involved in commercial real estate development or ownership.

         "Payment Date" means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Percentage" means for each Lender the ratio that such Lender's Commitment bears to the Aggregate Commitment, expressed as a percentage.

         "Permitted Acquisitions" are defined in SECTION 6.15.

         "Permitted Liens" are defined in SECTION 6.16.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Prime Rate" means a rate per annum equal to the prime rate of interest publicly announced from time to time by Bank One or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

         "Prior Agreement" is defined in RECITAL C.

         "Pre-Leased Project Under Construction" means a Project under development (in accordance with GAAP) on which construction of buildings has been commenced but which has not been substantially completed and occupied and over 50% of which has been leased to a tenant or tenants pursuant to fully executed and binding leases.

         "Project" means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail, office or industrial property.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in SECTION 12.3.1.

         "Qualifying Jointly-Owned Subsidiary" means a Subsidiary which (i) is a Subsidiary Guarantor but is not a Wholly-Owned Subsidiary, (ii) is governed by organizational documents which prohibit voluntary sales of such Subsidiary's Projects for a certain period of time after the contribution of such Project to such Subsidiary or require approval from one or more of its limited partners or non-managing members (other than a Wholly-Owned Subsidiary) for such voluntary sales, and (iii) is governed by organizational documents which expressly authorize the Borrower or the Wholly-Owned Subsidiary which is its general partner or managing member to cause such Subsidiary to guaranty, or pledge such Subsidiary's assets to secure, indebtedness of the Borrower.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Recourse Indebtedness" means any Indebtedness of Borrower or any of its Subsidiaries with respect to which the liability of the obligor is not limited to the obligor's interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to a LIBOR Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Senior Unsecured Indebtedness" means all Indebtedness other than Subordinated Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "Subordinated Indebtedness" means Indebtedness which is contractually subordinated to the Obligations on customary subordination terms reasonably acceptable to the Administrative Agent.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Subsidiary Guarantor" means each Subsidiary of the Borrower which is required to execute a Subsidiary Guaranty pursuant to SECTION 6.13.

         "Subsidiary Guaranty" means the guaranty to be executed and delivered by certain Subsidiaries of the Borrower, substantially in the form of EXHIBIT F, as the same may be amended, supplemented or otherwise modified from time to time.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the assets of the Consolidated Group as would be shown in the consolidated financial statements of the Consolidated Group as at the beginning of the twelve-month period ending with the month immediately preceding the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Consolidated Group as reflected in the financial statements referred to in clause (i) above.

         "Swingline Advances" means, as of any date, collectively, all Swingline Loans then outstanding under this Facility.

         "Swingline Lender" shall mean Administrative Agent, in its capacity as a Lender.

         "Swingline Loans" means loans of up to $40,000,000 made by the Swingline Lender in accordance with SECTION 2.20 hereof.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Transferee" is defined in SECTION 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Advance.

         "Unencumbered Asset" means, any Project located in the United States 100% of which is owned in fee simple or ground leased by the Borrower or a Subsidiary Guarantor (provided that a Project which is ground leased shall be included as an Unencumbered Asset only if such ground lease is a Financeable Ground Lease) which, as of any date of determination, (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any Subsidiary Guarantor) other than (i) Permitted Liens set forth in SECTIONS 6.16(i) THROUGH 6.16(iv)), and (ii) restrictions on transferability in the case of a Qualifying Jointly-Owned Subsidiary (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset, and
(ii) if applicable, the organizational documents of any Subsidiary Guarantor) which prohibits or limits the ability of the Borrower or any Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, including, without limitation, any negative pledge or similar covenant or restriction, (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in SECTIONS 6.16(i) THROUGH 6.16(iv)) on any assets or Capital Stock of the Borrower or any Subsidiary Guarantor, or would entitle any Person to the benefit of any Lien (other than Permitted Liens set forth in SECTIONS 6.16(i) THROUGH 6.16(iv)) on such assets or Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an "equal and ratable" clause), and (d) either has been improved with an income-producing building or buildings which are substantially completed and occupied or is a Pre-Leased Project Under Construction. For the purposes of this Agreement, any Project of a Subsidiary Guarantor shall not be deemed to be unencumbered unless (i) both such Project and all Capital Stock of such Subsidiary Guarantor held by the Borrower is unencumbered and (ii) each intervening entity between the Borrower and such Subsidiary Guarantor does not have any Indebtedness for borrowed money or, if such entity has any Indebtedness, such Indebtedness is unsecured and the entity is a Subsidiary Guarantor.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Cash and Cash Equivalents" means, in the aggregate, all cash and Cash Equivalents which are not pledged or otherwise restricted for the benefit of any creditor and which are owned by members of the Consolidated Group or Investment Affiliates, to be valued for purposes of this Agreement at (i) 100% of its then-current book value, as determined under GAAP, for any such items owned by a member of the Consolidated Group or (ii) the applicable Consolidated Group Pro Rata Share of its then-current book value, as determined under GAAP, for any such items owned by an Investment Affiliate.

         "Value of Unencumbered Assets" means, as of any date, the sum of (A) the amount determined by dividing the Net Operating Income for each Project which is an Unencumbered Asset as of such date for a calculation period which shall be either the immediately preceding two (2) full fiscal quarters or, if so requested by Borrower or the Administrative Agent, the one (1) immediately preceding full fiscal quarter and the then current partial quarter (in all cases as annualized) by 0.095 (provided that not more than 15% of the Value of Unencumbered Assets with respect to Projects shall be attributable to Unencumbered Assets which are ground leased) plus (B) for each Pre-Leased Project Under Construction, 100% of the then-current book value, as determined in accordance with GAAP, of such Pre-Leased Project Under Construction, provided that the aggregate amount added to value under this clause (B) shall not exceed $50,000,000. If a Project has been acquired during such calculation period then Borrower shall be entitled to include pro forma Net Operating Income (based on leases in existence at the date of such acquisition) from such Project for the entire calculation period in the foregoing calculation, except for purposes of the financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under SECTION 6.21(v). If a Project is no longer owned as of the date of determination, then no value shall be included based on capitalizing Net Operating Income from such Project, except for purposes of such financial covenant comparing the Net Operating Income from Unencumbered Assets to Consolidated Interest Expense under SECTION 6.21(v).

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDIT
                                   ----------

         2.1 Commitments; Reduction or Increase in Aggregate Commitment. Subject to the terms and conditions of this Agreement, Lenders severally agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Facility Termination Date, provided that the making of any such Advance will not cause the outstanding principal balance of all Loans (including all Advances, Swingline Loans and Competitive Bid Loans) and the Facility Letter of Credit Obligations to exceed the then-current Aggregate Commitment. The

Advances may be ratable Floating Rate Advances, ratable Fixed Rate Advances, non-pro rata Swingline Loans or non-pro rata Competitive Bid Loans. Except for Swingline Loans and Competitive Bid Loans, each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which, when aggregated with such Lender's Percentage of (i) all other Advances (other than Competitive Bid Loans) then outstanding, (ii) Facility Letter of Credit Obligations, and (iii) all Swingline Advances, would exceed such Lender's then-current Commitment. This facility ("Facility") is a revolving credit facility and, subject to the provisions of this Agreement, Borrower may request Advances hereunder, repay such Advances and reborrow Advances at any time prior to the Facility Termination Date.

         The Borrower shall have the right, upon not less than five (5) Business Days' irrevocable notice to the Administrative Agent, to terminate the Aggregate Commitment in its entirety or, from time to time, to reduce the amount of the Aggregate Commitment PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of Advances made on the effective date thereof, the aggregate principal amount of the Advances then outstanding would exceed the remaining Aggregate Commitment, subject to the provisions of the following grammatical paragraph. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Aggregate Commitment. Any such reduction shall reduce the Commitments of all of the Lenders ratably in proportion to their respective Commitments and, unless otherwise agreed by the Swingline Lender, shall reduce the maximum amount of Swingline Advances permitted hereunder by the same proportion.

         2.2 FINAL PRINCIPAL PAYMENT. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3 RATABLE AND NONRATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their respective Percentages, except for Swingline Loans which shall be made by the Swingline Lender in accordance with Section 2.20 and Competitive Bid Loans which may be made on a non-pro rata basis by one or more of the Lenders in accordance with SECTIONS 2.22 and 2.23.

         2.4 APPLICABLE MARGINS. Each of the ABR Applicable Margin and the LIBOR Applicable Margin to be used in calculating the interest rate applicable to different Types of Advances and the Facility Fee Rate to be used in calculating the Facility Fee shall vary from time to time in accordance with the higher of Borrower's then applicable Moody's debt rating and S&P's debt rating unless one of such two ratings is more than one rating category lower than the other, in which case the average of the two different Applicable Margins and the average of the two different Facility Fee Rates shall be used. The Applicable Margins shall be adjusted effective on the next Business Day following any change in Borrower's Moody's debt rating and/or S&P's debt rating, as the case may be. The applicable debt ratings, the Applicable Margins and Facility Fee Rate are set forth in the following table:

--------------------------------------------------------------------------------
                                               LIBOR         ABR
                                            APPLICABLE    APPLICABLE    FACILITY
          S&P RATING     MOODY'S RATING       MARGIN        MARGIN      FEE RATE
--------------------------------------------------------------------------------

         A- or higher     A3 or higher         0.75%        0.00%         0.15%
--------------------------------------------------------------------------------
             BBB+             Baa1             0.90%        0.00%         0.15%
--------------------------------------------------------------------------------
             BBB              Baa2             1.00%        0.00%         0.20%
--------------------------------------------------------------------------------
             BBB-             Baa3             1.15%        0.15%         0.20%
--------------------------------------------------------------------------------
        Less than BBB-   Less than Baa3        1.50%        0.50%         0.25%
--------------------------------------------------------------------------------


In the event that either S&P or Moody's shall discontinue their ratings of the REIT industry or the Borrower, the Borrower may seek a debt rating from another substitute rating agency reasonably satisfactory to the Administrative Agent and the Borrower. For the period from the date of such discontinuance until the first to occur of (i) the date the Borrower receives a debt rating from such new rating agency or (ii) a date 180 days after such discontinuance, the single rating from S&P or Moody's, as the case may be, shall be used to determine the Applicable Margin and the Facility Fee Rate. If the debt rating of the Borrower from such new rating agency is not received within such 180 day period, or if both S&P and Moody's shall discontinue their ratings of the REIT industry or the Borrower, the Applicable Margin to be used for the calculation of interest on Advances hereunder shall be the highest Applicable Margin for each Type and the Facility Fee to be used for the calculation of the Facility Fee shall be the highest rate shown above.

         If a rating agency downgrade or discontinuance results in an increase in the ABR Applicable Margin or the LIBOR Applicable Margin or in the Facility Fee Rate and if such increase is reversed and the affected Applicable Margin or Facility Fee Rate is restored within ninety (90) days thereafter, at Borrower's request, Borrower shall receive a credit against interest next due the Lenders equal to (i) interest accrued at the differential between such Applicable Margins plus (ii) the differential in the Facility Fees accruing from time to time during such period of downgrade or discontinuance.

         If a rating agency upgrade results in decrease in the ABR Applicable Margin or the LIBOR Applicable Margin or in the Facility Fee Rate and if such upgrade is reversed and the affected Applicable Margin or Facility Fee Rate is restored within ninety (90) days thereafter, Borrower shall be required to pay an amount to the Lenders equal to the interest differential on the Advances and the differential on the Facility Fees during such period of upgrade.

         2.5 FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "FACILITY FEE") calculated for each day after the Agreement Execution Date through the Facility Termination Date at a per annum rate equal to the Facility Fee Rate in effect for such day (converted to a per diem rate) times the Aggregate Commitment as of such day. The Facility Fee shall be payable quarterly in arrears on the last day of each calendar quarter hereafter beginning June 30, 2002 (for the period from the Agreement Execution Date through June 30, 2002) and continuing on the last day of each calendar quarter thereafter, with any accrued and unpaid Facility Fee due and payable on the Facility Termination Date. Notwithstanding the foregoing, all accrued Facility Fees shall be payable on the effective date of any reduction in the Aggregate Commitment or any termination of the obligations of the Lenders to make Loans hereunder.

         2.6 OTHER FEES. The Borrower agrees to pay all fees payable to the Administrative Agent and the Arranger pursuant to the Borrower's letter agreement with the Administrative Agent and the Arranger dated April 8, 2002. The Borrower shall also pay the fee due to the Administrative Agent in connection with certain Competitive Bid Loans as provided in Section 2.22 hereof.

         2.7 MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.8 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all or any part of outstanding Floating Rate Advances without prior notice to the Administrative Agent. A Fixed Rate Advance may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under SECTIONS 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day. Notwithstanding the foregoing, in no event shall Borrower have the right to prepay a Competitive Bid Loan without the consent of the applicable Competitive Bid Lender.

         2.9 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING NOTICE") (i) not later than 9:00 a.m. Chicago time on the Borrowing Date of each Floating Rate Advance, (ii) not later than 10:00 a.m. Chicago time, at least three (3) Business Days before the Borrowing Date for each LIBOR Advance, and (iii) not later than 2:00 p.m. Chicago time on the Borrowing Date for each Swingline Loan, specifying:

                           (i) the Borrowing Date, which shall be a Business
                  Day, of such Advance,

                           (ii) the aggregate amount of such Advance,

                           (iii) the Type of Advance selected (which must be a
                  Floating Rate Advance in the case of the Swingline Loans), and

                           (iv) in the case of each Fixed Rate Advance, the
                  Interest Period applicable thereto.

         The Administrative Agent shall provide a copy to the Lenders by facsimile of each Borrowing Notice and each Conversion/Continuation Notice not later than the close of business on the Business Day it is received. Each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to ARTICLE XIII on each Borrowing Date not later than (i) 10:00 a.m. (Chicago time), in the case of Floating Rate Advances which have been requested by a Borrowing Notice given to the Administrative Agent not later than 3:00 p.m. (Chicago time) on the Business Day immediately preceding such Borrowing Date, or (ii) noon (Chicago time) in the case of all other Advances (other than Swingline Loans), and 4:00 p.m. (Chicago time) for all Swingline Loans. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

         No Interest Period may end after the Facility Termination Date and, unless the Lenders otherwise agree in writing, in no event may there be more than ten (10) different Interest Periods for LIBOR Advances outstanding at any one time.

         2.10 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Each Fixed Rate Advance of any Type shall continue as a Fixed Rate Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a CONVERSION/CONTINUATION NOTICE requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted to an Advance of another Type. Subject to the terms of SECTION 2.7, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance to a Fixed Rate Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, or three Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

                           (i) the requested date which shall be a Business Day,
                  of such conversion or continuation;

                           (ii) the aggregate amount and Type of the Advance
                  which is to be converted or continued; and

                           (iii) the amount and Type(s) of Advance(s) into which
                  such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

         2.11 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to SECTION 2.10 to but excluding the date it becomes due or is converted into a Fixed Rate Advance pursuant to
SECTION 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance.

         2.12 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Fixed Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

         2.13 METHOD OF PAYMENT.

                           (i) All payments of the Obligations hereunder shall
                  be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.

                           (ii) As provided elsewhere herein, all Lenders'
                  interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders' interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (local time) on such day and otherwise on the next Business
                  Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

         2.14 NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.15 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Advance (other than Competitive Bid Loans) shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety under SECTION 2.1 hereof. Interest accrued on each Competitive Bid Loan shall be payable on the last day of the Interest Period applicable to such Competitive Bid Loan (or, if such Interest Period is in excess of three months, on the 90th day of such Interest Period) or any earlier date on which such Competitive Bid Loan is repaid, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety under SECTION 2.1 hereof. Interest and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16 NOTIFICATION OF ADVANCES, INTEREST RATES AND PREPAYMENTS. The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent. The Administrative Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 LENDING INSTALLATIONS. Subject to SECTION 3.6, each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

         2.19 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Borrower shall be permitted to replace any Lender which (a) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to SECTION 3.5, or (b) cannot maintain its Fixed Rate Loans at a suitable Lending Installation pursuant to SECTION 3.3, with a replacement bank or other financial institution; PROVIDED that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under SECTIONS 3.4 and 3.6 if any Fixed Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
SECTION 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to SECTION 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

         2.20 SWINGLINE LOANS. In addition to the other options available to Borrower hereunder, up to $40,000,000 of the Swingline Lender's Commitment, shall be available for Swingline Loans subject to the following terms and conditions. Swingline Loans shall be made available for same day borrowings provided that notice is given in accordance with SECTION 2.9 hereof. Unless otherwise approved in writing by the Required Lenders, no Swingline Loan may be made by the Swingline Lender if the Swingline Lender has either given or received written notice that a Default has occurred prior to making such Swingline Loan unless such Default has theretofore been cured or waived in accordance with the terms hereof. All Swingline Loans shall bear interest at the Floating Rate and shall be deemed to be Floating Rate Advances. In no event shall the Swingline Lender be required to fund a Swingline Loan if it would increase the total aggregate outstanding Loans (including Swingline Loans but not including Competitive Bid Loans) by Swingline Lender hereunder plus its Percentage of Facility Letter of Credit Obligations to an amount in excess of its Commitment. Upon request of the Swingline Lender made to all the Lenders, each Lender irrevocably agrees to purchase its Percentage of any Swingline Loan made by the Swingline Lender regardless of whether the conditions for disbursement are satisfied at the time of such purchase, including the existence of an Event of Default hereunder provided no Lender shall be required to have total outstanding Loans (other than Competitive Bid Loans) in an amount greater than its Commitment. Such purchase shall take place on the date of the request by Swingline Lender so long as such request is made by noon (Chicago time), otherwise on the Business Day following such request. All requests for purchase shall be in writing. From and after the date it is so purchased, each such Swingline Loan shall, to the extent purchased, (i) be treated as a Loan made by the purchasing Lenders and not by the selling Lender for all purposes under this Agreement and the payment of the purchase price by a Lender shall be deemed to be the making of a Loan by such Lender and shall constitute outstanding principal under such Lender's Note, and (ii) shall no longer be considered a Swingline Loan except that all interest accruing on or attributable to such Swingline Loan for the period prior to the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the Swingline Lender and all such amounts accruing on or attributable to such Loans for the period from and after the date of such purchase shall be paid when due by the Borrower to the Administrative Agent for the benefit of the purchasing Lenders. If prior to purchasing its Percentage of a Swingline Loan one of the events described in SECTION 7.7 or 7.8 shall have occurred and such event prevents the consummation of the purchase contemplated by preceding provisions, each Lender will purchase an undivided participating interest in the outstanding Swingline Loan in an amount equal to its Percentage of such Swingline Loan. From and after the date of each Lender's purchase of its participating interest in a Swingline Loan, if the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment was received by the Swingline Lender and is required to be returned to the Borrower, each Lender will return to the Swingline Lender any portion thereof previously distributed by the Swingline Lender to it. If any Lender fails to so purchase its Percentage of any Swingline Loan, such Lender shall be deemed to be a Defaulting Lender hereunder. No Swingline Loan shall be outstanding for more than five (5) days at a time and Swingline Loans shall not be outstanding for more than a total of ten (10) days during any month.

         2.21 COMPETITIVE BID LOANS.

                    (a) COMPETITIVE BID OPTION. In addition to ratable Advances pursuant to SECTION 2.3, but subject to the terms and conditions of this Agreement (including, without limitation the limitation set forth in SECTION 2.1 as to the maximum amount of all outstanding Advances, including Swingline Loans and Competitive Bid Loans), the Borrower may, as set forth in SECTIONS 2.22 or 2.23, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Loans to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in SECTION 2.22 or SECTION 2.23, as the case may be. Competitive Bid Loans shall be evidenced by the Competitive Bid Notes. Borrower shall not have the right to request a Competitive Bid Loan at any time that a Default exists. If Borrower elects to have Administrative Agent administer the Competitive Bid Loan process, the procedures set forth in SECTION
              2.22 shall apply. If Borrower elects to administer the Competitive Bid Loan process itself, the procedures set forth in SECTION 2.23 shall apply.

                    (b) GENERAL TERMS. Any Competitive Bid Loan shall not reduce the Commitment of the Lender making such Competitive Bid Loan, and each such Lender shall continue to be obligated to fund its full Percentage of all pro rata Advances under the Facility. In no event can the aggregate amount of all Competitive Bid Loans at any time exceed fifty percent (50%) of the then Aggregate Commitment. Notwithstanding anything to the contrary in SECTION 2.10, Competitive Bid Loans may not be continued or converted and, if not repaid at the end of the Interest Period applicable thereto, shall (subject to the conditions set forth in this Agreement) be replaced by new Competitive Bid Loans made in accordance with SECTION 2.22 or
              SECTION 2.23 or by ratable Advances in accordance with SECTION
              2.9.

                    (c) FUNDING OF COMPETITIVE BID LOANS. Each Lender that is to make a Competitive Bid Loan shall, before 2:00 p.m. (Chicago time) on the date of such Competitive Bid Loan specified in the notice received from the Borrower make available the amount of such Competitive Bid Loan to the Administrative Agent. If such Lender also has an outstanding Competitive Bid Loan that is payable on such date, the Borrower agrees that such Lender may fund only the net increase, if any, in such new Competitive Bid Loan over the principal balance of such outstanding Competitive Bid Loan and such outstanding Competitive Bid Loan shall be deemed advanced by the Lender to the Borrower on the terms of the new Competitive Bid Loan. Upon fulfillment of the applicable conditions to disbursement and after receipt of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address.

         2.22 AGENT ADMINISTERED COMPETITIVE BID LOANS.

                    (a) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this SECTION 2.22, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of EXHIBIT I-1 hereto so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:


                           (i) the proposed Borrowing Date for the proposed
                  Competitive Bid Loan,

                           (ii) the requested aggregate principal amount of such
                  Competitive Bid Loan which shall be at least $5,000,000 and in an integral multiple of $1,000,000,

                           (iii) whether the Competitive Bid Quotes requested
                  are to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                           (iv) the LIBOR Interest Period, if a Competitive
                  LIBOR Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

         The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Periods in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request or Invitation for Competitive Bid Quotes. A

         Competitive Bid Quote Request that does not conform substantially to the form of EXHIBIT I-1 hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.

                    (b) INVITATION FOR COMPETITIVE BID QUOTES. Promptly and in
              any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to SECTION 2.22(a), the Administrative Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT I-2 hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this SECTION 2.22.

                    (c) SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES.

                        (i) Each Lender may, in its sole discretion, submit a
                    Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this SECTION 2.22(c) and must be submitted to the Administrative Agent by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree); PROVIDED that Competitive Bid Quotes submitted by Bank One may only be submitted if the Administrative Agent or Bank One notifies the Borrower of the terms of the offer or offers contained therein no later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                        (ii) Each Competitive Bid Quote shall be in
                    substantially the form of EXHIBIT I-3 hereto and shall in any case specify:


                             (a) the proposed Borrowing Date, which shall be the
                        same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                             (b) the principal amount of the Competitive Bid
                        Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                             (c) as applicable, the Competitive LIBOR Margin and
                        Absolute Rate offered for each such Competitive Bid
                        Loan,

                             (d) the minimum amount, if any, of the Competitive
                        Bid Loan which may be accepted by the Borrower, and

                             (e) the identity of the quoting Lender, provided
                        that such Competitive Bid Loan may be funded by such Lender's Designated Lender as provided in Section 2.22(h), regardless of whether that is specified in the Competitive Bid Quote.

                        (iii) The Administrative Agent shall reject any
                    Competitive Bid Quote that:

                             (a) is not substantially in the form of EXHIBIT I-3
                        hereto or does not specify all of the information required by SECTION 2.22(c)(ii),

                             (b) contains qualifying, conditional or similar
                        language, other than any such language contained in
                        EXHIBIT I-3 hereto,

                             (c) proposes terms other than or in addition to
                        those set forth in the applicable Invitation for Competitive Bid Quotes, or

                             (d) arrives after the time set forth in SECTION
                        2.22(c)(i).

         If any Competitive Bid Quote shall be rejected pursuant to this SECTION 2.22(c)(iii), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practical.

                    (d) NOTICE TO BORROWER. The Administrative Agent shall
              promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with SECTION 2.22(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive LIBOR Margins or Absolute Rate, as the case may be, so offered.

                    (e) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (i)
              6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so submitted to it pursuant to SECTION 2.22(d); PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the applicable interest rate. The Administrative Agent shall immediately advise the Lenders making the accepted offers of the contents of the Competitive Bid Borrowing Notice. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.22(c)(iii)); PROVIDED that:

                        (i) the aggregate principal amount of all Competitive
                    Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                        (ii) acceptance of offers may only be made on the basis
                    of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                        (iii) the Borrower may not accept any offer that is
                    described in SECTION 2.22(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                    (f) ALLOCATION BY ADMINISTRATIVE AGENT. If offers are made by two or more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers PROVIDED, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the principal amounts of the Competitive Bid Loans allocated to each participating Lender.

                    (g) ADMINISTRATIVE FEE. The Borrower hereby agrees to pay to the Administrative Agent an administration fee as provided in Borrower's letter agreement with the Administrative Agent dated April 8, 2002 per each Competitive Bid Quote Request transmitted by the Borrower to the Administrative Agent pursuant to SECTION 2.22(a). Such administration fees, if not paid at the time of the applicable Competitive Bid Quote Request shall be payable monthly in arrears on the first Business Day of each month and on the

              Facility Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled).

                    (h) DESIGNATED LENDERS. A Lender may designate its
              Designated Lender to fund a Competitive Bid Loan on its behalf as described in SECTION 2.22(c)(ii)(e). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payments thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

         2.23 COMPETITIVE BID LOANS ADMINISTERED BY BORROWER.

                    (a) COMPETITIVE BID QUOTE REQUEST. When the Borrower wishes to request offers to make Competitive Bid Loans under this SECTION 2.23, it shall transmit to the Lenders and Administrative Agent by telecopy an Invitation for Competitive Bid Quote substantially in the form of EXHIBIT J-1 hereto so as to be received no later than
              (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a request for a Competitive LIBOR Margin or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of a request for an Absolute Rate specifying:

                        (i) the proposed Borrowing Date for the proposed
                    Competitive Bid Loan,

                        (ii) the requested aggregate principal amount of such
                    Competitive Bid Loan which shall be at least $5,000,000 and in an integral multiple of $1,000,000,

                        (iii) whether the Competitive Bid Quotes requested are
                    to set forth a Competitive LIBOR Margin or an Absolute Rate, or both, and

                        (iv) the LIBOR Interest Period, if a Competitive LIBOR
                    Margin is requested, or the Absolute Interest Period, if an Absolute Rate is requested.

         The Borrower may request offers to make Competitive Bid Loans for more than one (but not more than five) Interest Periods in a single Competitive Bid Quote. No Invitation for Competitive Bid Quote shall be given within five Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Invitation for Competitive Bid Quote.

                    (b) Submission and Contents of Competitive Bid Quotes.

                        (i) Each Lender may, in its sole discretion, submit a
                    Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this

                    SECTION 2.23(b) and must be submitted to the Borrower by telex or telecopy at its offices not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a request for a Competitive LIBOR Margin or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree). Subject to the Borrower's compliance with all other conditions to disbursement herein, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                        (ii) Each Competitive Bid Quote shall be in
                    substantially the form of EXHIBIT J-2 hereto and shall in any case specify:

                        (iii) the proposed Borrowing Date, which shall be the
                    same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                             (a) the principal amount of the Competitive Bid
                        Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers are requested,

                             (b) as applicable, the Competitive LIBOR Margin and
                        Absolute Rate offered for each such Competitive Bid
                        Loan,

                             (c) the minimum amount, if any, of the Competitive
                        Bid Loan which may be accepted by the Borrower, and

                             (d) the identity of the quoting Lender, provided
                        that such Competitive Bid Loan may be funded by such Lender's Designated Lender as provided in SECTION 2.23(e), regardless of whether that is specified in the Competitive Bid Quote.

                        (iv) The Borrower shall reject any Competitive Bid Quote
                    that:

                             (a) is not substantially in the form of EXHIBIT J-2
                        hereto or does not specify all of the information required by SECTION 2.23(b)(ii),

                             (b) contains qualifying, conditional or similar
                        language, other than any such language contained in EXHIBIT J-2 hereto,

                             (c) proposes terms other than or in addition to
                        those set forth in the applicable Invitation for Competitive Bid Quotes, or

                             (d) arrives after the time set forth in SECTION
                        2.23(b)(i).

         If any Competitive Bid Quote shall be rejected pursuant to this SECTION 2.23(b)(iii), then the Borrower shall notify the relevant Lender of such rejection as soon as practical.

                    (c) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (i)
              6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date in the case of a request for a Competitive LIBOR Margin or (ii) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of a request for an Absolute Rate (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Lenders and Administrative Agent of its acceptance or rejection of the offers submitted to it pursuant to SECTION 2.23(b); PROVIDED, HOWEVER, that the failure by the Borrower to give such notice to the Lenders and Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice to each Lender and the Administrative Agent shall specify the aggregate principal amount of offers for each Interest Period that are accepted and the applicable interest rate. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.23(b)(iii)); PROVIDED that:

                        (i) the aggregate principal amount of all Competitive
                    Bid Loans to be disbursed on a given Borrowing Date may not exceed the applicable amount set forth in the related Invitation for Competitive Bid Quote,

                        (ii) acceptance of offers may only be made on the basis
                    of ascending Competitive LIBOR Margins or Absolute Rates, as the case may be, and

                        (iii) the Borrower may not accept any offer that is
                    described in SECTION 2.23(b)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                    (d) ALLOCATION BY BORROWER. If offers are made by two or
              more Lenders with the same Competitive LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers PROVIDED, however, that no Lender shall be allocated any Competitive Bid Loan which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Borrower of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

                    (e) DESIGNATED LENDERS. A Lender may designate its
              Designated Lender to fund a Competitive Bid Loan on its behalf as described in SECTION 2.23(b)(ii)(e). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such

              Competitive Bid Loan and be entitled to receive payments thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligation, prior to the time such Competitive Bid Loan is funded.

         2.24 APPLICATION OF MONEYS RECEIVED. All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, shall be applied in the following order of priority:

                    (i) to the payment of all reasonable costs incurred in the collection of such moneys of which the Administrative Agent shall have given notice to the Borrower;

                    (ii) to the reimbursement of any yield protection due to any of the Lenders in accordance with SECTION 3.1;

                    (iii) to the payment of any fee due pursuant to Section
              2A.8(b) in connection with the issuance of a Facility Letter of Credit to the Issuing Bank, to the payment of the Facility Fee to the Lenders, if then due, and to the payment of all fees to the Administrative Agent;

                    (iv) to payment of the full amount of interest and principal on the Swingline Loans;

                    (v) first to interest and the Facility Letter of Credit Fee then due to the Lenders until paid in full and then to principal for all Lenders (other than Defaulting Lenders) (i) as allocated by the Borrower (unless a Default exists) between Competitive Bid Loans and ratable Advances (the amount allocated to ratable Advances to be distributed in accordance with the Percentages of the Lenders) or (ii) if an Event of Default exists, in accordance with the respective Funded Percentages of the Lenders until principal is paid in full and then to the Letter of Credit Collateral Account until the full amount of Facility Letter of Credit Obligations is on deposit therein;

                    (vi) any other sums due to the Administrative Agent or any
              Lender under any of the Loan Documents; and

                    (vii) to the payment of any sums due to each Defaulting
              Lender as their respective Percentages appear (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender).

         2.25 USURY. This Agreement and each Note and Competitive Bid Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender (including the Swingline Lender) to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.


                                   ARTICLE IIA

                        THE LETTER OF CREDIT SUBFACILITY
                        --------------------------------

         2A.1 OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this ARTICLE 2A, from time to time during the period commencing on the date hereof and ending on the fifth Business Day prior to the Facility Termination Date. Any Lender shall have the right to decline to be the Issuing Bank for a Facility Letter of Credit provided that if no other Lender agrees to be the Issuing Bank then the Administrative Agent shall agree to do so.

         2A.2 TYPES AND AMOUNTS. The Issuing Bank shall not have any obligation to:

              (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

              (ii) issue any Facility Letter of Credit if, after giving effect thereto, the Facility Letter of Credit Obligations would exceed $20,000,000 or the Allocated Facility Amount would exceed the Aggregate Commitment;

              (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is later than five (5) Business Days prior to the Facility Termination Date; or

              (iv) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date which is more than twelve (12) months after the date of its issuance.

         2A.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in SECTION 4.2 hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

              (i) the Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe such documents and materials as may be reasonably required pursuant to the terms of the proposed Facility Letter of Credit (it being understood that if any inconsistency exists between such documents and the Loan Documents, the terms of the Loan Documents shall control) and the proposed

         Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; and

              (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or derivative (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter of Credit in particular.

         2A.4 PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT.

              (i) Borrower shall give the Issuing Bank and the Administrative Agent at least five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a "Letter of Credit Request") (except that, in lieu of such written notice, the Borrower may give the Issuing Bank and the Administrative Agent telephonic notice of such request if confirmed in writing by delivery to the Issuing Bank and the Administrative Agent (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an authorized officer, or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested date of issuance) of the written notice required hereunder containing the original signature of an authorized officer); such notice shall be irrevocable and shall specify:

                    (i) the stated amount of the Facility Letter of Credit
              requested (which stated amount shall not be less than $50,000);

                    (ii) the effective date (which day shall be a Business Day)
              of issuance of such requested Facility Letter of Credit (the "Issuance Date");

                    (iii) the date on which such requested Facility Letter of
              Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of twelve months after the Issuance Date and five (5) Business Days prior to the Facility Termination Date);

                    (iv) the purpose for which such Facility Letter of Credit is to be issued;

                    (v) the full name and the address of the Person for whose
              benefit the requested Facility Letter of Credit is to be issued;
              and

         At the time such request is made, the Borrower shall also provide the Administrative Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit that the Borrower is requesting be issued, which shall be subject to the approval of the Issuing Bank and Administrative Agent. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than 2:00 p.m. (Chicago time) on the last Business Day on which notice can be given under this SECTION 2A.4(a).

         Administrative Agent shall promptly give a copy of the Letter of Credit Request to the other Lenders.

              (b) Subject to the terms and conditions of this ARTICLE IIA and provided that the applicable conditions set forth in SECTION 4.2 hereof have been satisfied, such Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank's usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit, (ii) written notice from a Lender, which complies with the provisions of SECTION 2A.6(a), or (iii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate SECTION 2A.2.

              (c) The Issuing Bank shall give the Administrative Agent and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the "ISSUANCE NOTICE") and the Administrative Agent shall promptly give a copy of the Issuance Notice to the other Lenders.

              (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this SECTION 2A.4 are met as though a new Facility Letter of Credit was being requested and issued.

         2A.5 REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANK.

              (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent of any draw under a Facility Letter of Credit, and the Administrative Agent shall promptly notify the other Lenders that such draw has occurred. Any such draw shall constitute an Advance in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at a rate selected by Borrower in accordance with SECTION 2.9 hereof; provided that if a Default or an Unmatured Default exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest from the date funded at the Default Rate.

              (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to the Borrower or any Lender or, provided that such Issuing Bank has complied with the procedures specified in SECTION 2A.4 and such Lender has not given a notice contemplated by SECTION 2A.6(a) that continues in full force and effect, relieve a Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of

         Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit.

         2A.6 PARTICIPATION.

              (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in SECTION 2A.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse, representation or warranty, an undivided interest and participation equal to such Lender's Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and any security therefor or guaranty pertaining thereto; PROVIDED that a Letter of Credit issued by the Issuing Bank shall not be deemed to be a Facility Letter of Credit for purposes of this SECTION 2A.6 if the Issuing Bank shall have received written notice from any Lender on or before the Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in SECTION 2A.2 is not then satisfied, and in the event the Issuing Bank receives such a notice it shall have no further obligation to issue any Facility Letter of Credit until such notice is withdrawn by that Lender or the Issuing Bank receives a notice from the Administrative Agent that such condition has been effectively waived in accordance with the provisions of this Agreement. Each Lender's obligation to make further Loans to the Borrower (other than any payments such Lender is required to make under subparagraph
         (b) below) or issue any letters of credit on behalf of Borrower shall be reduced by such Lender's pro rata share of each Facility Letter of Credit outstanding.

              (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to SECTION 2A.7 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. The failure of any Lender to make available to the Administrative Agent for the account of any Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this SECTION 2A.6(b) shall be deemed to be a Defaulting Lender hereunder.

              (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

              (d) Upon the request of the Administrative Agent or any Lender, an Issuing Bank shall furnish to the Administrative Agent or such Lender copies of any Facility Letter of Credit to which that Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or such Lender.

              (e) The obligations of a Lender to make payments to the Administrative Agent for the account of each Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

         2A.7 PAYMENT OF REIMBURSEMENT OBLIGATIONS.

              (a) The Borrower agrees to pay to each Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with any Facility Letter of Credit when due in accordance with SECTION 2A.5(a) above, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances:

                    (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                    (ii) the existence of any claim, setoff, defense or other
              right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit);

                    (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect;

                    (iv) the surrender or impairment of any security for the
              performance or observance of any of the terms of any of the Loan Documents; or

                    (v) the occurrence of any Default or Unmatured Default.

              (b) In the event any payment by the Borrower received by the Issuing Bank with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by the Issuing Bank.

         2A.8 COMPENSATION FOR FACILITY LETTERS OF CREDIT.

              (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, based upon the Lenders' respective Percentages, a per annum fee (the "FACILITY LETTER OF CREDIT FEE") with respect to each Facility Letter of Credit that is equal to the LIBOR Applicable Margin. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall be due and payable in arrears in equal installments on each Payment Date and, to the extent any such fees are then due and unpaid, on the Facility Termination Date. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof.

              (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee of 0.125% of the face amount of each Facility Letter of Credit, payable by the Borrower on the Issuance Date for each such Facility Letter of Credit. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank's standard charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder. The Borrower shall pay such issuance fee and other amounts when due to the Issuing Bank.

         2A.9 LETTER OF CREDIT COLLATERAL ACCOUNT. The Borrower hereby agrees that it will, until the Facility Termination Date, maintain a special collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") at the Administrative Agent's office at the address specified pursuant to ARTICLE XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in SECTION 8.1. Such Letter of Credit Collateral Account shall be funded to the extent required by SECTION 8.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a properly perfected security interest in and to the Letter of Credit Collateral Account, any funds that may hereafter be on deposit in such account and the proceeds thereof.


                                  ARTICLE III

                             CHANGE IN CIRCUMSTANCES
                             -----------------------

         3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the Issuing Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (i) subjects any Lender or any applicable Lending Installation or the Issuing Bank to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the Issuing Bank in respect of its LIBOR Loans, Facility Letters of Credit or participations therein, or

              (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the Issuing Bank (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

              (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the Issuing Bank of making, funding or maintaining its Fixed Rate Loans, or of issuing or participating in Facility Letters of Credit, or reduces any amount receivable by any Lender or any applicable Lending Installation or the Issuing Bank in connection with its Fixed Rate Loans, Facility Letters of Credit or participations therein, or requires any Lender or any applicable Lending Installation or the Issuing Bank to make any payment calculated by reference to the amount of Fixed Rate Loans, Facility Letters of Credit or participations therein held or interest or Facility Letter of Credit Fees received by it, by an amount deemed material by such Lender or the Issuing Bank as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the Issuing Bank, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or of issuing or participating in Facility Letters of Credit or to reduce the return received by such Lender or applicable Lending Installation or the Issuing Bank, as the case may be, in connection with such Fixed Rate Loans, Commitment, Facility Letters of Credit or participations therein, then, within 30 days of demand by such Lender or the Issuing Bank, as the case may be, the Borrower shall pay such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such increased cost or reduction in amount received.

         3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender or the Issuing Bank in good faith determines the amount of capital required or expected to be maintained by such Lender or the Issuing Bank, any Lending Installation of such Lender or the Issuing Bank or any corporation controlling such Lender or the Issuing Bank is increased as a result of a Change (as hereinafter defined), then, within 30 days of demand by such Lender or the Issuing Bank, the Borrower shall pay such Lender or the Issuing Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the Issuing Bank in good faith determines is attributable to this Agreement, its Outstanding Credit Exposure or its obligation to make Loans and issue or participate in Facility Letters of Credit, as the case may be, hereunder (after taking into account such Lender's or the Issuing Bank's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the Issuing Bank or any Lending Installation or any corporation controlling any Lender or the Issuing Bank. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the

United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender in good faith determines that maintenance of any of its Fixed Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, the Administrative Agent shall suspend the availability of the affected Type of Advance and require any Fixed Rate Advances of the affected Type to be repaid; or if the Required Lenders in good faith determine that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Advances are not available, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any Fixed Rate Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a Fixed Rate Advance of such Type, then, if for any reason whatsoever the provisions of SECTION 3.1 are inapplicable, the Administrative Agent shall suspend the availability of the affected Type of Advance with respect to any Fixed Rate Advances made after the date of any such determination. If the Borrower is required to so repay a Fixed Rate Advance, the Borrower may concurrently with such repayment borrow from the Lenders, in the amount of such repayment, a Loan bearing interest at the Alternate Base Rate.

         3.4 FUNDING INDEMNIFICATION. If any payment of a ratable Fixed Rate Advance or a Competitive Bid Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a ratable Fixed Rate Advance or a Competitive Bid Loan is not made on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to SECTION 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the ratable Fixed Rate Advance or Competitive Bid Loan, as the case may be, and shall pay all such losses or costs within fifteen (15) days after written demand therefor. Without limitation of any losses arising from changes in the Fixed Rate adverse to the Lenders, in no event will the administrative cost payable by the borrower as a result of such early payment or failure to make an advance exceed $250 per occurrence per Lender. Nothing in this SECTION 3.4 shall authorize the prepayment of a Competitive Bid Loan prior to the end of the applicable Interest Period.

         3.5 TAXES.

              (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

              (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

              (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this SECTION 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to
         SECTION 3.6.

              (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

              (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this SECTION 3.5 with respect to Taxes imposed by the United States.

              (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

              (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this SECTION 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this ARTICLE or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

         3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1, 3.2 AND 3.5 or to avoid the unavailability of Fixed Rate Advances under SECTION 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under SECTION 3.1, 3.2,
3.4 OR 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2, 3.4 AND 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

         4.1 INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance hereunder unless (a) the Borrower shall, prior to or concurrently with such initial Advance, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent, with sufficient copies for the Lenders, the following:

                  (i) The duly executed originals of the Loan Documents, including the Notes, payable to the order of each of the Lenders, this Agreement and the Subsidiary Guaranty;

                  (ii) (A) Certificates of good standing for the Borrower and each Subsidiary Guarantor, from the State of Ohio for the Borrower and the states of organization of each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty
         (30) days prior to the Agreement Execution Date, and (B) foreign qualification certificates for the Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than two years prior to the Agreement Execution Date (with telephonic updates as practical not more than 10 days prior to the Agreement Execution Date), for each other jurisdiction where the failure of the Borrower or such Subsidiary Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect;

                  (iii) Copies of the formation documents (including code of regulations, if appropriate) of the Borrower and the top three Subsidiary Guarantors by aggregate assets owned, certified by an officer of the Borrower or such Subsidiary Guarantor, as appropriate, together with all amendments thereto;

                  (iv) Incumbency certificates, executed by officers of the Borrower and the top three Subsidiary Guarantors, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or any such Subsidiary Guarantor;

                  (v) Copies, certified by a Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor, of the Board of Directors' resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for any Lender) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower and each Subsidiary Guarantor hereunder;

                  (vi) A written opinion of the Borrower's and Subsidiary Guarantors' counsel, addressed to the Lenders in substantially the form of EXHIBIT B hereto or such other form as the Administrative Agent may reasonably approve;

                  (vii) A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that all representations and warranties of the Borrower are true and correct as of the initial Borrowing Date provided that such certificate is in fact true and correct;

                  (viii) The most recent financial statements of the Borrower;

                  (ix) UCC financing statement, judgment, and tax lien searches with respect to the Borrower from the State of Ohio;

                  (x) Written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

                  (xi) A pro forma compliance certificate in the form of EXHIBIT C as of March 31, 2002, executed by the Borrower's chief financial officer or chief accounting officer prepared on the assumption that the other Indebtedness of Borrower being repaid by the initial Advance hereunder was replaced by Advances hereunder for the period covered by such certificate;

                  (xii) Evidence that the Commitments of any lenders under the Prior Agreement which are not Lenders under this Agreement (the "EXITING LENDERS") have been properly terminated and all amounts due to the Exiting Lenders have been paid, or will be paid out of the proceeds of the initial Advance hereunder;

                  (xiii) Evidence that all upfront fees due to each of the Lenders under the terms of their respective commitment letters have been paid, or will be paid out of the proceeds of the initial Advance hereunder; and

                  (xiv) Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

Notwithstanding anything in this SECTION 4.1 to the contrary, Borrower shall not have to furnish or cause to be furnished to the Administrative Agent any certificates or other documentation listed in this SECTION 4.1 to the extent such documentation was provided to the Administrative Agent in connection with the Prior Agreement and Borrower certifies, in form and substance reasonably satisfactory to the Administrative Agent, that there has been no material change in the facts and circumstances described in the documentation since the date it was previously furnished to the Administrative Agent in connection with the Prior Agreement.

         4.2 EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                  (i) There exists no Default or Unmatured Default; and

                  (ii) The representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date with respect to Borrower and to any Subsidiary in existence on such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(i) and (ii) have been satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower represents and warrants to the Lenders that:

         5.1 EXISTENCE. Borrower is a corporation duly organized and validly existing under the laws of the State of Ohio, with its principal place of business in Beachwood, Ohio and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of Borrower's Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2 AUTHORIZATION AND VALIDITY. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's articles of incorporation or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement, or the filing of information concerning this Agreement, with the Securities and Exchange Commission.

         5.4 FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE. All consolidated financial statements of the Borrower and its Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Lenders through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.5 TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and remain outstanding for amounts in excess of $250,000. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.6 LITIGATION AND GUARANTEE OBLIGATIONS. Except as set forth on
SCHEDULE 3 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. Notwithstanding the disclosure of the litigation identified on SCHEDULE 3 or in a notice to Administrative Agent, unless such disclosure has been approved by the Required Lenders, the Borrower, based on consultation with its counsel, represents that the Borrower is unlikely to suffer any material adverse result in such litigation. The Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION
6.1 or as set forth in written notices to the Administrative Agent given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

         5.7 SUBSIDIARIES. SCHEDULE 1 hereto contains, as of the Agreement Execution Date, an accurate list of all of the presently existing Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by the Borrower or other Subsidiaries. SCHEDULE 6 hereto contains, as of the Agreement Execution Date, an accurate list of all of the presently existing Subsidiaries of the Borrower which own one or more Projects that are not single purpose entities formed solely for the purpose of owning Projects in connection with securitized Indebtedness which also have restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in securitized financings. All of the issued and outstanding shares of capital stock of such Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable.

         5.8 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.9 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, to the knowledge of Borrower, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in light of the circumstances and purposes for which such information was provided at such time.

         5.10 REGULATION U. The Borrower has not used the proceeds of any Advance to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

         5.11 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

         5.12 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

         5.13 OWNERSHIP OF PROPERTIES. Except as set forth on SCHEDULE 2 hereto, on the date of this Agreement, the Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by SECTION 6.16, to all of the Property and assets reflected in the financial statements as owned by it.

         5.14 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.16 SOLVENCY.

                  (i) Immediately after the Agreement Execution Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.17 INSURANCE. The Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation:

                  (i) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Project (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

                  (ii) Builder's risk insurance for any Project under construction in the amount of the construction cost of such Project;

                  (iii) Loss of rental income insurance in the amount not less than one year's gross revenues from the Projects; and

                  (iv) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence.

         5.18 REIT STATUS. The Borrower is in good standing on the New York Stock Exchange, is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust.

         5.19 ENVIRONMENTAL MATTERS. Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                           (a) To the best knowledge of the Borrower, the
                  Projects of the Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws.

                           (b) To the best knowledge of the Borrower, (i) the
                  Projects of the Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

                           (c) Neither the Borrower nor any of its Subsidiaries
                  has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                           (d) To the best knowledge of the Borrower, Materials
                  of Environmental Concern have not been transported or disposed of from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws.

                           (e) No judicial proceedings or governmental or
                  administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower's knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries.

                           (f) To the best knowledge of the Borrower, there has
                  been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


                                   ARTICLE VI

                                    COVENANTS
                                    ---------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

                  (i) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by the Borrower's chief financial officer or chief accounting officer;

                  (ii) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for the Borrower and its Subsidiaries, the following reports in form and substance reasonably satisfactory to the Lenders, all certified by the entity's chief financial officer or chief accounting officer: a statement of Funds From Operations, a statement of cash flows for each individual Project, a statement detailing Consolidated Outstanding Indebtedness, Consolidated Secured Indebtedness, and Consolidated Senior Unsecured Indebtedness, Consolidated Cash Flow (with a breakdown between Unencumbered Assets and other assets), a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary information and such other information on all Projects as may be reasonably requested;

                  (iii) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, prepared by PricewaterhouseCoopers (or other independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent);

                  (iv) As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the Borrower and its Subsidiaries, a statement detailing the contributions to Consolidated Cash Flow from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to the Lenders, certified by the entity's chief financial officer or chief accounting officer;

                  (v) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of EXHIBIT C hereto signed by the Borrower's chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer's knowledge, no Default or Unmatured Default exists, or if, to such officer's knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

                  (vi) As soon as possible and in any event within 10 days after a responsible officer of the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

                  (vii) As soon as possible and in any event within 10 days after receipt by a responsible officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
         (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

                  (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                  (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports and any other public information which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission; and

                  (x) Such other information (including, without limitation, financial statements for the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

         6.2 USE OF PROCEEDS. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances for the general corporate purposes of the Borrower, including working capital needs, the repayment of Indebtedness, financing for property acquisitions of new Projects, construction of new improvements or expansions of existing improvements on Projects, and to repay outstanding Advances. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any "margin stock" (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto, or (iii) to make any Acquisition other than a Permitted Acquisition.

         6.3 NOTICE OF DEFAULT. The Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4 CONDUCT OF BUSINESS. The Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to SECTION 6.12 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.

         6.5 TAXES. The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them of their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in SECTION 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

         6.7 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

         6.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

         6.9 INSPECTION. The Borrower will, and will cause each of its Subsidiaries to, permit the Lenders upon reasonable notice, by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

         6.10 MAINTENANCE OF STATUS. The Borrower shall at all times (i) remain a corporation listed and in good standing on the New York Stock Exchange, and
(ii) maintain its status as a
real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

         6.11 DIVIDENDS. Provided there is no then-existing Default or (after notice thereof to Borrower) Unmatured Default hereunder, the Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by Borrower, PROVIDED, HOWEVER, that in no event shall Borrower declare or pay dividends on its Capital Stock if
(a) dividends paid on account of any fiscal quarter, in the aggregate, would exceed 95% of Funds From Operations for such fiscal quarter, or (b) dividends paid on account of any fiscal year, in the aggregate, would exceed 90% of Funds From Operations for such fiscal year. Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust. Notwithstanding the foregoing, the Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

         6.12 MERGER; SALE OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any merger (other than mergers in which such entity is the survivor and mergers of Subsidiaries (but not the Borrower) as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary, (b) mergers solely to change the jurisdiction of organization of a Subsidiary Guarantor, and (c) as otherwise approved in advance by the Required Lenders.

         6.13 DELIVERY OF SUBSIDIARY GUARANTIES. Borrower shall cause each of its existing Subsidiaries listed on SCHEDULE 6 to execute and deliver to the Agent the Subsidiary Guaranty. Within 10 days after the later of the date Borrower forms or acquires any Subsidiary or the date such Subsidiary first owns a Project (other than a Subsidiary which is a single-purpose entity which owns only Projects subject to securitized Indebtedness and which has restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in securitized financings), Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent a Subsidiary Guaranty.

         6.14 SALE AND LEASEBACK. The Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

         6.15 ACQUISITIONS AND INVESTMENTS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i) Cash Equivalents;

                  (ii) Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring Properties, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties and office and industrial properties, and Investments in existence on the date hereof and described in SCHEDULE 1 hereto;

                  (iii) transactions permitted pursuant to SECTION 6.12; and

                  (iv) Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail, office or industrial properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein. Acquisitions permitted pursuant to this SECTION 6.15 shall be deemed to be "PERMITTED ACQUISITIONS".

         6.16 LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (iii) Liens arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (iv) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                  (v) Liens on Projects existing on the date hereof which secure Indebtedness as described in SCHEDULE 2 hereto; and

                  (vi) Liens other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower's covenants herein.

Liens permitted pursuant to this SECTION 6.16 shall be deemed to be "PERMITTED LIENS".

         6.17 AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.18 FINANCIAL UNDERTAKINGS. The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent required to protect the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.

         6.19 VARIABLE INTEREST INDEBTEDNESS. The Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed $800,000,000, unless all of such Indebtedness in excess of $800,000,000 is subject to a Rate Management Transaction approved by the Administrative Agent that effectively converts the interest rate on such excess to a fixed rate.

         6.20 CONSOLIDATED NET WORTH. The Borrower shall maintain a Consolidated Net Worth of not less than the sum of (i) $1,300,000,000 plus (ii) ninety percent (90%) of the aggregate proceeds received by the Borrower (net of customary related fees and expenses) in connection with any offering of stock, including, without limitation, perpetual preferred stock and all other preferred stock, in the Borrower after the Agreement Execution Date and on or prior to the date such determination of Consolidated Net Worth is made provided that no proceeds shall be deemed received to the extent that such offering involves only the replacement or reissuance of common or preferred stock.

         6.21 INDEBTEDNESS AND CASH FLOW COVENANTS. The Borrower on a consolidated basis with its Subsidiaries shall not permit:

                  (i) Consolidated Outstanding Indebtedness to exceed fifty-five percent (55%) of Consolidated Market Value;

                  (ii) Consolidated Secured Indebtedness to exceed thirty-five percent (35%) of Consolidated Market Value, as of the last day of any fiscal quarter;

                  (iii) Subordinated Indebtedness to exceed ten percent (10%) of the Value of Unencumbered Assets, as of any date;

                  (iv) the Value of Unencumbered Assets to be less than 1.75 times the Consolidated Senior Unsecured Indebtedness, as of any date;

                  (v) the aggregate Net Operating Income for the two (2) most recent fiscal quarters of the Consolidated Group for which results have been reported under SECTION 6.1 from all Unencumbered Assets qualifying for inclusion in the Value of Unencumbered Assets as of the date of determination to be less than 1.75 times the portion of Consolidated Interest Expense for such two (2) fiscal quarters attributable to Consolidated Senior Unsecured Indebtedness, as of the last day of any fiscal quarter;

                  (vi) Consolidated Cash Flow to be less than 2.0 times the Consolidated Debt Service, based on the most recent two (2) fiscal quarters, for which the Consolidated

         Group has reported results under SECTION 6.1, annualized, as of the last day of any fiscal quarter; or

                  (vii) Consolidated Cash Flow to be less than 1.5 times Fixed Charges, based on the most recent two (2) fiscal quarters, as of the last day of any fiscal quarter.

         6.22 ENVIRONMENTAL MATTERS. Borrower and its Subsidiaries shall:

                           (a) Comply with, and use all reasonable efforts to
                  ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the date hereof, or
                  (ii) at Projects hereafter acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

                           (b) Conduct and complete all investigations, studies,
                  sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

                           (c) Defend, indemnify and hold harmless
                  Administrative Agent and each Lender, and their respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

                           (d) Prior to the acquisition of a new Project after
                  the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall at a minimum comply with the specifications and procedures attached hereto as EXHIBIT G. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

         6.23 PERMITTED INVESTMENTS.

                           (a) The Consolidated Group's Investment in Investment
                  Affiliates, as determined in accordance with GAAP, shall not at any time exceed thirty percent (30%) of Consolidated Market Value.

                           (b) The Consolidated Group's Investment in
                  Developable Land (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed seven and one half percent (7.5%) of Consolidated Capitalization Value.

                           (c) The Consolidated Group's Investment in Passive
                  Non-Real Estate Investments (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed seven and one half percent (7.5%) of Consolidated Capitalization Value.

                           (d) The Consolidated Group's Investment in First
                  Mortgage Receivables (with each asset valued at the lower of its acquisition cost and its fair market value) shall not at any time exceed five percent (5%) of Consolidated Capitalization Value.

                           (e) The Consolidated Group's Investment in Assets
                  Under Development shall not at any time exceed fifteen percent (15%) of Consolidated Capitalization Value.

                           (f) The Consolidated Group's aggregate Investment in
                  Developable Land, Passive Non-Real Estate Investments, First Mortgage Receivables and Assets Under Development shall not at any time exceed twenty-five (25%) of Consolidated Capitalization Value.


                                  ARTICLE VII

                                    DEFAULTS
                                    --------


         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 Nonpayment of any principal payment on any Note when due.

         7.2 Nonpayment of interest upon any Note or of any Facility Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         7.3 The breach of any of the terms or provisions of SECTIONS 6.2 through 6.21 and 6.23.

         7.4 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.5 The breach by the Borrower (other than a breach which constitutes a Default under SECTION 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days after written notice from the Administrative Agent or any Lender.

         7.6 Failure of the Borrower or any of its Subsidiaries to pay when due
(A) any Recourse Indebtedness in excess of $10,000,000 in the aggregate or (B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $40,000,000 in the aggregate; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits (A) any Recourse Indebtedness of the Borrower or any of its Subsidiaries in excess of $10,000,000 in the aggregate or (B) any Indebtedness, whether or not Recourse Indebtedness, in excess of $40,000,000 in the aggregate to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Indebtedness shall not constitute a Default so long as the Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and the Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Administrative Agent, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome).

         7.7 The Borrower, or any Subsidiary having more than $10,000,000 of Equity Value, shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this
SECTION 7.7, (vi) fail to contest in good faith any appointment or proceeding described in SECTION 7.8 or (vii) admit in writing its inability to pay its debts generally as they become due.

         7.8 A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary having more than $10,000,000 of Equity Value, or for any Substantial Portion of the Property of the Borrower or such Subsidiary, or a proceeding described in SECTION 7.7(iv) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

         7.9 The Borrower or any of its Subsidiaries shall fail within sixty
(60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

         7.10 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum.

         7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000.

         7.12 Failure to remediate within the time period permitted by law or governmental order, after all administrative hearings and appeals have been concluded (or within a reasonable time in light of the nature of the problem if no specific time period is so established), environmental problems at Properties owned by the Borrower or any of its Subsidiaries or Investment Affiliates if the estimated costs of remediation at all such Properties in the aggregate exceed $20,000,000.

         7.13 The occurrence of any "Default" as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.

         7.14 The occurrence of any Material Adverse Effect.



                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------


         8.1 ACCELERATION. If any Default described in SECTION 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders, at any time prior to the date that such Default has been fully cured, may terminate or suspend the obligations of the Lenders to make Loans hereunder and to issue Facility Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and any Subsidiary Guarantor under the Loan Documents.

         In addition to the foregoing, following the occurrence of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Administrative Agent, the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Collateral Account, which funds will be invested by the Administrative Agent from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

         If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder or to issue Facility Letters of Credit as a result of any Default (other than any Default as described in SECTION 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2 AMENDMENTS. Subject to the provisions of this ARTICLE VIII and the right of the Borrower, solely with the agreement of the Administrative Agent and such new banks or existing Lenders as may provide new or increased Commitments, to increase the Aggregate Commitment as described in Section 2.1 above, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders:

                  (i) Extend the Facility Termination Date or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Facility Fee, reduce the Applicable Margins or any accepted Absolute Rate (or modify any definition herein which would have the effect of reducing the Applicable Margins or any accepted Absolute
         Rate) or the underlying interest rate options or extend the time of payment of any such principal, interest or Facility Fees.

                  (ii) Release any Subsidiary Guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from the Subsidiary Guaranty or any other future guarantor (other than a Subsidiary Guarantor that has liquidated all of its assets and applied all of the proceeds of such liquidation in accordance with its organizational documents) from any liability it may undertake with respect to the Obligations.

                  (iii) Reduce the percentage specified in the definition of Required Lenders.

                  (iv) Increase the Aggregate Commitment beyond $650,000,000.

                  (v) Permit the Borrower to assign its rights under this Agreement.

                  (vi) Amend SECTIONS 2.3, 2.13(ii), 2.24, 8.1, 8.2, 11.2 or the
         definition of Required Lenders.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. Each Lender which has been designated a Designated Lender may act on behalf of such Designated Lender with respect to any rights of such Designated Lender to grant or withhold any consent hereunder to the fullest extent it has been so delegated to act by such Designated Lender pursuant to its Designation Agreement.

         8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------


         9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 TAXES. Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

         9.6 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7 EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent in connection with the amendment, modification, and enforcement of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, each Lender and their Affiliates, and their directors and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all fees and reasonable expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Syndication Agent, the Documentation Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         9.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11 NONLIABILITY OF LENDERS. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.15 NO BANKRUPTCY PROCEEDINGS. Each of the Borrower, the Lenders and the Administrative Agent agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy of similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.



                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT
                            ------------------------


         10.1 APPOINTMENT. Bank One, NA is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this ARTICLE X. The Administrative Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement.

         10.2 POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent. The Administrative Agent shall administer this Agreement in the same manner and with the same standard of care as it administers similar agreements for its own account.

         10.3 GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct; or
(ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a "highly leveraged transaction". The foregoing shall not limit the liability of the Administrative Agent for a breach of its express obligations and undertakings to the Lenders hereunder which continues after written notice to the Administrative Agent of such breach and its failure to cure such breach within a reasonable time after such notice.

         10.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). Notwithstanding anything to the contrary herein, Administrative Agent shall make available promptly after the Agreement Execution Date to any Lender copies of all Loan Documents in its possession which are requested by any such Lender. Administrative Agent shall also furnish to all Lenders promptly after such items are available in final form copies of Default notices issued to the Borrower, amendments to any Loan Documents being proposed by the Administrative Agent or the Borrower, financial statements of the Borrower required hereunder, compliance certificates from the Borrower required by this Agreement or any other notice or communication from the Borrower specifically relating to this Agreement which is actually received by the Administrative Agent. Promptly after the Administrative Agent has actual knowledge of the occurrence of a Default hereunder, the Administrative Agent shall so notify the Lenders.

         10.5 ACTION ON INSTRUCTIONS OF LENDERS. Notwithstanding anything herein to the contrary, the Administrative Agent shall in all cases be fully protected in so acting, or refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all of the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant to such written instructions shall be binding on all of the Lenders and on all holders of Notes and on the Administrative Agent.

         10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8 ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent's express obligations and undertakings to the Lenders which is not cured after written notice and within the period described in SECTION 10.3, and provided further that no Designated Lender shall be liable for any payment under this Section 10.8 so long as, and to the extent that, the Lender designating such Designated Lender makes such payment. To the extent any amounts so paid by Lenders are thereafter recovered by the Administrative Agent from the Borrower or any Subsidiary Guarantor or otherwise, such recovered amount shall be remitted to the Lenders making such payment on a pro rata basis in accordance with their respective portions of such payment. The obligations of the Lenders and the Administrative Agent under this SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender but if the Administrative Agent is no longer a Lender, the Administrative Agent shall resign and a successor shall be appointed as described in SECTION
10.11. The rights and duties of the Administrative Agent are separate from its rights and duties as a Lender and no transfer of all or any part of the Administrative Agent's Commitment or its interest as a Lender in the Loans hereunder shall be deemed to transfer any of its rights and duties as Administrative Agent to its successor or successors as a Lender.

         10.10 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11 SUCCESSOR ADMINISTRATIVE AGENT. Except as otherwise provided below, Bank One shall serve as Administrative Agent at all times during the term of this Facility. Bank One may resign as Administrative Agent in the event (x) Bank One and Borrower shall mutually agree in writing or (y) an Event of Default shall occur and be continuing under the Loan Documents, or (z) Bank One shall determine, in its sole reasonable discretion, that because of its other banking relationships with Borrower and/or Borrower's Affiliates at the time of such decision Bank One's resignation as Administrative Agent would be necessary in order to avoid creating an appearance of impropriety on the part of Bank One. Bank One shall also resign as

Administrative Agent, within 30 days after receipt of a written request from the Required Lenders, if the Administrative Agent's Commitment, after giving effect to any assignments or reductions hereunder, is less than 5% of the then-current Aggregate Commitment. Bank One (or any successor Administrative Agent) may be removed as Administrative Agent by written notice received by Administrative Agent from the Required Lenders at any time with cause (i.e., a breach by Bank One (or any successor Administrative Agent) of its duties as Administrative Agent hereunder) or for gross negligence or willful misconduct. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign or receiving such a request to resign, then the resigning Administrative Agent shall, prior to the effective date of its resignation, appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article XI shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------


         11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due.

         11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------


         12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.


         12.2 PARTICIPATIONS.

                  12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment or releases any Subsidiary from the Subsidiary Guaranty.

                  12.2.3 BENEFIT OF SETOFF. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender's interest in its Loans shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in
SECTION 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in
SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

         12.3 ASSIGNMENTS.

                  12.3.1 PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any of such Lender's affiliates or to one or more banks, financial institutions or pension funds, or with the prior approval of the Borrower, which shall not be unreasonably withheld or delayed, any other entity ("PURCHASERS") all or any portion of its rights and obligations under the Loan Documents. Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing. Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

                  12.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         12.4 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject to
SECTION 12.6.

         12.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 3.5.

         12.6 CONFIDENTIALITY. The Administrative Agent and Lenders agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to them by the Borrower or by any other Person on the Borrower's behalf in connection with the Loan Documents and agree and undertake that neither they nor any of their Affiliates shall disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Loan Documents. The Administrative Agent and each Lender may disclose such information (1) at the request of any regulatory authority with jurisdiction over the Administrative Agent and/or the Lenders or in connection with an examination of such Person by any such authority, (2) pursuant to subpoena or other process of a court having jurisdiction over the Administrative Agent and/or the Lenders, (3) when required to do so in accordance with the provisions of any applicable law, (4) at the express direction of any other governmental authority, with jurisdiction over the Administrative Agent and/or the Lenders, of any State of the United States of America or of any other jurisdiction in which such Person conducts its business, (5) to such Person's independent auditors, attorneys and other professional advisors, (6) if such information has become public other than through disclosure by such Person or any Lender, (7) in connection with any litigation involving such Person, and (8) to any Affiliate of such Person which agrees to be bound by this SECTION 12.6. Notwithstanding the foregoing, the Borrower authorizes each of the Administrative Agent and each Lender to disclose to any prospective or actual Transferee such financial and other information in its possession (i) which has been delivered to such Person pursuant to the Loan Documents or which has been delivered to such Person by the Borrower prior to entering into the Loan Documents, or (ii) which is reasonably necessary to effectuate the purposes of this Agreement and the Loan Documents; provided that, unless otherwise agreed by the Borrower, such Transferee shall agree to keep such information confidential to the same extent required to the Administrative Agent or any Lender, as applicable, hereunder. The Borrower hereby consents to the disclosure of any non-public information with respect to it which is related to this transaction by any Designated Lender to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Lender.

                                  ARTICLE XIII

                                     NOTICES
                                     -------


         13.1 GIVING NOTICE. Except as otherwise permitted by SECTION 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).


         13.2 CHANGE OF ADDRESS. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                  COUNTERPARTS
                                  ------------


         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.




                  (Remainder of page intentionally left blank.)

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

                                     DEVELOPERS DIVERSIFIED REALTY
                                     CORPORATION


                                     By: /s/ Joan U. Allgood
                                         ------------------------------
                                     Print Name: Joan U. Allgood
                                     Title: Senior Vice President


                                     3300 Enterprise Parkway
                                     Beachwood, Ohio  44122
                                     Phone:  216/755-5506
                                     Facsimile:  216/755-1506
                                     Attention:  Scott A. Wolstein

COMMITMENTS:                         BANK ONE, NA,
$50,000,000                          Individually and as Administrative Agent


                                     By: /s/ Timothy J. Carew
                                         --------------------------------
                                     Print Name: Timothy J. Carew
                                     Title: Director, Capital Markets

                                     1 Bank One Plaza, IL 1-0315
                                     Chicago, Illinois  60670
                                     Phone:  312/732-4000
                                     Facsimile:  312/732-5939
                                     Attention:  Corporate Real Estate

                                     BANK OF AMERICA, N.A.,
$50,000,000                          Individually and as Syndication Agent



                                     By: /s/ Reinhard J. Schneider
                                         --------------------------------------
                                     Print Name: Reinhard J. Schneider
                                     Title:  Managing Director

                                     231 South LaSalle Street
                                     Chicago, IL 60697
                                     Phone:  312/828-5215
                                     Facsimile:  312/828-4970
                                     Attention:  Ms. Cheryl Gray

$50,000,000                          COMMERZBANK AG,
                                     Individually and as Documentation Agent


                                     By: /s/ Christian Berry
                                         --------------------------------------
                                     Print Name: Christian Berry
                                     Title: Assistant Vice President

                                     and by:

                                     By: /s/ Ralph C. Marra
                                         --------------------------------------
                                     Print Name: Ralph C. Marra
                                     Title: Vice President

                                     2 World Financial Center
                                     New York, NY 10281-1050
                                     Phone:  212/400/7569
                                     Facsimile:  212/266-7565
                                     Attention:  Mr. Douglas Traynor

$50,000,000                          DEUTSCHE BANK SECURITIES, INC.
                                     Individually and as Documentation Agent


                                     By: /S/ STEPHEN P. LAPHAR
                                         -------------------------------
                                     Print Name: Stephen P. Laphar
                                     Title:  President

                                     31 West 52nd Street
                                     New York, NY 10019
                                     Phone:  646/324-2118
                                     Facsimile:  646/324-7450
                                     Attention:  Mr. Geoff Bedrosian

$50,000,000                          FLEET BANK,
                                     Individually and as Documentation Agent


                                     By: /s/ James L. Keough
                                         -------------------------------
                                     Print Name: James L. Keough
                                     Title:  Senior Vice President

                                     100 Federal Street
                                     Boston, MA 02110
                                     Phone:  617/434-6322
                                     Facsimile:  617/434-6384
                                     Attention:  Mr. James Keough

$50,000,000                          WELLS FARGO BANK, N.A.,
                                     Real Estate Finance Group,
                                     Individually and as Documentation Agent

                                     By: /s/ Scott S. Solis
                                         --------------------------------------
                                     Print Name: Scott S. Solis
                                     Title:  Vice President

                                     225 West Wacker
                                     Suite 2550
                                     Chicago, IL 60606
                                     Phone:  312/269-4818
                                     Facsimile:  312/782-0969
                                     Attention:  Mr. Scott Solis

$40,000,000                          WACHOVIA BANK, NA.,
                                     Individually and as Managing Agent



                                     By: /s/ David Hoagland
                                         -------------------------------
                                     Print Name: David Hoagland
                                     Title:  Vice President

                                     Mail Code GA-31281, 28th Floor
                                     191 Peachtree St., N.E.
                                     Atlanta, GA 30303
                                     Phone:  404/332-5080
                                     Facsimile:  404/332-4066
                                     Attention:  Mr. John Blackwelder

$35,000,000                          FIRSTAR BANK, N.A.,
                                     Individually and as Co-Agent


                                     By: /s/ Samuel J. Russo
                                         -------------------------------
                                     Print Name: Samuel J. Russo
                                     Title: Vice President

                                     1350 Euclid Avenue
                                     Cleveland, OH 44115
                                     Phone:  216/623-5984
                                     Facsimile:  216/241-0164
                                     Attention:  Mr. Samuel Russo

$30,000,000                          ING CAPITAL LLC,
                                     Individually and as Co-Agent


                                     By: /s/ David A. Mazujian
                                         -------------------------------
                                     Print Name: David A. Mazujian
                                     Title: Managing Director

                                     1325 Avenue of the Americas
                                     New York, NY 10019
                                     Phone:  646/424-6209
                                     Facsimile:  212/424/6210
                                     Attention:  Mr. David Lattimer

$30,000,000                          JP MORGAN CHASE,
                                     Individually and as Co-Agent


                                     By: /s/ John F. Mix
                                         --------------------------------------
                                     Print Name: John F. Mix
                                     Title: Vice President

                                     270 Park Avenue
                                     New York, NY 10017
                                     Phone:  212/270-9400
                                     Facsimile:  212/270-9440
                                     Attention:  Mr. Peter Baccile

$22,000,000                          AM SOUTH BANK


                                     By: /s/ Robert Blair
                                         --------------------------------------
                                     Print Name: Robert Blair
                                     Title: Vice President

                                     1900 Fifth Avenue North
                                     Birmingham, AL 35203
                                     Phone:  205/326-4071
                                     Facsimile:  205/326-4075
                                     Attention:  Mr. Robert Blair

$22,000,000                          THE HUNTINGTON NATIONAL BANK


                                     By: /s/ Richard J. Goss
                                         --------------------------------------
                                     Print Name: Richard J. Goss
                                     Title:  Vice President

                                     917 Euclid Avenue
                                     Cleveland, OH 44115
                                     Phone:  216/515-0683
                                     Facsimile:  216/515-6369
                                     Attention:  Mr. Richard Goss

$22,000,000                          LA SALLE BANK, N.A.


                                     By: /s/ Jay Palmer
                                         --------------------------------------
                                     Print Name: Jay Palmer
                                     Title: Assistant Vice President

                                      135 South LaSalle Street
                                      Suite 1225
                                      Chicago, IL 60603
                                      Phone:  312/904-1273
                                      Facsimile:  312/904-6691
                                      Attention:  Mr. Eric Ogden

  $22,000,000                        LEHMAN COMMERCIAL PAPER INC.


                                     By: /s/ Francis X. Gilhool
                                         --------------------------------------
                                     Print Name: Francis X. Gilhool
                                     Title: Authorized Signatory

                                     399 Park Ave., 8th Floor
                                     New York, NY 10022
                                     Phone:  212/526-5153
                                     Facsimile:  646-758-4672
                                     Attention:  Mr. Tom Buffa

  $22,000,000                        PNC BANK, NATIONAL ASSOCIATION


                                     By: /s/ Michael E. Smith
                                         --------------------------------------
                                     Print Name: Michael E. Smith
                                     Title: Vice President

                                     One PNC Plaza
                                     249 Fifth Avenue
                                     Pittsburgh, PA 15222
                                     Phone:  412/768-2376
                                     Facsimile:  412/762-6500
                                     Attention:  Mr. Andrew White

  $15,000,000                        CITICORP REAL ESTATE, INC.


                                     By: /s/ David Bouton
                                         --------------------------------------
                                     Print Name: David Bouton
                                     Title: Vice President

                                     399 Park Avenue
                                     New York, NY 10043
                                     Phone:  212/723-5884
                                     Facsimile:  212/723-8380
                                     Attention:  Mr. David Bouton

  $15,000,000                        ERSTE BANK


                                     By: /s/ Gregory Aptman
                                         -------------------------------------
                                     Print Name: Gregory Aptman
                                     Title: Vice President

                                     By: /s/ John Runnion
                                         -------------------------------------
                                     Print Name: John Runnion
                                     Title: Managing Director





                                      280 Park Avenue
                                      West Building
                                      New York, NY 10017
                                      Phone:  212/984-5638
                                      Facsimile:  212/984-5627
                                      Attention:  Mr. Gregory Aptman

  $15,000,000                        MELLON BANK, N.A.


                                     By: /s/ Allan C. Kirkman
                                         --------------------------------------
                                     Print Name: Allan C. Kirkman
                                     Title: Executive Vice President


                                     Suite 5325
                                     One Mellon Center
                                     Pittsburgh, PA 15258-0001
                                     Phone:  412/234-9625
                                     Facsimile:  412/234-8657
                                     Attention:  Mr. Thomas Greulich

  $15,000,000                        THE NORTHERN TRUST COMPANY


                                     By: /s/ Robert W. Wiarda
                                         -------------------------------
                                     Print Name: Robert W. Wiarda
                                     Title: V.P.

                                     50 South LaSalle Street
                                     Chicago, IL 60675
                                     Phone:  312/444-3380
                                     Facsimile:  312/444-7028
                                     Attention:  Mr. Robert Wiarda

  $15,000,000                        SOUTHTRUST BANK


                                     By: /s/ Ronald A. Brantley, II
                                         --------------------------------------
                                     Print Name: Ronald A. Brantley, II
                                     Title:  Assistant Vice President

                                     420 North 20th Street
                                     Birmingham, AL 35203
                                     Phone:  205/254-4438
                                     Facsimile:  205/254-8270
                                     Attention:  Mr. Ronnie Brantley

  $10,000,000                        ALLIED IRISH BANKS, P.L.C.
                                     New York Branch


                                     By:  /s/ Anthony O'Reilly
                                          ------------------------------
                                     Print Name: Anthony O'Reilly
                                     Title: Vice President

                                     405 Park Avenue
                                     New York, NY 10022
                                     Phone:  212/515-6847
                                     Facsimile:  212/339-8325
                                     Attention:  Mr. Anthony O'Reilly

                                     By: /s/ Hilary Patterson
                                         -------------------------------
                                     Print Name: Hilary Patterson
                                     Title: Assistant Vice President

                                     405 Park Avenue
                                     New York, NY 10022
                                     Phone: 212/515-6847
                                     Facsimile: 212/339/8325
                                     Attention: Ms. Hilary Patterson

  $10,000,000                        CHANG HWA BANK


                                     By: /s/ Chen-Yu Chen
                                     Print Name: Chen-Yu Chen
                                     Title: VP& Deputy General Manager

                                      685 3rd Avenue, 29th Floor
                                      New York, NY 10017
                                      Phone:  718/242-0662
                                      Facsimile:  718/242-7159
                                      Attention:  Vivian Chen

  $10,000,000                        COMPASS BANK


                                      By:  /S/ JOHANNA DUKE PALEY
                                           ------------------------------------
                                      Print Name: Johanna Duke Paley
                                      Title: Senior Vice President


                                     15 South 20th Street
                                     15th Floor
                                     Birmingham, AL 35233
                                     Phone:  205/297-3851
                                     Facsimile:  205/297-7994
                                     Attention:  Johanna Paley

                                   EXHIBIT A-1

                           [AMENDED AND RESTATED] NOTE


                                                                 _________, 2002


         Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), promises to pay to the order of _________________________ (the "Lender") the aggregate unpaid principal amount of all Loans (other than Competitive Bid Loans) made by the Lender to the Borrower pursuant to Article II of the Fourth Amended and Restated Credit Agreement (as the same may be amended or modified, the "Agreement") hereinafter referred to, in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date or such earlier date as may be required under the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         [This Note amends and restates in its entirety that certain [Amended and Restated] Note dated June 27, 2000 made by the Borrower in favor of the
Lender in the maximum principal amount of $       .]

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Fourth Amended and Restated Credit Agreement, dated as of ________, 2002 among the Borrower, Bank One, NA, individually and as Administrative Agent, and the other Lenders named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         If there is a Default under the Agreement or any other Loan Document and Agent exercises the remedies provided under the Agreement and/or any of the Loan Documents for the Lenders, then in addition to all amounts recoverable by the Agent and the Lenders under such documents, Agent and the Lenders shall be entitled to receive reasonable attorneys fees and expenses incurred by Agent and the Lenders in connection with the exercise of such remedies.

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this

                                      A1-1

Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

         This Note shall be governed and construed under the internal laws of the State of Illinois.

         BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

                                   DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation


                                   By:
                                      -----------------------------------------
                                   Print Name:
                                              ---------------------------------
                                   Title:
                                         --------------------------------------


                                      A1-2

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                   TO [THIRD] [SECOND] [AMENDED AND RESTATED]
               NOTE OF DEVELOPERS DIVERSIFIED REALTY CORPORATION,
                            DATED ____________, 2002


                                                                      Maturity
                    Principal               Maturity                  Principal
                    Amount of               of Interest               Amount                    Unpaid
Date                Loan                    Period                    Paid                      Balance
----                -------------           -------------             ------------              -------
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------


                                      A1-3

                                   EXHIBIT A-2
                                   -----------

                     FORM OF [SECOND] [AMENDED AND RESTATED]
                     ---------------------------------------
                              COMPETITIVE BID NOTE
                              --------------------


                                                                  ________, 2002


         On or before the last day of each "Interest Period" applicable to a "Competitive Bid Loan", as defined in that certain Fourth Amended and Restated Credit Agreement dated as of __________, 2002, as amended from time to time hereafter (the "AGREEMENT") among DEVELOPERS DIVERSIFIED REALTY CORPORATION, a Ohio corporation ("BORROWER"), Bank One, NA, a national bank organized under the laws of the United States of America, individually and as Administrative Agent for the Lenders (as such terms are defined in the Agreement) and certain other Lenders which are parties thereto, Borrower promises to pay to the order of _________________________ (the "Lender"), or its successors and assigns, the unpaid principal amount of such Competitive Bid Loan made by the Lender to the Borrower pursuant to SECTION 2.21 of the Agreement, in immediately available funds at the office of the Administrative Agent in Chicago, Illinois, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay any remaining unpaid principal amount of such Competitive Bid Loans under this Competitive Bid Note ("NOTE") in full on or before the Facility Termination Date or such earlier date as may be required in accordance with the terms of the Agreement.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, amount and due date of each Competitive Bid Loan and the date and amount of each principal payment hereunder.

         [This Note amends and restates in its entirety that certain [Amended and Restated] Competitive Bid Note dated June 27, 2000 made by the Borrower in favor of the Lender.]

         This Note is issued pursuant to, and is entitled to the security under and benefits of, the Agreement and the other Loan Documents, to which Agreement and Loan Documents, as they may be amended from time to time, reference is hereby made for, INTER ALIA, a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         If there is a Default under the Agreement or any other Loan Document and Lender exercises its remedies provided under the Agreement and/or any of the Loan Documents, then in addition to all amounts recoverable by the Lender under such documents, Lender shall be entitled to receive reasonable attorneys fees and expenses incurred by Lender in exercising such remedies.

         Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note (except as otherwise expressly provided for in the Agreement), and any and all lack of diligence or delays in collection or

                                      A2-1
enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security of this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

         This Note shall be governed and construed under the internal laws of the State of Illinois.

         BORROWER AND LENDER, BY ITS ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS NOTE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                 DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation


                                 By:
                                     -------------------------------------------
                                 Print Name:
                                            ------------------------------------
                                 Title:
                                       -----------------------------------------




                                      A2-2

                              PAYMENTS OF PRINCIPAL
                              ---------------------


                            Unpaid
                            Principal                              Notation
Date                        Balance                                Made by

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                      A2-3

                                    EXHIBIT B
                                    ---------

                                 FORM OF OPINION
                                 ---------------

                                    EXHIBIT C
                                    ---------

                                    EXHIBIT D
                                    ---------

                              ASSIGNMENT AGREEMENT
                              --------------------


         This Assignment Agreement (this "Assignment Agreement") between _____________ (the "Assignor") and ________________ (the "Assignee") is dated as of ___________, __. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Fourth Amended and Restated Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include the consent of the Agent required by SECTION 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 AND 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Fixed Rate Due Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Fixed Rate Due Date. If the Assignor and the Assignee agree that the applicable Fixed Rate Due Date for such Fixed Rate Loan shall be the Effective Date, they shall agree, solely for purposes of dividing interest paid by the Borrower on such Fixed Rate Loan, to an alternate interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the related Interest Period (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate, with respect to such Fixed Rate Loan for such period, shall be remitted to the Assignor. [In the event interest for any period from the Effective Date to but not including the Fixed Rate Due Date is not paid when due by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement.] In the event a prepayment of any Fixed Rate Loan which is existing on the Effective Date and assigned by the Assignor to the Assignee hereunder occurs after the Effective Date but before the applicable Fixed Rate Due Date, the Assignee shall remit to the Assignor any excess of the funding indemnification amount paid by the Borrower under Section 3.4 of the Credit Agreement an account of such prepayment with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment amount were calculated based on the Agreed Interest Rate and only covered the portion of the Interest Period after the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent with respect to any Fixed Rate Loan prior to its Fixed Rate Due Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Fixed Rate Due Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]* In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

*EACH ASSIGNOR MAY INSERT ITS STANDARD PAYMENT PROVISIONS IN LIEU OF THE PAYMENT TERMS INCLUDED IN THIS EXHIBIT.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Facility Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Facility Fees attributable to the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to SECTION 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was calculated at the rate of __% rather than the actual percentage used to calculate the interest rate paid by the Borrower or if the Facility Fee was calculated at the rate of __% rather than the actual percentage used to calculate the Facility Fee paid by the Borrower, as
applicable. In addition, the Assignee agrees to pay   % of the fee required to
be paid to the Agent in connection with this Assignment Agreement.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim created by the Assignor and that it has all necessary right and authority to enter into this Assignment. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**

**TO BE INSERTED IF THE ASSIGNEE IS NOT INCORPORATED UNDER THE LAWS OF THE UNITED STATES, OR A STATE THEREOF.

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to SECTION 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under SECTIONS 4, 5 AND 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                  [NAME OF ASSIGNOR]

                                  By:
                                     -------------------------------------------
                                  Title:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------

                                  [NAME OF ASSIGNEE]

                                  By:
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------

                                   SCHEDULE 1
                             to Assignment Agreement


Description and Date of Credit Agreement:

Date of Assignment Agreement:               ___, ___

3.       Amounts (As of Date of Item 2 above):

                  a.       Aggregate Commitment
                           (Loans)* under
                           Credit Agreement                                     $________________________

                  b.       Assignee's Percentage
                           of the Aggregate Commitment
                           purchased under this
                           Assignment Agreement**                               ________________________%

4.       Amount of Assignee's (Loan Amount)**
         Commitment Purchased under this
         Assignment Agreement:                                                  $________________________

5.       Proposed Effective Date:                                                ________________________


Accepted and Agreed:

[NAME OF ASSIGNOR]                                 [NAME OF ASSIGNEE]

By:                                                By:
   ----------------------------------------           ---------------------------------------------------
Title:                                             Title:
      -------------------------------------              ------------------------------------------------


* If a Commitment has been terminated, insert outstanding Loans in place of Commitment

**       Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                   EXHIBIT "I"
                             to Assignment Agreement

                              NOTICE OF ASSIGNMENT
                              --------------------


                                                          ----------------, ----


To:      Bank One, NA, as Agent
         One Bank One Plaza
         Chicago, Illinois  60670
         Attention:  Real Estate Finance Department


From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")


                  1. We refer to that Fourth Amended and Restated Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

                  2. This Notice of Assignment (this "Notice") is given and delivered to the Agent pursuant to SECTION 12.3.2 of the Credit Agreement.

                  3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of , (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any fee required by SECTION 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

                  4. The Assignor and the Assignee hereby give to the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

                  5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by SECTION
12.3.2 of the Credit Agreement.

                  6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

                  7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

                  8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

                  9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                    NAME OF ASSIGNEE


By:                                 By:
   -------------------------           -----------------------------------------

Title:                              Title:
      ----------------------              --------------------------------------

ACKNOWLEDGED AND, IF REQUIRED BY THE
CREDIT AGREEMENT, CONSENTED TO BY
BANK ONE, NA, as Agent


By:
    ------------------------------
Title:
       ---------------------------



                 [Attach photocopy of Schedule 1 to Assignment]

                                    EXHIBIT E
                                    ---------

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:      Bank One, NA,
         as Administrative Agent (the "Agent")
         under the Credit Agreement Described Below

Re: Fourth Amended and Restated Credit Agreement, dated ________, 2002 (as the same may be amended or modified, the "Credit Agreement"), among Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio (the "Borrower"), the Agent, and the Lenders named therein. Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with SECTION 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
SECTION 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 -----------------------------------------------

Customer/Account Name
                     -----------------------------------------------------------

Transfer Funds To
                 ---------------------------------------------------------------



For Account No.
               -----------------------------------------------------------------

Reference/Attention To
                      ----------------------------------------------------------

Authorized Officer (Customer Representative)    Date
                                                    ----------------------------

---------------------------------------------       ----------------------------
(Please Print)                                               Signature

Bank Officer Name                               Date
                                                    ----------------------------

---------------------------------------------       ----------------------------
(Please Print)                                               Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT F
                                    ---------

                               SUBSIDIARY GUARANTY
                               -------------------


         This Guaranty is made as of _________, 2002 by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered (collectively, the "SUBSIDIARY GUARANTORS"), to and for the benefit of Bank One, NA, individually ("BANK ONE") and as administrative agent ("ADMINISTRATIVE AGENT") for itself and the lenders under the Credit Agreement (as defined below) and their respective successors and assigns (collectively, the "LENDERS").

                                    RECITALS

         A. Developers Diversified Realty Corporation, a corporation organized under the laws of the State of Ohio ("BORROWER"), and Subsidiary Guarantors have requested that the Lenders make a revolving credit facility available to Borrower in an aggregate principal amount of $650,000,000 (the "FACILITY").

         B. The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in a Fourth Amended and Restated Credit Agreement of even date herewith between Borrower, Bank One, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "CREDIT AGREEMENT"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

         C. Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender's Commitment and promissory notes in the principal amount, if any, of each Lender's Competitive Bid Loan as evidence of Borrower's indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Credit Agreement, are collectively referred to herein as the "NOTES").

         D. Subsidiary Guarantors are subsidiaries of Borrower. Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Credit Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members. The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Credit Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

         1. Subsidiary Guarantors absolutely, unconditionally, and irrevocably guaranty to each of the Lenders:

            (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement, and the other Loan Documents;

            (b) the payment of all Enforcement Costs (as hereinafter defined in PARAGRAPH 7 hereof); and

            (c) the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of Borrower under the Credit Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this PARAGRAPH 1 are referred to herein as the "FACILITY INDEBTEDNESS." All obligations described in subparagraph (c) of this PARAGRAPH 1 are referred to herein as the "OBLIGATIONS." Subsidiary Guarantors and Lenders agree that Subsidiary Guarantors' obligations hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by Subsidiary Guarantors from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Facility Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the "BANKRUPTCY CODE"). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Subsidiary Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, each Subsidiary Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty each other guarantor of the Facility Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such non-paying Subsidiary Guarantor's pro rata share (based on their respective maximum liabilities hereunder and under such other guaranty) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders.

         2. In the event of any default by Borrower in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Credit Agreement, and the other Loan Documents.

         3. Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in PARAGRAPH 2 above), notice of nonpayment (other than as provided for in PARAGRAPH 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Credit Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, and
(v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders' assessment of the financial condition of Borrower. Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Subsidiary Guarantors. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Subsidiary Guarantors further agree that any exculpatory language contained in the Credit Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

         4. Subsidiary Guarantors further agree that Subsidiary Guarantors' liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Credit Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Credit Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Credit Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Credit Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Credit Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Subsidiary Guarantors' obligations hereunder.

         5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Subsidiary Guarantors agree that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Credit Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Credit Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors' obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Subsidiary Guarantors' obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Credit Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Credit Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

         6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

         7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Credit Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Credit Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "ENFORCEMENT COSTS"), in addition to all other amounts due hereunder.

         8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

         9. Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness. Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors' own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Event of Default exists under the Credit Agreement or the Loan Documents, and any such payments to Subsidiary Guarantors made while any Default or Event of Default then exists under the Credit Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

         10. Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder. It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

         11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

         12. Subsidiary Guarantors hereby submit to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Subsidiary Guarantors hereby consent to the jurisdiction of either the Circuit Court of Cook County, Illinois, or the United States District Court for the Northern District of Illinois, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of Illinois and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

         13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

             To Subsidiary Guarantors:

                      c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway
                      Beachwood, Ohio 44122

                      Attention:       Joan U. Allgood, Esq.

                      Telephone:       (216) 755-5656
                      Facsimile:       (216) 755-1656

             With a copy to:

                      c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway
                      Beachwood, Ohio 44122

                      Attention:  Scott A. Wolstein

                      Telephone:  (216) 755-5506
                      Facsimile:  (216) 755-1506

             To Bank One as Administrative Agent and as a Lender:

                      Bank One, NA
                      One Bank One Plaza
                      Chicago, Illinois  60670
                      Attention:  Timothy J. Carew, Director, Capital Markets

                      Telephone:  (312) 732-5419
                      Facsimile:  (312) 732-5939

             With a copy to:

                      Sonnenschein Nath & Rosenthal
                      8000 Sears Tower
                      Chicago, Illinois  60606
                      Attention:   Steven R. Davidson, Esq.

                      Telephone:   (312) 876-8238
                      Facsimile:   (312) 876-7934

                  If to any other Lender, to its address set forth in the Credit Agreement.

         14. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.

         15. This Guaranty shall be construed and enforced under the internal laws of the State of Illinois.

         16. SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         17. From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty. From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty.

         IN WITNESS WHEREOF, Subsidiary Guarantors have delivered this Guaranty in the State of Illinois as of the date first written above.


                                    By:
                                       -----------------------------------------

                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------




                                    By:
                                       -----------------------------------------

                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------



                                    By:
                                       -----------------------------------------

                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------

                        EXHIBIT A TO SUBSIDIARY GUARANTY

                           FORM OF JOINDER TO GUARANTY

         THIS JOINDER is executed by __________, a __________ ("Subsidiary"), which hereby agrees as follows:

         1. All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (the "Guaranty") dated as of __________, 2001 executed for the benefit of Bank One, NA, as agent for itself and certain other lenders, with respect to a loan from the Lenders to Developers Diversified Realty Corporation ("Borrower").

         2. As required by the Credit Agreement described in the Guaranty, Subsidiary is executing this Joinder to become a party to the Guaranty.

         3. Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.


                            [INSERT SIGNATURE BLOCK]

                                    EXHIBIT G
                                    ---------

            ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES
            ---------------------------------------------------------


         Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

         This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA). The purpose of this standard is to "define good commercial and customary practice in the Untied States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products." The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes "all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices" as defined in 42 USC 9601(35)(B).

         The goal of the ASTM Phase I ESA is to identify "recognized environmental conditions." Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property. The term includes hazardous substances or petroleum products even under conditions in compliance with laws. The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

         The ASTM standard indicates that a Phase I ESA should consist of four main components: 1) Records Review; 2) Site Reconnaissance; 3) Interviews; and 4) Report. The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property. The site reconnaissance involves physical observation of the property's exterior and interior, as well as an observation of adjoining properties. Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property. The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property. It includes documentation to support the analysis, opinions, and conclusions found in the report.

         While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA's innocent landowner defense, it is not intended that its use be limited to that purpose. The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

                                   EXHIBIT I-1
                                   -----------

                      FORM OF COMPETITIVE BID QUOTE REQUEST
                      -------------------------------------
                                (Section 2.22(a))
                                         ----


To:      Bank One, NA,
         as administrative agent (the "Agent")

From:    Developers Diversified Realty Corporation (the "Borrower")

Re: Fourth Amended and Restated Credit Agreement dated as of _________, 2002, as amended among the Borrower, the lenders from time to time party thereto, and Bank One, NA, individually and as Administrative Agent for the lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement")

         1. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         2. We hereby give notice pursuant to SECTION 2.22(a) of the Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Loan(s):

                  Borrowing Date:
                                   ------------------,  ------

                           Principal Amount(1)                Interest Period(2)

         3. Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate].

         4. Upon acceptance by the undersigned of any or all of the Competitive Bid Loans offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in ARTICLE V of the Agreement.

                                      DEVELOPERS DIVERSIFIED REALTY
                                      CORPORATION, an Ohio corporation

                                      By:
                                           -------------------------------------
                                      Print Name:
                                                   -----------------------------
                                      Title:
                                              ----------------------------------




----------

(1) Amount must be at least $5,000,000 and an integral multiple of $1,000,000.

(2) One, two, three or six months (Competitive LIBOR Margin) or up to 180 days (Absolute Rate), subject to the provisions of the definitions of LIBOR Interest Period and Absolute Interest Period.









                                      I1-1

                                   EXHIBIT I-2
                                   -----------

                      INVITATION FOR COMPETITIVE BID QUOTES
                      -------------------------------------
                                (Section 2.22(b))
                                         ----


To:      Each of the Lenders party to
         The Agreement referred to below

From:    Invitation for Competitive Bid Quotes to
         Developers Diversified Realty Corporation (the "Borrower")


         Pursuant to SECTION 2.22(b) of the Fourth Amended and Restated Credit Agreement dated as of __________, 2002, as amended from time to time, among the Borrower, the lenders from time to time party thereto, and Bank One, NA, individually and as Administrative Agent for the lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

Borrowing Date:                             ,
                 ---------------------------  -------

                      Principal Amount                   Interest Period

         Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with SECTION 2.22(c) of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         Please respond to this invitation by no later than [2:00 p.m.] [9:00 a.m.] (Chicago time) on ________________, ____.


                             BANK ONE, NA,
                             as Administrative Agent


                             By:
                                  ----------------------------------------------
                             Print Name:
                                          --------------------------------------
                             Title:
                                     -------------------------------------------




                                      I2-1

                                   EXHIBIT I-3
                                   -----------

                              COMPETITIVE BID QUOTE
                              ---------------------
                                (Section 2.22(c))
                                         ----

                               _____________, ____


To:      Bank One, NA,
         as Administrative Agent

From: Competitive Bid Quote to Developers Diversified Realty Corporation (the "Borrower")

         In response to your invitation on behalf of the Borrower dated ___________, ____, we hereby make the following Competitive Bid Quote pursuant to SECTION 2.22(c) of the Agreement hereinafter referred to and on the following terms:

Quoting Lender:


2.       Person to contact at Quoting Lender:
                                               --------------------------------

3.       Borrowing Date:                                                     (3)
                          -----------------------------------------------------

We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


        ---------- ----------- ------------------ ----------- -----------------
        Principal   Interest    [Competitive      [Absolute    Minimum Amount(8)
        Amount(4)   Period(5)   LIBOR Margin(6)]  Rate(7)]
        ---------- ----------- ------------------ ----------- -----------------

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Fourth Amendment and Restated Credit Agreement dated as of ________, 2002, among the Borrower, the lenders from time to time party thereto, and Bank One, NA, individually and as Administrative Agent for the lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any


----------

(3) As specified in the related Invitation For Competitive Bid Quotes.
(4) Principal amount bid for each Interest Period may not exceed the principal amount request. Bids must be made for at least $5,000,000 and integral multiples of $1,000,000.
(5) One, two, three or six months or up to 180 days, as specified in the related Invitation For Competitive Bid Quotes.
(6) Competitive LIBOR Margin for the applicable LIBOR Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%) and specify whether "PLUS" or MINUS".
(7) Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
(8) Specify minimum amount, if any, which the Borrower may accept (see SECTION 2.22(c)(ii)(d)).




                                      I3-1
offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.


                                     Very truly yours,

                                     [NAME OF LENDER]


                                     By:
                                          --------------------------------------
                                     Title:
                                             -----------------------------------




                                      I3-2

                                   EXHIBIT J-1
                                   -----------

                      INVITATION FOR COMPETITIVE BID QUOTES
                      -------------------------------------
                                (Section 2.23(a))
                                         ----


To:      Each of the Lenders party to
         the Agreement referred to below

From:    Invitation for Competitive Bid Quotes to
         Developers Diversified Realty Corporation (the "Borrower")


         Pursuant to SECTION 2.23(a) of the Fourth Amended and Restated Credit Agreement dated as of ________, 2002, as amended from time to time, among the Borrower, the lenders from time to time party thereto, and Bank One, NA, individually and as Administrative Agent for the lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), we are pleased to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Loan(s):

Borrowing Date:                             ,
                 ---------------------------  -------

                  Principal Amount(9)              Interest Period(10)

         Such Competitive Bid Quotes should offer [a Competitive LIBOR Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with SECTION 2.23(a) of the Agreement and the foregoing. Capitalized terms used herein have the meanings assigned to them in the Agreement.

         Please respond to this invitation by no later than [2:00 p.m.] [9:00 a.m.] (Chicago time) on ______________, ____.



----------

(9) Amount must be at least $5,000,000 and an integral multiple of $1,000,000.

(10) One, two, three or six months (Competitive LIBOR Margin) or up to 180 days (Absolute Rate), subject to the provisions of the definitions of LIBOR Interest Period and Absolute Interest Period.



                                      J1-1

         Upon acceptance by the undersigned of any or all of the Competitive Bid Loans offered by Lenders in response to this request, the undersigned shall be deemed to affirm as of the Borrowing Date thereof the representations and warranties made in ARTICLE V of this Agreement.


                           DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation


                           By:
                                ------------------------------------------------
                           Print Name:
                                        ----------------------------------------
                           Title:
                                   ---------------------------------------------


                                      J1-2

                               EXHIBIT J-2
                               -----------

                              COMPETITIVE BID QUOTE
                                (Section 2.23(b))
                                         ----

                           ___________________, ____


To:      Developers Diversified Realty Corporation

Re:      Competitive Bid Quote


         In response to your invitation dated ______________, ____, we hereby make the following Competitive Bid Quote pursuant to SECTION 2.23(b) of the Agreement hereinafter referred to and on the following terms:

Quoting Lender:


2.       Person to contact at Quoting Lender:
                                               ------------------------------

3.       Borrowing Date:                                                    (11)
                          ---------------------------------------------------

4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

        ---------- ----------- ------------------- --------- -------------------
        Principal   Interest    [Competitive       [Absolute  Minimum Amount(16)
        Amount(12)  Period(13)  LIBOR Margin(14)]  Rate(15)]
        ---------- ----------- ------------------- --------- -------------------

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Fourth Amendment and Restated Credit Agreement dated as of ________, 2002, among the Borrower, the lenders from time to time party thereto, and Bank One, NA, individually and as Administrative Agent for the lenders (as amended, supplemented or otherwise modified from time to time through the date hereof, the "Agreement"), irrevocably obligates us to make the Competitive Bid Loan(s) for which any

----------

(11) As specified in the related Invitation For Competitive Bid Quotes.
(12) Principal amount bid for each Interest Period may not exceed the principal amount request. Bids must be made for at least $5,000,000 and integral multiples of $1,000,000.
(13) One, two, three or six months or up to 180 days, as specified in the related Invitation For Competitive Bid Quotes.
(14) Competitive LIBOR Margin for the applicable LIBOR Interest Period. Specify percentage (rounded to the nearest 1/100 of 1%)and specify whether "PLUS" or MINUS".
(15) Specify rate of interest per annum (rounded to the nearest 1/100 of 1%).
(16) Specify minimum amount, if any, which the Borrower may accept (see SECTION 2.23(b)(ii)(d)).



                                      J2-1
offer(s) are accepted, in whole or in part. Capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Agreement.


                                     Very truly yours,

                                     [NAME OF LENDER]


                                     By:
                                          --------------------------------------
                                     Title:
                                             -----------------------------------





                                      J2-2

                                    EXHIBIT K

                    AMENDMENT TO FOURTH AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


         This Amendment to the Fourth Amendment and Restated Revolving Credit Agreement (the "Agreement") is made as of _________________________ , ____, by and among Developers Diversified Realty Corporation ("Borrower"), Bank One, NA, individually and as "Administrative Agent," and one or more new or existing "Lenders" shown on the signature pages hereof.

                                 R E C I T A L S

A. Borrower, Administrative Agent and certain other Lenders have entered into a Fourth Amended and Restated Credit Agreement dated as of _________, 2002 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B. Pursuant to the terms of the Credit Agreement, the Lenders initially agreed to provide Borrower with a revolving credit facility in an aggregate principal amount of up to $650,000,000. The Borrower, the Administrative Agent and the Lenders now desire to amend the Credit Agreement in order to, among other things
(i) increase the Aggregate Commitment to $__________________; and (ii) admit [name of new banks] as "Lenders" under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENTS

1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2. From and after _________, ____ (the "Effective Date") (i) [name of new banks] shall be considered as "Lenders" under the Credit Agreement and the Loan Documents, and (ii) [name of existing lenders] shall each be deemed to have increased its Commitment to the amount shown next to their respective signatures on the signature pages of this Amendment, each having a Commitment in the amount shown next to their respective signatures on the signature pages of this Amendment. The Borrower shall, on or before the Effective Date, execute and deliver to each of such new or existing Lenders a new or amended and restated
Note in the amount of such Commitment (and in the case of a new Lender, a Competitive Bid Note as well).

3. From and after the Effective Date, the Aggregate Commitment shall equal __________ Million Dollars ($___,000,000).

4. For purposes of Section 13.1 of the Credit Agreement (Giving Notice), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

5. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Credit Agreement are true and correct as of such and the Borrower has no offsets or claims against any of the Lenders.

6. As expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

7. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:
Print Name:
Title:


Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
Attention:    Scott A. Wolstein
Telephone:    (216) 755-5506
Facsimile:    (216) 755-1506

BANK ONE, NA, Individually and as Administrative Agent

By:
Print Name:
Title:


1 Bank One Plaza
Chicago, Illinois  60670
Phone:  312/732-4000
Facsimile:  312/732-1117
Attention:  Real Estate Finance Department Amount of Commitment:  $

[NAME OF NEW LENDER]

By:
Print Name:
Title:


[Address of New Lender]
Phone:
Facsimile:
Attention:

                                    EXHIBIT L
                                    ---------

                          FORM OF DESIGNATION AGREEMENT
                          -----------------------------


                      Dated                           ,
                            --------------------------  ------


         Reference is made to the Fourth Amended and Restated Revolving Credit Agreement dated as of _________, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Developers Diversified Realty Corporation, an Ohio corporation (the "Borrower"), Bank One, NA and the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"), and Bank One, NA, not individually, but as Administrative Agent (the "Administrative Agent") for the Lenders. Terms defined in the Credit Agreement are used herein with the same meaning.

         [NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNATED LENDER] (the "Designee"), the Administrative Agent and the Borrower agree as follows:

         1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans pursuant to Section 2.21 of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Competitive Bid Loan pursuant to such Section 2.21 shall be effective at the time of the funding for such Competitive Bid Loan and not before such time.

         2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by Borrower of any of its obligations under any Loan Documents or any other instrument or document furnished pursuant thereto. (It is acknowledged that the Designor may make representations and warranties of the type described above in other agreements to which the Designor is a party).

         3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in
Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own independent credit analysis and decision to enter into this Designation Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto, and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

         4. The Designee hereby appoints the Designor as the Designee's agent and attorney in fact, and grants to the Designor an irrevocable power of attorney, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on the Designee's behalf all rights to vote and to grant and make approvals, waivers, consents or amendment to or under the Credit Agreement or other Loan Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

         5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent and the Borrower. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent and the Borrower, unless otherwise specified on the signature pages thereto.

         6. The Administrative Agent shall not institute or join any other person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

         7. The Borrower shall not institute or join any other person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

         8. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Designation Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, PROVIDED that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damage, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

         9. Upon such acceptance and recording of this Designation Agreement by the Borrower and the Administrative Agent, as of the Effective Date, the Designee shall be entitled to the benefits of the Credit Agreement with a right to fund and receive payment of the principal and interest on Competitive Bid Loans pursuant to Section 2.21 of the Credit Agreement and otherwise with the same rights and obligations it would have if it were a Participant or Designor thereunder rather than a direct Lender pursuant to this Designation Agreement.

         10. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without reference to the provisions thereof regarding conflicts of law.

         11. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as of delivery of a manually executed counterpart of this Designation Agreement.

         IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date(17) __________, ____, ____

                                               [NAME OF DESIGNOR], as Designor


                                               By:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------

                                               [NAME OF DESIGNATED LENDER],
                                               as Designee


                                               By:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------

Accepted this ____ day of _______, ____

BANK ONE, NA,                                DEVELOPERS DIVERSIFIED REALTY
not individually but as Administrative       CORPORATION

By:                                            By:
   ------------------------------------           ------------------------------
Title:                                         Title:
      ---------------------------------              ---------------------------



----------

(17) This date should be no earlier than five Business Days after the delivery of this Designation Agreement to the Administrative Agent.

                                   SCHEDULE 1
                                   ----------


                                  SUBSIDIARIES
                                  ------------

                  DEVELOPERS DIVERSIFIED REALTY CORPORATION AND
                  ---------------------------------------------
                         LIST OF SUBSIDIARIES/AFFILIATES
                         -------------------------------
                      AND STATES WHERE FORMED AND QUALIFIED
                      -------------------------------------

(NOTE: DDR SUBSIDIARIES THAT ARE MEMBERS OR GENERAL/LIMITED PARTNERS OF AN ENTITY ARE DESIGNATED BY A * NEXT TO THE NAME.)

1. DEVELOPERS DIVERSIFIED REALTY CORPORATION  - Ohio corporation

         STATES WHERE QUALIFIED TO DO BUSINESS:
         -------------------------------------


          1) Arizona                 2) California             3) Colorado               4) Connecticut
          5) Florida                 6) Georgia                7) Indiana                8) Iowa
          9) Kansas                 10) Kentucky              11) Massachusetts         12) Michigan
         13) Minnesota              14) Mississippi           15) Missouri              16) New Hampshire
         17) New Mexico             18) North Carolina        19) North Dakota          20) Oregon
         21) Pennsylvania           22) South Carolina        23) Utah                  24) Vermont
         25) Virginia               26) Idaho

THE FOLLOWING IS A LIST OF SUBSIDIARIES OF DDR:
-----------------------------------------------


2.     AIP/GREENBRIER GP, INC., a Texas corporation
         DDR                                                   100% Sole shareholder

3.     AIP OFFICE FLEX I LLC - Ohio limited liability company (fka DDR Office Flex I LLC-name changed on
         6/21/99.) (DISSOLVED 6/13/01.)

4.     AIP OFFICE FLEX II LLC - Ohio limited liability company (fka DDR Office Flex II LLC-name changed on
         6/21/99.) * American Industrial Properties REIT       100% Sole Member and Manager

5.     AIP OPERATING, L.P., a Delaware limited partnership (TO BE DISSOLVED.)
       * American Industrial Properties REIT                  1.00% (General partner)
       * American Industrial Properties REIT                 99.00% (Limited partner)

6.     AIP/POST OFFICE GP, INC., a Delaware corporation
         DDR                                                   100% Sole shareholder

7.     AIP PROPERTIES #1, L.P., a Delaware limited partnership
       * AIP Tamarac, Inc.                                    1.00% (General partner)
       * American Industrial Properties REIT                 99.00% (Limited partner)

8.     AIP PROPERTIES #3, L.P., a Delaware limited partnership
       * AIP Properties #3 GP, Inc.                           1.00% (General partner)
       * American Industrial Properties REIT                 99.00% (Limited partner)

9.     AIP PROPERTIES #3 GP, INC., a Texas corporation
         DDR                                                   100% Sole shareholder


10.    AIP-SWAG GP, INC., a Texas corporation
         DDR                                                   100% Sole shareholder

11.    AIP-SWAG OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
       * AIP-SWAG GP, Inc.                                 1.00% (General partner)
       * American Industrial Properties REIT              99.00% (Limited partner)

12.    AIP TAMARAC, INC., a Texas corporation
         DDR                                                100% Sole shareholder

13.    AMERICAN INDUSTRIAL PROPERTIES REIT - Texas real estate investment trust
         (MERGED INTO DDR TRANSITORY SUB INC. ON MAY 14, 2001, AS SURVIVING ENTITY.)
         DDR                                                100% Sole shareholder

14.    AMERICAN INDUSTRIAL PROPERTIES REIT, INC., a Maryland corporation
         DDR                                                100% Sole shareholder

15.    ARIZONA CROSSING LIMITED LIABILITY COMPANY (FKA ARROWHEAD CROSSING COMPANY LTD.) - Ohio limited liability company (DISSOLVED 4/7/99. Property transferred to DDRA Community Centers Five, L.P.)

         1) Arizona (under the name of Arrowhead Crossing Company Ltd.)

16.    BANDERA COVENTRY LLC - Ohio limited liability company (Formed 11/13/00.)
         (FKA COVENTRY BANDERA LLC-NAMED CHANGED ON 11/27/00)
       * Coventry Real Estate Partners, Ltd.                100% Sole owner and manager

         1) Texas (Qualified 12/7/00.)

17.    BIG V ASSOCIATES, LTD. - Utah limited partnership  (CANCELED 12/31/99.)

18.    CHELMSFORD ASSOCIATES LLC, a Delaware limited liability company
       * American Industrial Properties REIT                55.84% (Managing member)
           USAA Real Estate Company                         44.16% (Member)

19.    COMMUNITY I LLC - a Delaware limited liability company (SECURITIZED)
       * MZ I Community I LLC                               100% Sole Member and Manager

           1)  California                                      3) Illinois
           2)  Georgia                                         4) Virginia

20.    COMMUNITY CENTERS ONE L.L.C.  - Delaware limited liability company (SECURITIZED)
          * DD Community Centers One, Inc.                    2.00% ownership interest (Managing Member)
          * DD Community Centers


             Investments LLC                                 48.00% (As of 2/29/00.)
          DRA Opportunity Fund                               28.95%
          DD Retail Partners II, L.P.                        10.05%
          DD Retail Partners III, L.P.                        5.50%
          DD Retail Partners IV, L.P.                         5.50%

          1)  California              2)  Colorado            3)  Florida         4)  Georgia
          5)  Illinois                6)  North Carolina      7)  Virginia

21.    COMMUNITY CENTERS TWO L.L.C. - Delaware limited liability company (SECURITIZED)
        *  DD Community Centers Two, Inc.     2.00% ownership interest (Managing Member)
        *   DD Community Centers
          0    Investments LLC               48.00%  (As of 2/29/00.)
          DRA Opportunity Fund               28.95%
          DD Retail Partners II, L.P.        10.05%
          DD Retail Partners III, L.P.        5.50%
          DD Retail Partners IV, L.P.         5.50%

          1)  Georgia                2) Missouri

22.    COMMUNITY CENTERS THREE, L.L.C. - Delaware limited liability company (SECURITIZED)
          DDR                                          2.00% ownership interest  (Managing Member)
        * DD Community Centers
             Investments LLC                                 48.00%  (As of 2/29/00.)
          DRA Opportunity Fund                               28.95%
          DD Retail Partners II, L.P.                        10.05%
          DD Retail Partners III, L.P.                        5.50%
          DD Retail Partners IV, L.P.                         5.50%

          1)  Connecticut       2)  Minnesota (?)       3)  Massachusetts (As of 3/23/01.)

23.    CONTINENTAL SAWMILL LIMITED LIABILITY COMPANY -  Ohio limited liability company
       * DDR Continental LP                                 63.42 % (Member) - VOTING INTEREST IS LESS THAN 50%
         Don M. Casto III                                   16.79 % (Member)
         Frank S. Benson III                                 8.395% (Member
         Estate of Harley C. Schofield (As of 1/17/99)       1.0  % (Member)
         William P. Riggs                                    2.0  % (Member)
         QTIP Trust under the Will of
           Frank S. Benson, Jr.                              8.395% (Member)

24.    CONTINENTAL SAWMILL LIMITED PARTNERSHIP - Ohio limited partnership
       * DDR Continental LP                                    .05% (General partner)
       * Continental Sawmill, Inc.                             .05% (General partner)
       * DDR Continental LP                                 79.512% (Limited partner) - VOTING INTEREST IS LESS THAN 50%
         Nancy Casto Benson, Trustee                         2.722% (Limited partner)


         William P. Riggs                              1.006% (Limited partner)
         Estate of Harley C. Schofield (As of 1/17/99) 0.505% (Limited partner)
         Casto Realty Investments-Dublin
           Village Limited                             7.09 % (Limited partner)
         Columbus Realty Investments, Ltd.             8.165% (Limited partner) (As of 9/30/99)

25.    COON RAPIDS RIVERDALE VILLAGE LLC - Ohio limited liability company
         DLA Ventures LLC                   100% Sole Member  (As of 4/13/00.)

         1) Minnesota

26.    COVENTRY LONG BEACH PLAZA LLC, a Delaware limited liability company
         (Prudential's counsel formed this entity.)  (Formed on December 3, 1998.)

         Retail Value Investment Program Limited Partnership III       100% Managing Member

27.    COVENTRY REAL ESTATE PARTNERS, LTD. (FKA RETAIL VALUE MANAGEMENT LTD.) - Ohio limited liability company

         Class A Units:
         --------------
         DDR                                           79 Units                 79% (Member)
         Peter Henkle                                  15 Units                 15% (Member)
         Loren Henry                                    3 Units                  3% (Member)
         Rob Levinson                                   1 Unit                   1% (Member)
         George Rizk                                    1 Unit                   1% (Member)
         John Turner                                    1 Unit                   1% (Member)

         Class B Units:
       * DD Development Company II, Inc.               79 Units                 79% (Member)
         Peter Henkle                                  15 Units                 15% (Member)
         Loren Henry                                    3 Units                  3% (Member)
         Rob Levinson                                   1 Unit                   1% (Member)
         George Rizk                                    1 Unit                   1% (Member)
         John Turner                                    1 Unit                   1% (Member)

         1) Kansas         2) Missouri      3) Illinois (Qualified 11/22/00.)
         4) North Dakota (Qualified 8/  /01.)

28.    COVENTRY REAL ESTATE PARTNERS II, LTD. - an Ohio limited liability company (formed 9/1/99) (SHELL
         ENTITY.) (Dissolved 11/23/99.)

29.    Coventry Round Rock LLC - an Ohio limited liability company (Formed 12/21/99.)
       *  Coventry Real Estate Partners, Ltd.          100% (Sole Member and Manager)

         1)  Texas (Qualified 1/21/2000.)

30.    DD COMMUNITY CENTERS ONE, INC. - Ohio corporation (SECURITIZED)
         DDR                               100% shareholder


         1)  California             2)  Colorado               3)  Florida              4)  Georgia
         5)  Illinois               6)  North Carolina         7)  Virginia

31.    DD COMMUNITY CENTERS TWO, INC. - Ohio corporation (SECURITIZED)
         DDR                                         100% shareholder
         (Note:  The # designates where this entity owns property.)

         1)  Georgia #              2)  Massachusetts          3)  Missouri #           4)  Tennessee

32.    DD COMMUNITY CENTERS THREE, INC. - Ohio corporation (SECURITIZED)
         DDR                                         100% shareholder

         1)  Massachusetts

33.    DD COMMUNITY CENTERS FIVE INC. - Ohio corporation (SECURITIZED)
         DDR                                         100% shareholder

         1)  Arizona                2)  Minnesota              3)  Oregon               4)  Texas

34.    DD COMMUNITY CENTERS SEVEN, INC. - a Delaware corporation (Formed 10/7/99.)
         DDR                                         100% Shareholder

         1)  Arizona (Qualified 12/29/99.)

35.    DD COMMUNITY CENTERS EIGHT, INC. - a Delaware corporation (Formed 1/18/2000.) (SECURITIZED)
         DDR                                         100% Shareholder

         1)  Arizona (Qualified 2/4/00.)

36.    DD COMMUNITY CENTERS INVESTMENTS LLC - a Delaware limited liability company (Formed 2/7/2000.)
         DDR                                                  37.500% (Managing Member)
         DT Retail Partners 40, L.P.                          11.151% (Member)
         DT Retail Partners 60, L.P.                           3.691% (Member)
         DT Retail Partners 80, L.P.                            .923% (Member)
         DT Retail Partners 70, L.P.                           4.614% (Member)
         DT Retail Partners 20, L.P.                          35.489% (Member)
         DT Retail Partners 50, L.P.                           6.507% (Member)


         Francis X. Tansey                               .050% (Member)
         David Luski                                     .050% (Member)
         Paul McEvoy                                     .025% (Member


37.    DD DEVELOPMENT COMPANY, INC. - an Ohio corporation
         (THIS CORPORATION IS A PARTIALLY-OWNED SUBSIDIARY OF DDR.)

         Class A Voting Common Shares:
         -----------------------------
         Scott Wolstein                               99 shares
         DDR                                           1 share
                                                     ---
                                                     100 shares
         Class B Nonvoting Common Shares:
         --------------------------------
         DDR                                         100 shares

38.    DD DEVELOPMENT COMPANY II, INC. - an Ohio corporation (Formed 1/14/2000.)
         (THIS CORPORATION IS A PARTIALLY-OWNED SUBSIDIARY OF DDR.)

         Class A Voting Common Shares:
         -----------------------------
         Scott Wolstein                               99 shares
         DDR                                           1 share
                                                     ---
                                                     100 shares
         Class B Nonvoting Common Shares:
         --------------------------------
         DDR                                         100 shares

         1)  California (Qualified 12/12/00.)    2)  North Dakota (Qualified 08/  /01.)

39.    DDPD OPP LLC - a Maryland limited liability company (formed 6/29/99)
       * DDRC PDK Hagerstown LLC                     100% Sole Member

40.    DDR BP OPPORTUNITY LLC - Ohio limited liability company
         (DISSOLVED 3/24/99.)

41.    DDR CM, INC. - A CALIFORNIA CORPORATION (Formed 7/25/00.)
         (THIS CORPORATION IS AN AFFILIATE OF DDR--NOT A SUBSIDIARY.)

       * DD Development Company II, Inc.             100% Sole shareholder


42.    DDR CONTINENTAL INC. - Ohio corporation (SECURITIZED)
         DDR                 100% shareholder

43.    DDR CONTINENTAL LP - Ohio limited partnership
       * DDR DownREIT LLC                      83.52% (General partner)
                                          18,870,972  (General partner units) As of 1/15/02.
         Franklin E. Kass                     5.3366% (Limited partner)
         John E. Lucks, Jr.                   5.2122% (Limited partner)
         William Sorren                       0.3571% (Limited partner)
         Larry Lehring                        0.1571% (Limited partner)


         Kass Family Limited Partnership      1.3553% (Limited partner)
         Lucks Family Limited Partnership     4.0577% (Limited partner)

         1)  West Virginia

44.    DDR DB DEVELOPMENT VENTURES LP - Texas limited partnership
       * Retail Value Investment Program IIIA Limited Partnership  1% (General partner)
         DDR                                                      49% (Limited partner)
         David Berndt                                             50% (Limited partner)

45.    DDR DB OPPORTUNITY SUB, INC. - Ohio corporation
         DDR                                         100% shareholder

         1)  Texas

46.    DDR DB OUTLOT LP - a Texas limited partnership (Formed 12/3/99.)
         David Berndt Interests, Inc.                              1% (General partner) (As of 12/3/99.)
       * DD Development Company, Inc.                             50% (Limited partner)
         David Berndt                                             49% (Limited partner)

47.    DDR DB SA PHASE II LP - a Texas limited partnership (Formed 12/14/00.)
         (This entity was formed by David Wolff, counsel for David Berndt.)
       * DDR DB Opportunity Sub Inc.                            1.00% (General partner)
         DD Development Company II, Inc.                       49.00% (Limited partner)
         ERA Partners, Ltd.                                    50.00% (Limited partner)

48.      DDR DB SA VENTURES LP - a Texas limited partnership (Formed 11/10/99.)
       * Retail Value Investment Program IIIC                      1% (General partner)
            Limited Partnership
         DDR                                                      49% (Limited partner)
         ERA Partners, Ltd.                                       50% (Limited partner) (As of 7/17/00.)

49.    DDR DOWNREIT LLC - an Ohio limited liability company (formed 8/17/99)
         DDR                                         37,900,000 Units      76.6875% (Managing Member)
       * DD Development Company, Inc.                   433,333 Units        .8125% (Member)
         Goldman Sachs 1999 Exchange
            Place Fund, L.P.                            300,000 Preferred   9.3750% (Preferred Member)
                                                                     Class K Units
         Goldman Sachs 2000 Exchange
            Place Fund, L.P.                            420,000 Preferred  13.1250% (Preferred Member)
                                                                      Class J Units (As of 5/25/00.)

       * DDR Nassau Pavilion Inc.                    (Managing Member in Illinois only)


          1) Arkansas                2) Florida                3) Georgia                4) Idaho
          5) Illinois                6)  Indiana               7) Kentucky               8) Nevada
          9) North Carolina         10) South Carolina        11) South Dakota          12) Utah
         13) Virginia               14) West Virginia

50.    DDR FAMILY CENTERS I INC. - Ohio corporation
         DDR                                                     100% shareholder

51.    DDR FAMILY CENTERS LP - Delaware limited partnership
         * DDR DownREIT LLC                          72.6762% (General partner) (As of 12/30/99.)
                                               9,656,887.121  (General partner units)
         * DDR DownREIT LLC                          27.3238% (Limited partner) (As of 7/3/00.)
                                                   3,630,668  (Limited partner units)

         1)  Idaho                  2)  Nevada                3)  Utah                  4)  S. Dakota

52.    DDR GG OPPORTUNITY SUB, INC. - Ohio corporation
         (DISSOLVED 7/19/99.)

53.    DDR HENDON NASSAU PARK II LP - Georgia limited partnership (SECURITIZED)
       * DDR Nassau Park II Inc.                       84.74% (General partner)
         Hendon Investments, Inc.                      15.17% (Limited partner)
         Hendon Princeton No. 3., Inc.                   .09% (Limited partner)

         1)  New Jersey

54.    DDR HERMES ASSOCIATES L.C. (FKA DDR VIC II L.C.) - a Utah limited liability company (Formed
         9/3/99. Name changed 12/29/99.) (Currently a  SHELL ENTITY.)
       * DDR Family Centers LP            100% (Sole and Managing Member)

55.    DDR INDEPENDENCE LLC - a Delaware limited liability company
         (Formed 2/04/2002)
       * DDR Realty Company               100% Sole Member

         1)  Missouri

56.    DDR INDUSTRIAL REALTY CORPORATION - Delaware corporation
         (PRIVATE REIT.  DISSOLVED 7/13/99.)

57.    DDR KILDEER INC. - an Illinois corporation (Formed 8/16/00.)
         DDR                                100% Sole shareholder

58.    DDR LIBERTY FAIR, INC. - a Delaware corporation (Formed 11/18/99.) (SECURITIZED)
         DDR                                100%  Shareholder


         1)  Virginia (Qualified 11/22/99.)

59.    DDR LONG BEACH LLC (FKA DDR OLIVERMcMILLAN LONG BEACH LLC), a Delaware limited liability company

       * DDR Urban LP                      100% Sole owner and Manager

         1)  California

60.    DDR MANAGEMENT LLC - a Delaware limited liability company
       (this is an AFFILIATE of DDR not a subsidiary)
       * DDR Urban LP                      100% Sole Member

         1) California

61.    DDR MICHIGAN II LLC - an Ohio limited liability company (Formed 12/11/98.)
         DDR                              99.5% (Manager Member)
       * DD Development Company, Inc.       .5% (Member)

         1)  Michigan

62.    DDR NASSAU PARK II INC. - Ohio corporation (SECURITIZED)
         DDR                               100% shareholder

         1)  Georgia                2)  New Jersey

63.    DDR Nassau Pavilion Associates LP - Georgia limited partnership
       * DDR Nassau Pavilion Inc.        56.55% (General partner)
         DDR                             43.45% (Limited partner)

         1)  New Jersey


64.    DDR NASSAU PAVILION INC. - Ohio corporation
         DDR                               100% shareholder

         1)  Georgia                2)  New Jersey          3) Illinois

65.    DDR OCEANSIDE LLC (FKA DDR OLIVERMcMILLAN OCEANSIDE LLC), a Delaware limited liability company
         DDR                               100% Sole owner and Manager

         1)  California


66.    DDR OFFICE FLEX CORPORATION - Delaware corporation
         DDR                               100% shareholder

         (NOTE: This company was formed in Ohio on 4/28/98 and then merged into American Properties
         Investment Trust whereby it ceased to exist on 8/4/98. On 9/18/98, this company was formed again in Delaware.)

         1) Maryland

67.    DDR OFFICE FLEX LP - Ohio limited partnership
         (Shell Entity)

68.    DDR OHIO OPPORTUNITY LLC - an Ohio limited liability company (formed 8/30/99)
       * DDR DownREIT LLC                  100% Sole owner, member and manager

69.    DDR OHIO OPPORTUNITY II LLC - an Ohio limited liability company (Formed 5/12/00.)
       * DDR DownREIT LLC                  100% Sole Member (As of 5/25/00.)

70.    DDR OHIO OPPORTUNITY III LLC - an Ohio limited liability company (Formed 5/12/00.)
         DDR                               100% Sole Member (As of 1/01/01.)

71.    DDR OLIVERMcMILLAN MANAGEMENT SERVICES, INC. - Delaware corporation
         (DISSOLVED on 3/23/01.)

72.    DDR OPPORTUNITY, INC. - Ohio corporation
         (DISSOLVED 7/19/99.)

73.    DDR P&M ASPEN GROVE LIFESTYLE CENTER PROPERTIES, LLC, a Delaware limited liability company
       (Counsel for Poag & McEwen formed this entity on October 4, 2000, fka Aspen Grove Lifestyle Center
       Properties, LLC.) DDR became a Member on 4/16/01.

         DDR                                             50% Managing Member
         Poag & McEwen Lifestyle Centers-Littleton, LLC  50% Member

         1)  Colorado

74.      DDR/POST OFFICE LIMITED PARTNERSHIP - a Virginia limited partnership
       * AIP/Post Office GP, Inc.                      1.00% (General Partner)
         Galaxy Post Office Associates, L.L.C.         1.00% (Co-General Partner)
       * American Industrial Properties REIT          49.00% (Limited Partner)
         Galaxy Post Office Associates, L.L.C.        49.00% (Limited Partner)

75.    DDR QUEENSWAY LLC - an Ohio limited liability company (Formed 6/21/00.)
         DDR                                            100% Sole Member

         1)  California (Qualified 7/7/00.)


76.    DDR QUEENSWAY CM LLC - an Ohio limited liability company (Formed 6/22/00.)

         (THIS LLC IS AN AFFILIATE OF DDR--NOT A SUBSIDIARY.)

       * DD Development Company II, Inc.                100% Sole Member

         1)  California (Qualified 7/7/00.)

77.    DDR REAL ESTATE SERVICES INC. - a California corporation (Formed 8/31/00.)
         (THIS CORPORATION IS AN AFFILIATE OF DDR--NOT A SUBSIDIARY.)

       * DD Development Company II, Inc.                100% Sole shareholder

         1)   New Mexico (Qualified 10/5/00)         2)  Oregon (Qualified 10/3/00)
         3)   Utah (Qualified 10/3/00)               4)  Washington (Qualified 10/4/00)

78.    DDR REALTY COMPANY (FKA DDR REALTY TRUST, INC.) -  Maryland Real Estate
         Investment Trust
         DDR                                            100% shareholder

         1)  Missouri (Fictitious name filing only.)  2)  Iowa

         ## Note: In the fall of 1998, an effort was made to qualify this company in Illinois since it is the sole member of ORIX Sansone Brentwood L.L.C. ("ORIX") which is an Illinois limited liability company. ORIX only owns property in Missouri, but since it is an Illinois entity, our understanding was the Managing Member had to be qualified to do business in Illinois.
         Unfortunately, Illinois law does not recognize real estate investment trusts and therefore, we were unable to qualify this company in that state.

79.    DDR RENO LLC (FKA DDR OLIVERMcMILLAN RENO LLC), a Delaware limited liability company
         DDR                                            100% Sole owner and Manager

         1)  Nevada

80.    DDR SANSONE DEVELOPMENT VENTURES LLC - Missouri limited liability company
         DDR                                          50.00% (Managing Member as of 8/27/99)
         Anthony F. Sansone, Jr., Trustee             12.50% (Member)
            U/A dtd 10/24/94 F/O/B Anthony
            F. Sansone, Jr.
         James G. Sansone, Trustee under              12.50% (Member)
           the James G. Sansone Revocable
           Living Trust dtd 9/16/91
         Timothy G. Sansone, Trustee under            12.50% (Member)
            the Timothy G. Sansone Revocable
            Living Trust dtd 1/15/97
         Douglas G. Sansone, Trustee under            12.50% (Member)
            the Douglas G. Sansone Revocable
             Living Trust dtd. 8/28/96


81.    DDR SM LLC - a Delaware limited liability company (does not own a Project yet)
       * DD Development Company, Inc.                   100% (sole Member)

82.    DDR/TECH 29 LIMITED PARTNERSHIp, a Maryland limited partnership
       * DDR Office Flex Corporation                   1.00% (General partner)
         DDR                                            .05% (Limited partner)
       * American Industrial Properties REIT          88.50% (Limited partner)
         Third Party (Unknown name)                   10.00% (Limited partner)

83.    DDR TINTON FALLS, LLC, an Ohio limited liability company (Formed 1/09/2002)
         DDR                                             50% (Managing member)
       * DD Development Company, Inc.                    50% (Member)

         1) New Jersey

84.    DDR TRANSITORY SUB, INC. - a Texas corporation (Formed 8/25/00.)
         (MERGED INTO AMERICAN INDUSTRIAL PROPERTIES REIT ON MAY 14, 2001.)
         DDR                                   9,999 Shares of Common Stock issued 2/12/01
         Scott A. Wolstein                         1  Share of Common Stock issued 4/13/01

85.    DDR URBAN, INC. (FKA DDR OLIVERMcMILLAN INC.) - Delaware corporation
         (Name changed as of 2/9/2001.) (THIS IS AN AFFILIATE OF DDR-NOT A SUBSIDIARY.)

         Class A Voting Common Stock:
         ----------------------------
         DD Development Company II, Inc.                 100 Shares (As of 2/01/00.)

         Class B Nonvoting Common Stock:
         -------------------------------
         DD Development Company II, Inc.               1,000 Shares (As of 2/01/00.)

         Series A Preferred Nonvoting Common Stock:
         ------------------------------------------
         (Each employee of DDR and OliverMcMillan Group, LLC had owned 1 share of this stock. All 271 shares are in the process of being redeemed and cancelled. The effective date of the redemption is as of 12/01/00.)

         1)  California

86.    DDR URBAN LP (FKA DDR OLIVERMcMILLAN LP) - Delaware limited partnership
         (Name changed as of 2/9/2001.) (THIS IS AN AFFILIATE OF DDR-NOT A SUBSIDIARY.)


                                      -12-
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
       * DDR Urban, Inc.                            61.6838% (General partner)
         DD Development Company II, Inc.            38.3162% (Limited partner) (As of 12/1/00.)
       * DDR Urban, Inc.                           265 Preferred Units (Preferred limited partner)


         1)  California

87.    DDR UNIVERSITY SQUARE ASSOCIATES L.C. (FKA DDR BIG V ASSOCIATES L.C.) - a Utah limited liability company (Formed 9/3/99.  Name changed 12/29/99.) (Currently a SHELL ENTITY.)
         * DDR Family Centers LP                        100% (Sole and Managing Member)

88.    DDR VAN NESS, INC. - an Ohio corporation (Formed 2/15/2002) (does not own a Project)
         DDR                                            100% Shareholder

         1)  California

89.    DDR/VAN NESS OPERATING COMPANY, L.P. - a Delaware limited partnership
         DDR                                             1 % Limited Partner
       * DDR Van Ness, Inc.                              99% General Partner

         1)  California

90.    DDR VIC I L.C. - a Utah limited liability company (Formed 9/3/99.) (Currently a SHELL ENTITY.) (TO BE
         CANCELED.)
         * DDR Family Centers LP                        100% (Managing Member)

91.    DDR WATERTOWN LLC - an Ohio limited liability company (Formed 1/11/2002)
         DDR                                            100% (Sole member)

         1) South Dakota

92.    DDR WILSHIRE, INC. - an Ohio corporation (Formed 11/29/99.)
         DDR                                            100%  Shareholder

         1)  California (Qualified 1/6/2000.)

93.    DDRA COMMUNITY CENTERS FOUR, L.P. - Texas limited partnership (SECURITIZED)
       * Pedro Community Centers, Inc.                   .5% (General partner)
         DRDI San Antonio LLC                            .5% (General partner)
         DDR                                           34.5% (Limited partner
         DD Investment Partners, L.P.                  64.5% (Limited partner)

94.    DDRA COMMUNITY CENTERS FIVE, L.P. - Delaware limited partnership (SECURITIZED)
       * DD Community Centers Five, Inc.               .250% (General partner)
         GT Retail Corp.                               .250% (General partner)
         DDR                                         49.750% (Limited partner)
         DRA Growth and Income Fund, LLC             24.875% (Limited partner)
         DT CCV, Limited Partnership                 24.875% (Limited partner)


                                      -13-
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
         1)  Arizona           2)  Minnesota            3)  Oregon        4)  Texas

95.    DDRA COMMUNITY CENTERS SIX, L.P. - a Delaware limited partnership
       * DDR Realty Company                           50.00% (General partner)
         DD Clocktower Corp.                            .25% (General partner)
         DD Investment Partners, L.P.                 49.75% (Limited partner)


         1)  Missouri

96.    DDRA COMMUNITY CENTERS SEVEN, L.P. - a Delaware limited partnership (Formed 10/14/99.)
       * DD Community Centers Seven Inc.               .025% (General partner)
         GT Retail II Corp.                            .025% (General partner)
         DDR                                         49.750% (Limited partner)
         DRA Growth and Income Fund, LLC             24.875% (Limited partner)
         DT CCVII, Limited Partnership               24.875% (Limited partner)

         1)  Arizona (Qualified 12/29/99.)

97.    DDRA COMMUNITY CENTERS EIGHT, L.P. - a Delaware limited partnership (Formed 1/31/2000.) (SECURITIZED)
       * DD Community Centers Eight, Inc.                .5% (General partner)
         GG Retail III Corp.                             .5% (General partner)
         DDR                                           49.5% (Limited partner)
         DRA Growth and Income Fund II, LLC            49.5% (Limited partner)

         1)  Arizona (Qualified 2/7/00.)



98.    DDRA KILDEER LLC - a Delaware limited liability company
         G & I III Kildeer LLC                           90% (Managing Member)
       * DDR Kildeer Inc.                                10% (Managing Member)

         1)  Illinois

99.    DDRC GATEWAY LLC - Delaware limited liability company
         DDR                                            100% (sole member)

         1)  Massachusetts

100.   DDRC GREAT NORTHERN LIMITED PARTNERSHIP - Ohio limited partnership
         DDR DownREIT LLC                             97.55% (General partner)   As of 12/30/99.
                                                  2,657,987  (General partner units)
         DD Development Company, Inc.                  2.95% (Limited partner)
                                                     66,616  (Limited partner units)

         Series A Preferred Partnership Units:
         -------------------------------------
         AEW Targeted Securities Fund,      .0%  Interest
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                                      -14-
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
                                                   1,400,000 (Limited partner units)

101.   DDRC MICHIGAN LLC - Ohio limited liability company
         DDR                                                               99.5% (Managing member)
         DD Development Company                                              .5% (Member)

         1) Michigan

102.   DDRC P&M DEER PARK TOWN CENTER LLC - Ohio limited liability company
       * Retail Value Investment Program Limited Partnership IIIB            50% (Managing Member - as of 9/29/00)
         Poag & McEwen Lifestyle Centers--                                   50% (Member)
         Deer Park Town Center, LLC

         1) Illinois

103.   DDRC PDK EASTON LLC--an Ohio limited liability company (Formed 4/13/00.)
         DDR                                                                 50% Managing Member
         PDK-Hagerstown, L.C.                                                50% Member

104.   DDRC PDK HAGERSTOWN LLC - Ohio limited liability company
         Retail Value Investment Program Limited Partnership IVA             50% (Managing member) (As of 3/30/00.)
         PDK-Hagerstown, L.C.                                                50% (Member)

         1)  Maryland

105.   DDRC PDK SALISBURY LLC - Ohio limited liability company
         Phase I:
         -------
         DDR                                                                100% Sole Member

         Phase II:
         --------
         DDR                                                                100% Sole Member

         1)  Maryland

106.   DDRC PDK SALISBURY PHASE III LLC - an Ohio limited liability company (Formed 7/7/00.)
         DDR                                                                 50% (Managing Member)
         PDK-Commons Phase III, L.C.                                         50% (Member)

         1)  Maryland (Qualified 7/20/00.)

107.   DDRC SALEM LLC -  Delaware limited liability company
       * Retail Value Investment Program Limited  Partnership IIA           100% (Managing member) As of 2/26/00.

         1) New Hampshire


                                      -15-
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
108.   DEVELOPERS DIVERSIFIED OF ALABAMA, INC. - Alabama corporation
         DDR                                                                100% shareholder

109.   DEVELOPERS DIVERSIFIED BROADVIEW VILLAGE LP - Ohio limited partnership
         (DISSOLVED 3/24/99.)

110.   DEVELOPERS DIVERSIFIED CENTENNIAL PROMENADE LP - Ohio limited partnership
         DDR                                    1,804,949.80 (General partner units)
         Koelbel Promenade L.L.C.                 126,434.74 (Limited partner units)
         Loftus Developments, L.L.C.                    1    (Limited partner units)
         Centennial Promenade, Ltd.                    10    (Limited partner units)

         1)  Colorado

111.   DEVELOPERS DIVERSIFIED COOK'S CORNER LP - Ohio limited partnership
         DDR                                            0.00% (General partner)
       * DDR DownREIT LLC                              97.85% (General partner)  As of 12/30/99.
                                                     404,984  (General partner units)
         Brunswick Realty Trust and
         Brunswick  Associates Trust,
         jointly                                        2.15% (Limited partner)

         1)  Maine

112.   DEVELOPERS DIVERSIFIED FINANCE CORPORATION - Ohio corporation
         (MERGED INTO DDR DOWNREIT LLC 8/20/99.)

113.   DEVELOPERS DIVERSIFIED OF INDIANA, INC. - Ohio corporation
         DDR                                             100% shareholder

114.   DEVELOPERS DIVERSIFIED LANSING LANDINGS LP - Ohio limited partnership
         (DISSOLVED 3/24/99.)

115.   DEVELOPERS DIVERSIFIED OF MISSISSIPPI, INC. - Ohio corporation
         DDR                                             100% shareholder

         1)  Mississippi

116.   DEVELOPERS DIVERSIFIED OF PENNSYLVANIA, INC. - Ohio corporation
         DDR                                            100% shareholder

         1)  Pennsylvania

117.   DEVELOPERS DIVERSIFIED OF TENNESSEE, INC. - an Ohio corporation (Formed 11/3/99.)
         DDR                                            100% Shareholder

         1) Tennessee (Qualified 11/24/99.)
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                                      -16-
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
118.   DLA VENTURES LLC - an Ohio limited liability company (Formed 2/25/00.  Merged with DLA Ventures
       LP on 4/13/00.  Surviving entity.)
         DDR                                                               25.0% (Managing Member)
         Lubert-Adler Real Estate Fund II, L.P.                            27.3% (Member) (As of 4/13/00.)
         Lubert-Adler Real Estate Parallel Fund II, L.P.                   40.1% (Member)  "       "
         Lubert-Adler Capital Real Estate Fund II, L.P.                     7.6% (Member) "       "

         1)  Minnesota (Qualified 5/3/00.)

119.   DLA VENTURES LP- an Ohio limited partnership (Formed 9/14/99.  Merged into DLA Ventures LLC on 4/13/00.)

120.   DOTRS LIMITED LIABILITY COMPANY - Ohio limited liability company
         DDR                                  $11,525,731.67 Contribution (Managing Member)
         The State Teachers Retirement        $11,525,731.67 Contribution (Member)
           Board Of Ohio

121.   DREXEL WASHINGTON LIMITED LIABILITY COMPANY - Ohio limited liability company
       * DDR Continental LP                                $188,756 (Capital Account)(Member)50%
         Frank S. Benson III                                 41,640       "           "         (Member)  11.03%
         Don M. Casto III                                    83,279       "           "         (Member)  22.06%
         Estate of Harley C. Schofield (As of 1/17/99)        4,455       "           "         (Member)   1.176%
         William P. Riggs                                     8,834       "           "         (Member)   2.352%
         Lucie D. Stark                                       4,455       "           "         (Member)   1.176%
         United Management, Inc.                              4,455       "           "         (Member)   1.176%
         QTIP Trust under the Will of
           Frank S. Benson, Jr.                              41,639       "           "         (Member)  11.03%

122.   DREXEL WASHINGTON LIMITED PARTNERSHIP - Ohio limited partnership (SECURITIZED)
       * DDR Continental Inc.                       .50%  (General partner)
         Drexel Washington, Inc.                    .50%  (General partner)
       * DDR Continental LP                      49.29181 Units (Limited partner)
         Frank S. Benson III                     10.8300  Units (Limited partner)
         Nancy Casto Benson, Trustee of
           the QTIP Trust Under the Will of
           Frank S. Benson, Jr.                  10.8300  Units (Limited partner)
         Don M. Casto III                        21.70400 Units (Limited partner)
         William P. Riggs                         2.53500 Units (Limited partner)
         Estate of Harley C. Schofield            1.26773 Units (Limited partner)
         Lucie D. Stark                           1.26773 Units (Limited partner)
         United Management, Inc.                  1.26773 Units (Limited partner)

123.     EASTCHASE MARKET INC. - Ohio corporation
         (DISSOLVED 7/19/99.)

124.     EASTCHASE MARKET L.P. - Texas limited partnership
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                                      -17-
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
         (CERTIFICATE OF CANCELLATION FILED 12/22/98. Property transferred to DDRA Community Centers Five, L.P.)

125.   EASTON MARKET LIMITED LIABILITY COMPANY - Delaware limited liability company
       * DDR Continental LP                             100% (Sole member)

         1)  Ohio

126.   ENERGY MANAGEMENT STATEGIES, INC. - Delaware corporation (Formed 12/04/2001) (does NOT OWN a
       PROJECT in terms of acting as a guarantor)
         DDR                                            100% Sole shareholder

         1) Ohio

127.   FOOTHILLS TOWNE CENTER II, INC. - Ohio corporation
       DISSOLVED 7/7/99.  Property transferred to DDRA Community Centers Five, L.P.)

128.   FOOTHILLS TOWNE CENTER III, INC. - Ohio corporation
       (DISSOLVED 7/7/99.  Property transferred to DDRA Community Centers Five, L.P.)

129.   FORT UNION ASSOCIATES, L.C. - Utah limited liability company
       * DDR Family Centers LP                         99.5% (Managing member)
       * DDR Family Centers I Inc.                       .5% (Member)

130.   GS BOARDMAN LLC, a Delaware limited liability company  (SECURITIZED)
       (Counsel for Goldman Sachs formed this entity on 4/11/01.)
       * GS DDR LLC                                     100% Managing Member



131.   GS BRENTWOOD LLC, a Delaware limited liability company (SECURITIZED)
       (Counsel for Goldman Sachs formed this entity on 4/11/01.)
       * GS DDR LLC                                     100% Managing Member

132.   GS CENTENNIAL LLC, a Delaware limited liability company (SECURITIZED)
       (Counsel for Goldman Sachs formed this entity on 4/11/01.)
       * GS DDR LLC                                     100% Managing Member

133.   GS DDR LLC, an Ohio limited liability company
       (Counsel for Goldman Sachs formed this entity on 4/11/01.)
       * DDR Realty Company                             100% Managing Member

134.   GS ERIE LLC, a Delaware limited liability company (SECURITIZED)
       (Counsel for Goldman Sachs formed this entity on 4/11/01.)
       * GS DDR LLC                                     100% Managing Member

135.   GS SUNSET LLC, a Delaware limited liability company (SECURITIZED)
       (Counsel for Goldman Sachs formed this entity on 4/11/01.)
       * GS DDR LLC                                     100% Managing Member



                                      -18-
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
136.   HAGERSTOWN DEVELOPMENT LLC - an Ohio limited liability company (Formed 9/8/99.)
         DDR                                                           50% (Member)
         PDK-Hagerstown, L.C.                                          50% (Member)

         1) Maryland

137.   HAGERSTOWN TIF LLC - an Ohio limited liability company (Formed 12/13/99.)
         DDR                                                          50% (Member)
         PDK-Hagerstown, L.C.                                         50% (Member)

138.   HENDON/DDR/BP, LLC - Delaware limited liability company
       * Retail Value Investment Program Limited Partnership I        83.75% (Managing member)
         Hendon Best, LLC                                             16.25% (Member)

         1)  New Jersey        2)  Ohio         3)  North Dakota

139.   HERMES ASSOCIATES - Utah general partnership
       * DDR Family Centers I Inc.                                       .5% (General partner)
       * DDR Family Centers LP                                         99.5% (General partner)

140.   HERMES ASSOCIATES, LTD. - Utah limited partnership
       * DDR Family Centers LP                                         99.5% (General partner)
       * DDR Family Centers I Inc.                                       .5% (Limited partner)

         1)  Idaho             2)  Nevada       3)  South Dakota

141.   HIGHLAND GROVE LIMITED LIABILITY COMPANY - Ohio limited liability company
         DDR                                                             99% (Manager Member)
       * DD Development Company, Inc.                                     1% (Member)

         1)  Indiana

142.   HISTORIC VAN NESS LLC - California limited liability company
       * DDR Van Ness, Inc.                                             0.1% (Managing Member)
         Transamerica Occidental Life
         Insurance Company                                             99.9% (Investor Member)

143.   JEFFERSON COUNTY PLAZA LLC - a Missouri limited liability company
       * DDR Sansone Development Ventures LLC                           100% (Managing Member)

144.   KLA/SM, L.L.C. - a Delaware limited liability company
         DDR                                                           25% (Member)
         Lubert-Adler Real Estate Fund III, L.P.                       74% (Members)
         Lubert-Adler Real Estate Parallel Fund III, L.P.
         SM Klaff Equity, L.P.                             is less than 1% (Member)
         SM Opportunity, LLC                               is less than 1% (Member)


                                      -19-
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
145.   LENNOX TOWN CENTER LIMITED - Ohio limited liability company
       * DDR Continental LP                               50.0000 Units (Member)  50.0%
         Paul G. Lukeman                                  12.5000 Units (Member)  12.5%
         Columbus Realty Investments, Ltd.                37.5000 Units (Member)  37.5%

146.   LIBERTY FAIR VA LP - a Virginia limited partnership (To be formed 11/24 or 11/29/99.)
         (SECURITIZED)
       * DDR Liberty Fair, Inc.                             49.50% (General partner)
         DDR                                                  .50% (General partner)
         The Lester Group, Inc.                             50.00% (Limited partner)

147.   LIBERTY FAIR VA II LP - a Virginia limited partnership (Formed 6/14/00).
         DDR                                                   .5% (General partner)
         DDR                                                 49.5% (Limited partner
         The Lester Group, Inc.                              50.0% (Limited partner)

148.   MACEDONIA COMMONS LTD. - Ohio limited liability company
         (DISSOLVED 3/24/99.)

149.   MAPLE GROVE CROSSING LIMITED LIABILITY COMPANY - Ohio limited liability company
         (DISSOLVED 3/24/99.  Property transferred to DDRA Community Centers Five, L.P.)

150.   MERRIAM TOWN CENTER LTD. - Ohio limited liability company
         DDR                                                 50% (Managing member)
         DD Merriam LP                                       50% (Member)

         1)  Kansas

151.   MZ I COMMUNITY I LLC - a Delaware limited liability company (SECURITIZED)
       * MZ II Community I LLC                              100% Sole Member and Manager

         1) California                                      3) Illinois
         2) Georgia                                         4) Virginia

152.   MZ II COMMUNITY I LLC - a Delaware limited liability company (SECURITIZED)
       * Community Centers One L.L.C.                       100% Sole Member and Manager

         1) California                                      3) Illinois
         2) Georgia                                         4) Virginia

153.   ORIX SANSONE BRENTWOOD L.L.C.  - Illinois limited liability company - (shell entity)(Dissolution
       Pending)

         (Name was suppose to change to Sansone DDRC Brentwood LLC; however, since Illinois law does not recognize real estate investment trusts in that state, we were unable to change the name since
         DDR Realty Company is a REIT and the sole member of this limited liability company.)

       * DDR Realty Company                                 100% (Sole member)


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                                      -20-
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
         1) Missouri

154.   PARCEL J-1B LIMITED PARTNERSHIP, a Virginia limited partnership
       * AIP/Post Office GP, Inc.                            1.00% (General partner)
         Galaxy Post Office Associates, L.L.C.               1.00% (General partner)
       * American Industrial Properties REIT                49.00% (Limited partner)
         Galaxy Post Office Associates, L.L.C.              49.00% (Limited partner)

155.   PEDRO COMMUNITY CENTERS, INC. - Ohio corporation (SECURITIZED)
         DDR                                               100% shareholder

         1)  Texas

156.   PLAINVILLE CONNECTICUT L.L.C. (FKA DDR CONNECTICUT L.L.C.) - an Ohio limited liability company
         DDR                                               100% (Sole Member)

157.   PLAINVILLE DEVELOPMENT L.P. (FKA DDR PLAINVILLE DEVELOPMENT L.P.) - an Ohio limited partnership
       * Retail Value Investment Program Limited Partnership IA         1% (General partner)(As of 2/1/00.)
                                                                       49% (Limited partner)

         Red Oak Associates, L.P.                                       1% (General partner)
                                                                       49% (Limited partner)

         1)  Connecticut

158.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP I - Delaware limited partnership

         Class A Units:
       * Coventry Real Estate Partners, Ltd.                            1% (General partner)
         DDR                                                           99% (Limited partner)

         Class B Units:
       * Coventry Real Estate Partners, Ltd.                            1% (General partner)
       * DD Development Company, Inc.                                  99% (Limited partner)

         1)  North Dakota

159.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP IA, a Delaware limited partnership
       (Prudential's counsel, McCarter & English, formed this entity.)

       * Coventry Real Estate Partners, Ltd.                         1.00% (General partner)
         The Prudential Insurance Company of America                74.25% (Limited partner)
         DDR                                                        24.75% (Limited partner)

160.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP IB, a Delaware limited partnership


                                      -21-
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
       (Prudential's counsel, McCarter & English, formed this entity.) This entity was suppose to be used in a deal with DDRC Gateway LLC but the deal was never consummated so it is a shell entity.

       * Coventry Real Estate Partners, Ltd.                        (General partner)
         The Prudential Insurance Company of America                (Limited partner)
         DDR                                                        (Limited partner)

161.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP II - Delaware limited partnership
       * Coventry Real Estate Partners, Ltd.                1.00% (General partner)
         The Prudential Insurance Company
            of  America, solely on behalf of
            the Prudential Variable Contract
            Account No. 4290                                 74.25% (Limited partner)
         DDR                                                 24.75% (Limited partner)

162.     RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP IIA, a Delaware limited partnership
       (Prudential's counsel, McCarter & English, formed this entity.)



           Class A and Class B Units:
           --------------------------

        * Coventry Real Estate Partners, Ltd.                  1.00% (General partner)
          The Prudential Insurance Company of America         74.25% (Limited partner)
          DDR                                                 24.75% (Limited partner)

163.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP III - Delaware limited partnership
        * Coventry Real Estate Partners, Ltd.                  1.00% (General partner)
          The Prudential Insurance Company
            of  America, solely on behalf of
            Prudential Property Investment
            Separate Account II                               74.25% (Limited partner)
          DDR                                                 24.75% (Limited partner)

164.   RETAIL VALUE INVESTMENT PROGRAM IIIA LIMITED PARTNERSHIP, a Delaware limited partnership
       (Prudential's counsel, McCarter & English, formed this entity.) (Formed December 16, 1999.)

        * Coventry Round Rock LLC                             1.00% (General partner)
          The Prudential Insurance Company of America        74.25% (Limited partner)
          DDR                                                24.75% (Limited partner)

165.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP IIIB, a Delaware limited partnership
       (Prudential's counsel, McCarter & English, formed this entity.) (Formed on March 28, 2000.)

         Class A and B Units:
         --------------------
        * Coventry Real Estate Partners, Ltd.                  1.00% (General partner)


                                      -22-
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
         The Prudential Insurance Company of America          74.25% (Limited partner)
         DDR                                                  24.75% (Limited partner)

166.   RETAIL VALUE INVESTMENT PROGRAM IIIC LIMITED PARTNERSHIP, a Delaware limited partnership
       (Prudential's counsel, McCarter & English, formed this entity.) (Formed November 21, 2000.)

           Class A Units:
           -------------
       * Bandera Coventry LLC                                  1.00% (General partner)
         The Prudential Insurance Company of America          74.25% (Limited partner)
         DDR                                                  24.75% (Limited partner)

           Class B Units:
           -------------
        *  Bandera Coventry LLC                                1.00% (General partner)
           The Prudential Insurance Company of America        74.25% (Limited partner)
        *  DD Development Company II, Inc.                    24.75% (Limited partner)

167.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP IV - Delaware limited partnership
         * Coventry Real Estate Partners, Ltd.                 1.00% (General partner)
         The Prudential Insurance Company
            of  America, solely on behalf of
            the Prudential Variable Contract
            Account entitled the "WCOT
            Account", contained in Group
            Annuity Contract No. GA-9032                      74.25% (Limited partner)
         DDR                                                  24.75% (Limited partner)

168.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP IVA, a Delaware limited partnership
       (Prudential's counsel, McCarter & English, formed this entity.) (Formed October 13, 1999.)

           Class A Units:
           -------------
            Not used.

           Class B Units:
           -------------
        *  Coventry Real Estate Partners, Ltd.                 1.00% (General partner)
           The Prudential Insurance Company of America        74.25% (Limited partner)
        *  DD Development Company II, Inc.                    24.75% (Limited partner)

169.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP V - Delaware limited partnership
       * Coventry Real Estate Partners, Ltd.                   1.00% (General partner)
         The Prudential Insurance Company
           of America, solely on behalf of
           the Prudential Variable Contract
           Account No. GA-8708                                74.25% (Limited partner)
         DDR                                                  24.75% (Limited partner)

170.   RETAIL VALUE INVESTMENT PROGRAM LIMITED PARTNERSHIP VI - Delaware limited partnership
       * Coventry Real Estate Partners, Ltd.                   1.00% (General partner)

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

         The Prudential Insurance Company
           of America, solely on behalf of
           the Prudential Real Estate Investors                74.25% (Limited partner)
       * DD Development Company, Inc.                          24.75% (Limited partner)

         1) Kansas                  2) Missouri

171.   RETAIL VALUE INVESTMENT PROGRAM VII LIMITED LIABILITY COMPANY, a Delaware limited liability company (Formed 12/1/00.)

       * Coventry Real Estate Partners, Ltd.                    1.00% Managing Member
         The Prudential Insurance Company of America, solely
           on behalf of Prudential Property Investment Separate
           Account II                                          79.00% Member
         DDR                                                   20.00% Member

172.   RIVERDALE RETAIL ASSOCIATES L.C. - Utah limited liability company
       * DDR Family Centers LP            99.5% (Managing member)
       * DDR Family Centers I Inc.          .5% (Member)

173.   ROCKY MOUNTAIN REAL ESTATE L.L.C. - Utah limited liability company
         (This entity is a subsidiary of Riverdale Retail Associates L.C.)

         Family Center at Riverdale (Shopping Center Property):
         ------------------------------------------------------
         Riverdale Retail Associates L.C.   67% (Managing member)
         H&P Investments                    33% (Member)

         Family Center at Weber (Shopping Center Property):
         --------------------------------------------------
         Riverdale Retail Associates L.C.   60% (Managing member)
         H&P Investments                    40% (Member)

174.   RVIP III BURNHAM LIMITED PARTNERSHIP - Delaware limited partnership (Formed 8/30/00).
         (CANCELLED 7/12/01.)

175.   RVIP CA/WA/OR PORTFOLIO LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity on December 1, 2000.)

       * Retail Value Investment Program VII Limited Liability Company      100% Managing Member

176.   RVIP OLYMPIAD PLAZA MANAGER LLC, a Delaware limited liability company
        (Prudential's counsel formed this entity on June 25. 2001.)

       * Retail Value Investment Program VII Limited Liability Company      100% Managing Member


177.   RVIP PUENTE HILLS LLC, a Delaware limited liability company (Prudential's counsel formed this entity on
       December 15, 2000.)

       RVIP Puente Hills Manager LLC                                         .1% Member-Manager
       *  Retail Value Investment Program VII Limited Liability Company    99.9% Member

         1)  California

178.   RVIP PUENTE HILLS MANAGER LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity on December 15, 2000.)

       * Retail Value Investment Program VII Limited Liability Company      100% Managing Member
         Mark A. Ferrucci                                                     0% Special Member

         1)  California

179.   RVIP PUGET PARK LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity on January 4, 2001.)

        * Retail Value Investment Program VII Limited Liability Company     100% Managing Member

180.   RVIP RICHMOND LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity on January 8, 2001.)

        * Retail Value Investment Program VII Limited Liability Company     100% Managing Member

181.   RVIP VALLEY CENTRAL LP, a California limited partnership
       (Prudential's counsel formed this entity on January 31, 1997, fka BPP/Valley Central, L.P.)

         RVIP Valley Central Manager LLC                                     .1% General partner
       * Retail Value Investment Program VII Limited Liability Company     98.9% Limited partner
         Mel Riley                                                          1.0% Limited partner

182.   RVIP VALLEY CENTRAL MANAGER LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity on December 15, 2000.)

        * Retail Value Investment Program VII Limited Liability Company     100% Managing Member
          Mark A. Ferrucci                                                    0% Special Member

         2)  California

183.   RVM BRYWOOD LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity.) (Formed on March 11, 1999.)


       Retail Value Investment Program Limited Partnership VI   100% Managing Member


184.   RVM CHEROKEE LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity.) (Formed on March 11, 1999.)

       Retail Value Investment Program Limited Partnership VI   100% Managing Member

185.   RVM DEVONSHIRE LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity.) (Formed on March 11, 1999.)

       Retail Value Investment Program Limited Partnership VI   100% Managing Member

186.   RVM LONG BEACH PLAZA LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity.) (Formed on August 4, 1998.)

       Retail Value Investment Program Limited Partnership III  100% Managing Member

187.   RVM TEN QUIVIRA LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity.) (Formed on March 11, 1999.)

       Retail Value Investment Program Limited Partnership VI   100% Managing Member

188.   RVM TQ PAD LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity.) (Formed on March 11, 1999.)

       Retail Value Investment Program Limited Partnership VI   100% Managing Member

189.   RVM WILLOW CREEK LLC, a Delaware limited liability company
       (Prudential's counsel formed this entity.) (Formed on March 11, 1999.)

       Retail Value Investment Program Limited Partnership VI   100% Managing Member

190.   SANSONE GROUP/DDR LLC - Missouri limited liability company
         Sansone Group, Inc.                             50% (Member)
         DDR                                             50% (Member)

191.   SHOPPERS WORLD COMMUNITY CENTER, L.P. - Delaware limited partnership (SECURITIZED)
       * DD Community Centers Three, Inc.              1.00% (General partner interest)
         SW Opp Sub, Inc.                              1.00% (General partner interest)
         DDR                                           1.00% (Limited partner interest)
       * DD Community Centers
           Investments LLC                            48.00% (Limited partner interest) (As of 2/29/00.)
         DRA Opportunity Fund                         27.95% (Limited partner interest)
         DD Retail Partners II, L.P.                  10.05% (Limited partner interest)
         DD Retail Partners III, L.P.                  5.50% (Limited partner interest)
         DD Retail Partners IV, L.P.                   5.50% (Limited partner interest)


         1)  Massachusetts

192.   SUN CENTER LIMITED - Ohio limited liability company
       * DDR Continental LP                         79.44967 Units - VOTING INTEREST < 50%
         KEF Limited                                20.55033 Units

193.   TANASBOURNE LIMITED LIABILITY COMPANY - Ohio limited liability company
         (DISSOLVED 3/24/99.  Property transferred to DDRA Community Centers Five, L.P.)

194.   TECH CENTER 29 LIMITED PARTNERSHIP, a Maryland limited partnership
       * DDR Office Flex Corporation                   1.00% (General partner)
       * DDR/Tech 29 Limited Partnership              99.00% (Limited partner)

195.   TECH CENTER 29 PHASE II LIMITED PARTNERSHIP, a Maryland limited partnership
       * DDR Office Flex Corporation                   1.00% (General partner)
       * DDR/Tech 29 Limited Partnership              99.00% (Limited partner)

196.   TECH CENTER DEVELOPMENT ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership
       * DDR Office Flex Corporation                   1.00% (General partner)
       * DDR/Tech 29 Limited Partnership              99.00% (Limited partner)

197.   TFCM ASSOCIATES, LLC - Utah limited liability company
       * DDR Family Centers LP                         99.5% (Managing member)
       * DDR Family Centers I Inc.                       .5% (Member)

         1)  To be qualified in Idaho.

198.   TFCML, INC., an Idaho corporation (Formed 7/6/98.)

       DD Development Company II, Inc.               1 share

         (Note: This company was originally part of the Hermes Group and its only asset is a liquor license purchase agreement. The shareholder at the time of formation was David B. Coates and he owned one share of Common Stock without par value. The company has authorized 100,000 shares of
         Common Stock without par value. Mr. Coates has not responded to executing a Stock Power to transfer his one share to DD Development Company II, Inc. This company was administratively dissolved by the Idaho Secretary February 17, 2000.)

199.   THE PLAZA AT SUNSET HILLS, L.L.C. -  Missouri limited liability company - (shell entity) (Dissolution Pending)
       * DDR Realty Company                             100% (Sole member)

200.   THE SHOPPES AT SUNSET HILLS, L.L.C. - Missouri limited liability company - (shell entity) (Dissolution Pending)
       * DDR Realty Company                             100% (Sole member)


201.   TOWN CENTER PLAZA, L.L.C. - a Delaware limited liability company
         DDR                                             50% (Managing Member)
         Specialty Town Center Company,                  50% (Member)
           L.L.C.

         1)  Kansas

202.   UNIVERSITY SQUARE ASSOCIATES, LTD. - Utah limited partnership.
       * DDR Family Centers LP                         99.5% (General partner)
       * DDR Family Centers I Inc.                       .5% (Limited partner)

203.   USAA INCOME PROPERTIES IV TRUST, a trust organized and existing under a Declaration of Trust dated 9/30/87 as filed in
       Middlesex County (Northern District), Registry District of the Land Court, Massachusetts.
       * American Industrial Properties REIT, Inc., Trustee
       * Chelmsford Associates, LLC is the beneficiary of the Trust

204.   VFP INVESTMENTS, LLC - a Nevada limited liability company (Dissolved Jan. 2002).
       * DDR DownREIT LLC                               100% Sole Member (As of 1/1/01.)

205.   VIDALAKIS INVESTMENT COMPANY, LTD. - Utah limited partnership (CANCELED 12/31/99.)

206.   VIDALAKIS INVESTMENT COMPANY II, LTD. - Utah limited partnership (CANCELED 12/31/99

                                   SCHEDULE 2
                                   ----------

                             INDEBTEDNESS AND LIENS
                             ----------------------
                          (SEE SECTIONS 5.13 AND 6.16)

                                                                                                           March 31, 2002
      Indebtedness               Indebtedness                            Property                       Maturity and Amount
      Incurred By                  Owed To                              Encumbered                        Of Indebtedness
      -----------                  -------                              ----------                        ---------------
          DDRC          Massachusetts Mutual Life       Bayonet Point, FL                                08/06            5,327
          DDRC          Goldman Sachs                   Erie, PA                                          4/11          156,000
                                                        Boardman, OH
                                                        St. Louis, MO (Sunset)
                                                        St. Louis, MO (Brentwood)
                                                        Denver, CO (Centennial)

          DDRC          Conning Asset Management Co.    Cedar Rapid, IA                                  01/20           10,796
          DDRC          The Prudential Insurance Co.    St. Louis, MO  (Olympic)                         08/07            4,307
          DDRC          Triad Mortgage & Realty         St. Louis, MO  (Gravois)                         07/12            2,491
                        Funding
          DDRC          Northland Financial Co.         St. Louis, MO  (Keller)                          01/10            2,240
          DDRC          Principal Financial Group       St. Louis, MO  (Home Qtrs)                       01/15            3,161
          DDRC          Wells Fargo                     Independence, MO                                 08/02           27,500
          DDRC          Laureate Realty                 Mt. Pleasant, SC                                 04/03            6,077
          DDRC          Hartger & Willard Mortgage      Sault Ste. Marie, MI                             05/07            4,820
                        Assocs.
          DDRC          Aegon USA Realty Advisors       Detroit, MI                                      04/09           10,092
          DDRC          SunAmerica Life Insurance Co.   Logan, UT                                        06/12              851
          DDRC          Bank One                        Riverdale, UT  (North)                           10/20            9,585
          DDRC          First  Trust National           Salt Lake City, UT                               08/04              946
                        Association
          DDRC          Southtrust Bank NA              Cool Springs, TN                                 02/25           16,071
          DDRC          Massachusetts Mutual Life       Berlin, VT                                       08/07            4,940
          DDRC          First Trust National            Brainerd, MN (Kmart Only)                        02/05              448
                        Association
          DDRC          Midland Loan Services LID       Spring Hill, FL                                  09/19            5,703
          DDRC          Massachusetts Mutual Life       West Pasco, FL                                   02/12            4,784
          DDRC          Amresco Management, Inc.        Princeton, NJ                                    03/27           26,888
          DDRC          American Express Financial      Bellefontaine, OH                                12/16            2,799
                        Corp.
          DDRC          W. Lyman Case & Company         Dublin, OH                                       09/06           10,092
          DDRC          The Manufacturer's Life         Grove City, OH                                   07/02            7,432
                        Insurance Co.
          DDRC          Armstrong Mortgage Company      Pataskala, OH                                    07/02              614
          DDRC          W. Lyman Case & Company         Pickerington, OH                                 12/06            4,815


          DDRC          Aegon Mgt.                      Dallas, TX (Beltline)                            12/03            1,594
          DDRC          Aegon Mgt.                      Houston, TX (Commerce Pk)                        12/03            1,887
          DDRC          Aegon Mgt.                      Irving, TX (Gateway)                             12/03            2,561
          DDRC          Aegon Mgt.                      Arlington, TX (Meridian)                         12/03            1,044
          DDRC          Aegon Mgt.                      Dallas, TX (Northgate)                           12/03            4,649
          DDRC          Aegon Mgt.                      Houston, TX (Plaza SW)                           12/03            3,032
          DDRC          Aegon Mgt.                      Houston, TX  (Westchase)                         12/03            1,193
          DDRC          PRU Mgt.                        Dallas, TX (Carpenter)                           12/03           29,161
                                                        Carrier Place
                                                        Commerce Center
                                                        DFW IV
                                                        Northgate III
                                                        Parkway
                                                        Shady Trail
                                                        Valwood II
                                                        Valley View

          DDRC          Bank One                        Cheasapeake, VA (Tech)                           12/03            3,996
          DDRC          Column Financial                Silver Springs, MD (Tech 29-1)                   12/03            7,255
          DDRC          MFG Life                        Silver Springs, MD (Tech 29-2)                   12/03            3,685
          DDRC          Amresco Mgt.                    Silver Springs, MD (Tech 29-3)                   12/03            4,233
          DDRC          National City Bank              Toledo, OH                                       12/02           23,000
          DDRC          National City Bank              Meridian, ID                                     09/03           30,623
          DDRC          Southtrust Bank                 Princeton, NJ                                    08/02           30,788
          DDRC          National City Bank              Everett, MA                                      12/02           30,583

   Plainville CT LLC    Bank of America                 Plainville, CT (RVIP IA)                         06/02           32,300
   DDR Long Beach LLC   City Bank                       Long Beach, CA (RVIP III)                        01/04           10,841
   DDR DB Development   Bank One                        Round Rock, TX (RVIP IIIA)                       01/03           55,220
      Ventures LP
   DRC P&M Deer Park    Mellon Bank & Bank One          Deer Park, IL (RIVP IIIB)                        07/02           46,735
    Town Center LLC
   DDR DB SA Ventures   Compass Bank                    San Antonio, TX  - Bandera Point                 12/02           32,438
           LP                                           (RVIP IIIC)

       Hagerstown       Bank One                        Hagerstown, MD (RVIP IVA)                        01/03           34,000
    Development LLC

        RVIP VI
  RVM Ten Quivira LLC   Northland Marquette Capital     Shawnee, KS                                      10/07            6,857
                        Group
     RVM TQ Pad LLC     Northland Marquette Capital     Shawnee, KS                                      10/07              987
                        Group
    RVM Cherokee LLC    Northland Marquette Capital     Overland Park, KS                                11/07            3,169
                        Group
   RVM Devonshire LLC   Northland Marquette Capital     Olathe, KS                                       10/07            2,198
                        Group


  RVM Willowcreek LLC   Triad Mgt.                      Kansas City, MO                                  09/05            1,304
    RVM Brywood LLC     Northland Marquette Capital     Kansas City, MO                                  10/07            5,852
                        Group

      RVIP VII LLC
   BPP/Valley Central   LaSalle Bank                    Lancaster, CA                                    03/22           23,601
           LP
  RVIP Cameron Park LP  Midland Loan                    Cameron Park, CA                                 03/04            9,000
   RVIP Puente Hills    LaSalle Bank                    City of Industry, CA                             03/22           30,766
          LLC
   RVIP Richmond LLC    NorthMarq Capital               Richmond, CA                                     01/20            6,472
  RVIP Puget Park LLC   Norris, Beggs & Simpson         Everett, WA                                      07/07            2,305
     RVIP CA/WA/OR      Midland Loan                    Pleasant Hill, CA                                03/04           63,000
     Portfolio LLC                                      Fullerton, CA
                                                        Bellingham, WA
                                                        San Ysidro, CA
  RVIP Olympiad Plaza   Prudential Financial            Mission Viejo, CA                                10/07            5,767
           LP

   COMMUNITY CENTERS
    Community I, LLC    Wells Fargo Bank                Fairfax, VA                                      03/04          175,000
                                                        Marietta, GA
                                                        San Diego, CA
                                                        Schamburg, IL
          CC I          Metropolitan Life Ins Co        Denver, CO                                       03/05          164,500
         CC II          Metropolitan Life Ins Co        Atlanta, GA

     Shoppers World     Metropolitan Life Ins Co        Framingham, MA
  Community Center LP

     DDRA Community     First Union Bank                San Antonio, TX - Plaza del Norte                11/02           27,439
    Centers Four, LP

     DDRA Community     First Union Bank                Phoenix, AZ                                      10/05          156,000
    Centers Five, LP                                    Maple Grove, MN
                                                        Eagan, MN
                                                        Portland, OR
                                                        Ft. Worth, TX

     DDRA Community     Northmarq Capital               St. Louis, MO - Clocktower                       04/10           12,837
    Centers Six, LP
     DDRA Community     Conning Asset Mgt Co            Ahwatukee, AZ - Phase IV                         01/05           10,000
   Centers Seven, LP

     DDRA Community     Bank of America                 Deer Valley, AZ                                  09/10           17,994
   Centers Eight, LP


  Merriam Town Center   Mellon Bank NA                  Merriam, KS                                      04/03           24,455
          Ltd.                                                                                           02/16            9,475
   Lennox Town Center   Nationwide Life Ins. Co         Columbus, OH (Lennox)                            07/22           19,762
        Limited
   Sun Center Limited   Principal Capital Mgt           Columbus, OH (Sun Center)                        05/07            6,083
                        Fifth Third Real Estate                                                          04/11           15,938
  Continental Sawmill   MetLife                         Columbus, OH (Washington Park)                   05/16           19,805
           LP
  Drexel Washington LP  Beal Bank                       Dayton, OH                                       01/08           14,100
   Liberty Fair VA LP   Midland Loan Services           Martinsville, VA                                 12/09           20,326
       DOTRS LLC        National City Bank              Macedonia, OH                                    09/06           11,811
       DOTRS LLC        Firstar Bank                    Canton, OH (Phase I)                             09/02            9,927
   Town Center Plaza    Collateral Mgt                  Leawood, KS                                      07/09           54,117
          LLC
   DDRC PDK Salisbury   GMAC                            Salisbury, MD (Phase III)                        04/06            1,886
     Phase III LLC
      Coon Rapids       National City Bank              Coon Rapids, MN (Outer Quadrant)                 12/03           21,000
   Riverdale Village
          LLC
     Littleton, CO      Firstar Bank NA                 Littleton, CO                                    05/03           34,703

   Hendon/DDR/BP, LLC   SouthTrust                      Eatontown, NJ                                    08/04           10,480
                                                        Grand Forks, ND                                                     855
                                                        North Olmstead, OH                                                1,289

     DDRC Salem LLC     Bank One                        Salem, NH                                        03/02           16,732

                                   SCHEDULE 3
                                   ----------

                               LITIGATION MATTERS
                               ------------------
                                (See Section 5.6)


1. Regal Cinemas V. W&M PROPERTIES, et al., in the United States District Court for the Northern District of Ohio, Eastern Division, Case No. 1:98CV1691, and in the United States Court of Appeals for the Sixth Circuit, Case No. 99-4089.

       In September 2001, a U.S. District Court entered a judgment in the amount of $9 million, plus attorney fees, against the Borrower and three other defendants, in connection with a verdict reached in a civil trial regarding a claim filed by Regal Cinemas relating to a property owned by the Borrower. The court awarded $4 million in punitive and $5 million in compensatory damages to the plaintiff. The other defendants include the former Chairman of the Board (who is also a significant shareholder and a director of the Borrower), a former executive of the Borrower and a real estate development partnership (the "Partner-ship") owned by these two individuals. The punitive damages in the amount of $1 million against the former chairman of the board was overturned by the trial court judge in response to a post-trial motion. The Partnership sold the property to the Borrower in 1994. The claim alleged breach of contract and fraud during the lease negotiation process that took place prior to, and after, the Borrower's acquisition of the property.

       Although the Borrower's initial post-trial motion to overturn the verdict was denied, the verdict is subject to appeal. The Borrower believes that it is probable that the verdict will ultimately be reversed, in whole or in substantial part. Although there can be no assurances as to the ultimate outcome, the Borrower does not believe that an adverse final determination, if any, will be material in relation to the Borrower's cash flows, liquidity or financial condition. However, amounts awarded, if any, to the plaintiff upon final resolution of this matter, could adversely affect the Borrower's results of operations in the period it is recorded. Further, a determination has not been made as to the appropriate allocation of the contingent loss, if any, between the defendants.

                                   SCHEDULE 4
                                   ----------

                              ENVIRONMENTAL MATTERS
                              ---------------------
                               (SEE SECTION 5.19)



                                      None.

                                   SCHEDULE 5
                                   ----------

                              INTENTIONALLY DELETED
                              ---------------------

                                   SCHEDULE 6
                                   ----------

                              SUBSIDIARY GUARANTORS

1.       AIP Office Flex II, LLC - an Ohio limited liability company

2.       AIP Properties #1, L.P. - a Delaware limited partnership

3.       AIP Properties #3 GP, Inc. - a Texas corporation

4.       AIP Properties #3, L.P. - a Delaware limited partnership

5.       AIP Tamarac, Inc. - a Texas corporation

6.       AIP/Greenbrier GP, Inc. - a Texas corporation

7.       AIP/Post Office GP, Inc. - a Delaware corporation

8.       AIP-SWAG GP, Inc. - a Texas corporation

9.       AIP-SWAG Operating Partnership, L.P. - a Delaware limited partnership

10.      American Industrial Properties REIT - a Texas real estate investment trust

11.      American Industrial Properties REIT, Inc. - a Maryland corporation

12.      American Industrial Properties REIT, Inc., Trustee for USAA Income Properties IV Trust

13.      Bandera Coventry LLC (fka Coventry Bandera LLC - an Ohio limited liability company

14.      Chelmsford Associates LLC - a Delaware limited liability company

15.      Coventry Real Estate Partners, Ltd.- an Ohio limited liability company

16.      Coventry Round Rock LLC - an Ohio limited liability company

17.      DD Community Centers Seven, Inc. - a Delaware corporation

18.      DDR Continental LP- an Ohio limited partnership

19.      DDR DB Opportunity Sub Inc. - an Ohio corporation

20.      DDR DownREIT LLC - an Ohio limited liability company

21.      DDR Family Centers I Inc. - an Ohio corporation

22.      DDR Family Centers LP- a Delaware limited partnership

23.      DDR Hermes Associates L.C. (fka DDR VIC II L.C.) - a Utah limited liability company

24.      DDR Independence LLC - a Delaware limited liability company

25.      DDR Kildeer Inc. - an Illinois corporation

26.      DDR Michigan II LLC - an Ohio limited liability company

27.      DDR Nassau Pavilion Associates LP - a Georgia limited partnership

28.      DDR Nassau Pavilion Inc.- an Ohio corporation

29.      DDR Oceanside LLC - a Delaware limited liability company

30.      DDR Office Flex Corporation- a Delaware corporation

31.      DDR Office Flex LP - an Ohio limited partnership


32.      DDR Ohio Opportunity II LLC - an Ohio limited liability company

33.      DDR Ohio Opportunity III LLC - an Ohio limited liability company

34.      DDR Ohio Opportunity LLC - an Ohio limited liability company

35.      DDR Queensway LLC - an Ohio limited liability company

36.      DDR Realty Company (fka DDR Realty Trust, Inc.) - a Maryland Real Estate Investment Trust

37.      DDR Reno LLC - a Delaware limited liability company

38.      DDR Tinton Falls LLC - an Ohio limited liability company

39.      DDR University Square Associates L.C. (fka DDR Big V Associates L.C.) - a Utah limited liability company

40.      DDR VIC I L.C. - a Utah limited liability company

41.      DDR Watertown LLC - an Ohio limited liability company

42.      DDR Wilshire, Inc. - an Ohio corporation

43.      DDR/Post Office Limited Partnership - a Virginia limited partnership

44.      DDR/Tech 29 Limited Partnership - a Maryland limited partnership

45.      DDR/Van Ness Operating Company, L.P. - a Delaware limited partnership

46.      DDRC Gateway LLC - a Delaware limited liability company

47.      DDRC Great Northern Limited Partnership - an Ohio limited partnership

48.      DDRC Michigan LLC - an Ohio limited liability company

49.      DDRC PDK Salisbury LLC (Phase I only) - an Ohio limited liability company

50.      Developers Diversified Centennial Promenade LP - an Ohio limited partnership

51.      Developers Diversified Cook's Corner LP - an Ohio limited partnership

52.      Developers Diversified of Alabama, Inc. - an Alabama corporation

53.      Developers Diversified of Indiana, Inc. - an Ohio corporation

54.      Developers Diversified of Mississippi, Inc. - an Ohio corporation

55.      Developers Diversified of Pennsylvania, Inc. - an Ohio  corporation

56.      Developers Diversified of Tennessee, Inc. - an Ohio corporation

57.      Easton Market Limited Liability Company - a Delaware limited liability company

58.      Fort Union Associates, L.C. - a Utah limited liability company

59.      GS DDR LLC - a Delaware limited liability company

60.      Hendon/DDR/BP, LLC - a Delaware limited liability company

61.      Hermes Associates- a Utah general partnership

62.      Hermes Associates, Ltd. - a Utah limited partnership

63.      Highland Grove Limited Liability Company - an Ohio limited liability company

64.      Parcel J-1B Limited Partnership - a Virginia limited partnership


65.      Plainville Connecticut L.L.C. - an Ohio limited liability company

66.      Retail Value Investment Program Limited Partnership I - a Delaware limited partnership

67.      Riverdale Retail Associates, L.C. - a Utah limited liability company

68.      Rocky Mountain Real Estate, L.L.C- a Utah limited liability company

69.      Tech Center 29 Limited Partnership  - a Maryland limited partnership

70.      Tech Center 29 Phase II Limited Partnership - a Maryland limited partnership

71.      Tech Center Development Associates Limited Partnership - a Maryland limited partnership

72.      TFCM Associates, LLC - a Utah limited liability company

73.      University Square Associates, Ltd. - a Utah limited partnership